Exhibit 99.3
Part II
Item 8. Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
EverBank Financial Corp and Subsidiaries
Jacksonville, Florida

We have audited the accompanying consolidated balance sheets of EverBank Financial Corp and subsidiaries (the "Company") as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2013. We also have audited the Company's internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Assessment as to the Effectiveness of Internal Control Over Financial Reporting within Item 9A. Our responsibility is to express an opinion on these financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed by, or under the supervision of, the company's principal executive and principal financial officers, or persons performing similar functions, and effected by the company's board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EverBank Financial Corp and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on the criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ DELOITTE & TOUCHE LLP
Jacksonville, Florida
February 28, 2014 (July 30, 2014 as to the effects of the recasting of segment data and related disclosures presented in Notes 2, 10, 12 and 30)

EverBank Financial Corp and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2013 and 2012
(Dollars in thousands, except per share data)

	2013	2012
Assets
Cash and due from banks	$46,175	$175,400
Interest-bearing deposits in banks	801,603	268,514
Total cash and cash equivalents	847,778	443,914
Investment securities:
Available for sale, at fair value	1,115,627	1,619,878
Held to maturity (fair value of $107,921 and $146,709 as of December 31, 2013 and 2012, respectively)	107,312	143,234
Other investments	128,063	158,172
Total investment securities	1,351,002	1,921,284
Loans held for sale (includes $672,371 and $1,452,236 carried at fair value as of December 31, 2013 and 2012, respectively)	791,382	2,088,046
Loans and leases held for investment:
Loans and leases held for investment, net of unearned income	13,252,724	12,505,089
Allowance for loan and lease losses	(63,690)	(82,102)
Total loans and leases held for investment, net	13,189,034	12,422,987
Equipment under operating leases, net	28,126	50,040
Mortgage servicing rights (MSR), net	506,680	375,859
Deferred income taxes, net	51,375	170,877
Premises and equipment, net	60,733	66,806
Other assets	814,874	703,065
Total Assets	$17,640,984	$18,242,878
Liabilities
Deposits:
Noninterest-bearing	$1,076,631	$1,445,783
Interest-bearing	12,184,709	11,696,605
Total deposits	13,261,340	13,142,388
Other borrowings	2,377,000	3,173,021
Trust preferred securities	103,750	103,750
Accounts payable and accrued liabilities	277,881	372,543
Total Liabilities	16,019,971	16,791,702
Commitments and Contingencies (Note 25)
Shareholders’ Equity
Series A 6.75% Non-Cumulative Perpetual Preferred Stock, $0.01 par value (liquidation preference of $25,000 per share; 10,000,000 shares authorized and 6,000 issued and outstanding at December 31, 2013 and 2012) (Note 16)	150,000	150,000
Common Stock, $0.01 par value (500,000,000 shares authorized at December 31, 2013 and 2012; 122,626,315 and 120,987,955 issued and outstanding at December 31, 2013 and 2012, respectively)	1,226	1,210
Additional paid-in capital	832,351	811,085
Retained earnings	690,051	575,665
Accumulated other comprehensive income (loss) (AOCI), net of benefit for income taxes of $32,224 and $53,193 at December 31, 2013 and 2012, respectively	(52,615)	(86,784)
Total Shareholders’ Equity	1,621,013	1,451,176
Total Liabilities and Shareholders’ Equity	$17,640,984	$18,242,878
See notes to consolidated financial statements.

EverBank Financial Corp and Subsidiaries
Consolidated Statements of Income
For the Years Ended December 31, 2013, 2012 and 2011
(Dollars in thousands, except per share data)

	2013	2012	2011
Interest Income
Interest and fees on loans and leases	$678,962	$574,443	$479,938
Interest and dividends on investment securities	55,072	80,628	106,850
Other interest income	1,663	485	1,432
Total Interest Income	735,697	655,556	588,220
Interest Expense
Deposits	101,752	88,785	97,011
Other borrowings	75,020	52,977	38,899
Total Interest Expense	176,772	141,762	135,910
Net Interest Income	558,925	513,794	452,310
Provision for Loan and Lease Losses	12,038	31,999	49,704
Net Interest Income after Provision for Loan and Lease Losses	546,887	481,795	402,606
Noninterest Income
Loan servicing fee income	188,759	175,264	189,439
Amortization of mortgage servicing rights	(126,803)	(137,433)	(96,022)
Recovery (impairment) of mortgage servicing rights	94,951	(63,508)	(39,456)
Net loan servicing income (loss)	156,907	(25,677)	53,961
Gain on sale of loans	242,412	289,532	73,293
Loan production revenue	35,986	44,658	26,471
Deposit fee income	19,084	21,450	25,966
Other lease income	24,681	33,158	30,924
Other	40,321	6,651	22,488
Total Noninterest Income	519,391	369,772	233,103
Noninterest Expense
Salaries, commissions and other employee benefits expense	441,736	331,756	232,771
Equipment expense	85,920	70,856	49,718
Occupancy expense	35,087	25,581	20,189
General and administrative expense	285,495	307,377	251,517
Total Noninterest Expense	848,238	735,570	554,195
Income before Provision for Income Taxes	218,040	115,997	81,514
Provision for Income Taxes	81,300	41,955	28,785
Net Income	$136,740	$74,042	$52,729
Less: Net Income Allocated to Preferred Stock	(10,125)	(10,724)	(11,218)
Net Income Allocated to Common Shareholders	$126,615	$63,318	$41,511
Basic Earnings Per Common Share	$1.04	$0.61	$0.55
Diluted Earnings Per Common Share	$1.02	$0.60	$0.54
Dividends Declared Per Common Share	$0.10	$0.04	$—
See notes to consolidated financial statements.

EverBank Financial Corp and Subsidiaries
Consolidated Statements of Comprehensive Income
For the Years Ended December 31, 2013, 2012 and 2011
(Dollars in thousands)

	2013	2012	2011
Net Income	$136,740	$74,042	$52,729
Unrealized Gains (Losses) on Debt Securities
Reclassification of unrealized gains to earnings	(4,225)	—	(15,892)
Unrealized gains (losses) due to changes in fair value	(18,304)	58,893	(40,711)
Other-than-temporary impairment (OTTI), net of accretion	923	—	(502)
Tax effect	8,215	(22,327)	21,196
Change in unrealized gains (losses) on debt securities	(13,391)	36,566	(35,909)
Interest Rate Swaps
Net unrealized gains (losses) due to changes in fair value	24,043	(36,503)	(115,571)
Reclassification of net unrealized losses (1)	52,701	11,103	7,515
Tax effect	(29,184)	9,799	41,272
Change in interest rate swaps	47,560	(15,601)	(66,784)
Other Comprehensive Income (Loss)	34,169	20,965	(102,693)
Comprehensive Income (Loss)	$170,909	$95,007	$(49,964)

(1)
Reclassification of net unrealized losses includes $31,036 recorded to other noninterest income for the year ended December 31, 2013. Included in interest expense is $21,665, $11,103 and $7,515 for the years ended December 31, 2013, 2012 and 2011, respectively.

See notes to consolidated financial statements.

EverBank Financial Corp and Subsidiaries
Consolidated Statements of Shareholders' Equity
For the Years Ended December 31, 2013, 2012 and 2011
(Dollars in thousands)

	Shareholders’ Equity
	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss), Net of Tax	Total Equity
Balance, January 1, 2011	$3	$747	$556,001	$461,503	$(5,056)	$1,013,198
Net income	—	—	—	52,729	—	52,729
Other comprehensive loss	—	—	—	—	(102,693)	(102,693)
Issuance of common stock	—	6	1,666	—	—	1,672
Repurchase of common stock	—	(2)	(3,535)	—	—	(3,537)
Share-based grants (including income tax benefits)	—	—	6,524	—	—	6,524
Cash dividends on preferred stock	—	—	—	(228)	—	(228)
Paid-in-kind dividends on Series B Preferred Stock	—	—	591	(591)	—	—
Balance, December 31, 2011	$3	$751	$561,247	$513,413	$(107,749)	$967,665
Net income	—	—	—	74,042	—	74,042
Other comprehensive income	—	—	—	—	20,965	20,965
Conversion of preferred stock	(3)	188	(185)	—	—	—
Issuance of common stock, net of issue costs	—	271	249,054	—	—	249,325
Repurchase of common stock	—	—	(360)	—	—	(360)
Issuance of preferred stock, net of issue costs	150,000	—	(5,675)	—	—	144,325
Share-based grants (including income tax benefits)	—	—	7,004	—	—	7,004
Cash dividends on common stock	—	—	—	(4,744)	—	(4,744)
Cash dividends on preferred stock	—	—	—	(7,046)	—	(7,046)
Balance, December 31, 2012	$150,000	$1,210	$811,085	$575,665	$(86,784)	$1,451,176
Net income	—	—	—	136,740	—	136,740
Other comprehensive income	—	—	—	—	34,169	34,169
Issuance of common stock	—	16	13,025	—	—	13,041
Share-based grants (including income tax benefits)	—	—	8,241	—	—	8,241
Cash dividends on common stock	—	—	—	(12,229)	—	(12,229)
Cash dividends on preferred stock	—	—	—	(10,125)	—	(10,125)
Balance, December 31, 2013	$150,000	$1,226	$832,351	$690,051	$(52,615)	$1,621,013

See notes to consolidated financial statements.

EverBank Financial Corp and Subsidiaries
Consolidated Statements of Cash Flows
For Years Ended December 31, 2013, 2012 and 2011
(Dollars in thousands)

	2013	2012	2011
Operating Activities:
Net income	$136,740	$74,042	$52,729
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of premiums and deferred origination cost	39,625	25,014	13,642
Depreciation and amortization of tangible and intangible assets	39,533	37,556	24,155
Amortization of loss on settlement of interest rate swaps	52,701	11,103	7,515
Amortization and impairment of mortgage servicing rights, net of recoveries	31,852	200,941	135,478
Deferred income taxes (benefit)	98,533	(31,417)	44,160
Provision for loan and lease losses	12,038	31,999	49,704
Loss on other real estate owned (OREO)	6,372	7,962	14,471
Gain on sale of investments, net	(4,225)	—	(15,892)
Gain on extinguishment of debt, net	(49,150)	—	(4,400)
Write down of Tygris indemnification asset	—	—	8,680
Share-based compensation expense	4,779	4,252	3,732
Payments for settlement of forward interest rate swaps	(53,226)	(65,306)	(4,816)
Other operating activities	10,644	1,506	439
Changes in operating assets and liabilities:
Loans held for sale, including proceeds from sales and repayments	785,244	(1,674,185)	(991,814)
Other assets	235,651	282,163	(60,646)
Accounts payable and accrued liabilities	18,181	70,434	26,672
Net cash provided by (used in) operating activities	1,365,292	(1,023,936)	(696,191)
Investing Activities:
Investment securities available for sale:
Purchases	(212,399)	(210,717)	(1,223,649)
Proceeds from sales	159,043	—	676,340
Proceeds from prepayments and maturities	542,980	548,060	654,851
Investment securities held to maturity:
Purchases	(37,982)	(14,917)	(163,872)
Proceeds from prepayments and maturities	68,673	59,654	16,451
Net proceeds from sale of reverse repurchase agreements	—	—	25,000
Purchases of other investments	(107,675)	(145,328)	(32,655)
Proceeds from sales of other investments	137,716	85,533	37,512
Net change in loans and leases held for investment	(1,065,181)	(1,679,579)	(1,335,415)
Cash paid for Warehouse Lending	—	(351,071)	—
Cash paid for Business Property Lending, Inc (BPL), net of cash acquired	—	(2,400,744)	—
Purchases of premises and equipment, including equipment under operating leases	(19,173)	(46,913)	(62,754)
Proceeds related to sale or settlement of other real estate owned	67,326	48,366	45,255
Proceeds from insured foreclosure claims	227,271	98,051	213,512
Purchases of mortgage servicing rights	(74,889)	(4,914)	(4,679)
Other investing activities	25,140	6,776	(3,936)
Net cash used in investing activities	(289,150)	(4,007,743)	(1,158,039)
(Continued)

EverBank Financial Corp and Subsidiaries
Consolidated Statements of Cash Flows
For Years Ended December 31, 2013, 2012 and 2011
(Dollars in thousands)

	2013	2012	2011
Financing Activities:
Net increase in nonmaturity deposits	$579,187	$1,464,991	$544,088
Net increase (decrease) in time deposits	(450,923)	1,408,249	71,825
Net change in repurchase agreements	(142,322)	122,322	—
Increase in short-term Federal Home Loan Bank (FHLB) advances	153,500	130,000	370,500
Proceeds from long-term FHLB advances	400,000	2,036,000	191,858
Repayments of long-term FHLB advances, including early extinguishment	(1,184,427)	(371,928)	(190,240)
Payments for settlement of contingent consideration	(24,000)	—	—
Proceeds from issuance of common stock	13,041	257,827	1,672
Proceeds from issuance of preferred stock, net of issuance cost	—	144,325	—
Principal repayments of long-term debt, including early extinguishment	—	—	(5,620)
Other financing activities	(16,334)	(11,174)	(4,093)
Net cash provided by (used in) financing activities	(672,278)	5,180,612	979,990
Net change in cash and cash equivalents	403,864	148,933	(874,240)
Cash and cash equivalents at beginning of period	443,914	294,981	1,169,221
Cash and cash equivalents at end of period	$847,778	$443,914	$294,981

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) for:
Interest	$175,932	$139,454	$138,080
Income taxes	79,627	34,344	(25,651)
(Concluded)
See Note 1 for disclosures related to supplemental noncash information.
See notes to consolidated financial statements.

EverBank Financial Corp and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except per share data)

1.  Organization and Basis of Presentation
a) Organization — EverBank Financial Corp (the Company) is a savings and loan holding company with two direct operating subsidiaries, EverBank (EB) and EverBank Funding, LLC (EBF). EB is a federally chartered thrift institution with its home office located in Jacksonville, Florida. Its direct banking services are offered nationwide. In addition, EB operates financial centers in Florida and commercial and consumer lending centers across the United States. EB (a) accepts deposits from the general public; (b) originates, purchases, services, sells and securitizes residential real estate mortgage loans, commercial real estate loans and commercial loans and leases; (c) originates consumer and home equity loans; and (d) offers full-service securities brokerage and investment advisory services.
EB’s subsidiaries are:
•AMC Holding, Inc., the parent of CustomerOne Financial Network, Inc.;
•Tygris Commercial Finance Group, Inc. (Tygris), the parent of EverBank Commercial Finance, Inc.;
•EverInsurance, Inc.;
•Elite Lender Services, Inc.;
•EverBank Wealth Management, Inc. (EWM); and
•Business Property Lending, Inc.

On February 14, 2013, the Company formed EverBank Funding, LLC, a Delaware limited liability company, to facilitate the pooling and securitization of mortgage loans for issuance into the secondary market.
On January 31, 2012, as part of a tax-free reorganization, the assets, liabilities and business activities of EWM were transferred to EB.
b) Reincorporation — In September 2010, EverBank Financial Corp, a Florida corporation (EverBank Florida), formed EverBank Financial Corp, a Delaware corporation (EverBank Delaware). Subsequent to its formation, EverBank Delaware held no assets, had no subsidiaries and did not engage in any business or other activities except in connection with its formation. In May 2012, EverBank Delaware completed an initial public offering with its common stock listed on the New York Stock Exchange LLC (NYSE) under the symbol “EVER”. Immediately preceding the consummation of that offering, EverBank Florida merged with and into EverBank Delaware, with EverBank Delaware continuing as the surviving corporation and succeeding to all of the assets, liabilities and business of EverBank Florida. The merger resulted in the following:

•	All of the outstanding shares of common stock of EverBank Florida were converted into approximately 77,994,699 shares of EverBank Delaware common stock;

•	All of the outstanding shares of Series B Preferred Stock of EverBank Florida were converted into 15,964,644 shares of EverBank Delaware common stock;

•	As a result of the reincorporation of EverBank Florida in Delaware, the Company is now governed by the laws of the State of Delaware.
Reincorporation of EverBank Florida in Delaware did not result in any change in the business, management, fiscal year, assets, liabilities or location of the principal facilities of the Company.
c) Basis of Presentation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. The results of operations for acquired companies are included from their respective dates of acquisition.
Accounting principles generally accepted in the United States of America require management to make estimates that affect the reported amounts and disclosures of contingencies in the consolidated financial statements. Estimates by their nature are based on judgment and available information. Material estimates relate to the Company’s allowance for loan and lease losses, loans and leases acquired with evidence of credit deterioration, repurchase obligations, contingent liabilities, and the fair values of investment securities, loans held for sale, MSR and derivative instruments. Because of the inherent uncertainties associated with any estimation process and future changes in market and economic conditions, it is possible that actual results could differ significantly from those estimates.
d) Stock Split — On January 27, 2011, the Company effected a 15 for 1 split of its common stock. Pursuant to Accounting Standards Codification (ASC) 260, Earnings per Share, all share and per share disclosures have been retroactively restated to reflect the stock split.
e) Supplemental Cash Flow Information - Noncash investing and financing activities are presented in the following table for the years ended December 31, 2013, 2012, and 2011:

	2013	2012	2011
Supplemental Schedules of Noncash Investing Activities:
Loans transferred to foreclosure claims	$630,543	$517,543	$233,758
Loans transferred from held for sale to held for investment	810,885	1,953,013	15,788
Loans transferred from held for investment to held for sale	725,610	242,878	780,391
Additions of originated mortgage servicing assets for loans sold	100,426	76,238	56,268

Supplemental Schedules of Noncash Financing Activities:
Conversion of preferred stock	$—	$135,585	$—

f) Reclassification — Certain prior year amounts have been aggregated or disaggregated to conform to the current year presentation. These reclassifications have no effect on previously reported net income (losses) available to common shareholders, income (losses) per common share, or shareholders’ equity.
2. Summary of Significant Accounting Policies
a) Cash and Cash Equivalents—Cash and cash equivalents include cash, amounts due from banks, and interest-bearing deposits in other banks with an original maturity of three months or less.
b) Investment Securities—Investment securities are accounted for according to their purpose and holding period. Investments classified as trading securities are bought and held principally for the purpose of selling them in the near term and are carried at fair value. Unrealized gains or losses on trading securities are recorded in earnings as a component of other noninterest income.
Investment securities for which the Company has the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. Amortization and accretion of purchase premiums and discounts are recognized in interest income using the effective interest method over the expected term of the securities. Interest and dividends are recognized in interest income on an accrual basis.
Securities not classified as held to maturity or trading are considered to be available for sale and are reported at fair value. Unrealized gains and losses on available for sale securities are reported net of applicable taxes as a component of OCI. Gains and losses on the disposition of available for sale securities are recorded on the trade date using the specific identification method and are recognized in other noninterest income. Amortization and accretion of purchase premiums and discounts on debt securities are recognized in interest income using the effective interest method over the expected term of the securities. Interest and dividends are recognized in interest income on an accrual basis.
Management evaluates all investments for OTTI on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. For investments in which the fair value is less than the amortized cost, the Company performs an OTTI analysis to determine whether the impairment is temporary and assesses whether (a) it has the intent to sell the debt security, (b) it is more likely than not that it will be required to sell the debt security before its anticipated recovery, (c) it does not expect to recover the amortized cost basis, or (d) it does not expect to collect all cash flows according to the contractual terms.
The Company’s OTTI policy for investments defines certain triggers that require a present value calculation of expected cash flows. If none of these triggers are met, the Company performs a qualitative analysis to determine if it expects to recover the entire amortized cost basis of the investment.
When certain triggers indicate the likelihood of an OTTI or the qualitative evaluation performed cannot support the expectation of recovering the entire amortized cost basis of an investment, the Company performs a present value cash flow analysis using models that project prepayments, default rates and loss severities on the collateral supporting the security. The Company considers the following factors in determining whether a credit loss exists:
•The period over which the debt security is expected to recover;
•The length of time and extent to which the fair value has been less than the amortized cost basis;

•	The level of credit enhancement provided by the structure which includes, but is not limited to credit subordination positions, overcollateralization and protective triggers;

•
The cause of impairment and changes in the near term prospects of the issuer or underlying collateral of a security, such as changes in default rates, loss severities given default and significant changes in prepayment assumptions;

•	The level of excess cash flows generated from the underlying collateral supporting the principal and interest payments of the debt securities; and
•Any adverse changes to credit conditions of the issuer or the security such as credit downgrades by the rating agencies.
If the Company intends to sell the debt security, or it is more likely than not that it will be required to sell the security before recovery of its remaining amortized cost basis, total OTTI will be recognized in earnings. However, if neither of those conditions exists, the amount of OTTI related to the credit loss is measured at the excess of the amortized cost over the present value of expected cash flows and is recognized with other securities gains and losses in other noninterest income. The amount of impairment related to all other factors is recognized in AOCI.
Subsequent noncredit losses recorded in AOCI attributed to held to maturity investments are accreted to the amortized cost of the investment over the remaining expected life, based on the amount and timing of future estimated cash flows.
For equity securities, declines in the fair value below their cost are deemed to be other than temporary unless the Company has the intent and ability to retain the investment in the issuer for a period of time sufficient to allow recovery in the fair value.
c) Loans Held for Sale—Loans held for sale represent loans originated or acquired by the Company with the intent to sell. The Company has elected the fair value option of accounting under generally accepted accounting principles (U.S. GAAP) for certain residential mortgage loans. Electing to use the fair value option of accounting allows a better offset of the changes in the fair values of the loans and the derivative instruments used to economically hedge them without the burden of complying with the requirements for hedge accounting. These loans are initially recorded and carried at fair value, with changes in fair value recognized in gain on sale of loans. Loan origination fees are recorded when earned, and related costs are recognized when incurred.
The Company has not elected the fair value option for other residential mortgage and other commercial and commercial real estate loans because the Company expects to hold these loans for a short duration. These loans are carried at the lower of cost or fair value. In determining the lower of cost or fair value adjustment on loans held for sale, the Company pools loans based on similar risk characteristics such as loan type and interest rate. Direct loan origination fees and costs are deferred at loan origination or acquisition. These amounts are recognized as income at the time the loan is sold and included in gain on sale of loans. Gains and losses on sale of these loans are recorded in gain on sale of loans.
Loans and leases are transferred from loans and leases held for investment to held for sale when the Company no longer has the intent to hold them for the foreseeable future. Loans and leases are transferred from held for sale to held for investment when the Company determines that it intends to hold these loans and leases for the foreseeable future. Loans and leases are transferred to loans and leases held for investment at the lower of cost or fair value on the date of reclassification with any lower of cost or fair value adjustment recognized as a basis adjustment.
Certain guarantees arise from agreements associated with servicing, securitization and sale of the Company's residential mortgage loans.  Under these agreements, the Company may be obligated to repurchase, or otherwise indemnify or reimburse the investor or insurer for losses incurred, due to material breach of contractual representations and warranties with respect to non-government-sponsored entities (GSE) purchases, or breach of contractual representations and warranties with respect to GSEs.  These guarantees are accounted for in accordance with ASC 460, Guarantees, when the obligation is both probable and reasonably estimable. The guarantee is calculated at the fair value of the guaranty on the date of the loan sale or securitization. The corresponding provision is recognized as a reduction on the net gains on loan sales and securitization, and is reduced by a credit to earnings, as the guarantor is released from risk under the guarantee. The reserve for repurchase obligations is included in accounts payable and accrued liabilities on the consolidated balance sheets with changes to the reserve made through general and administrative expenses.  See Note 6 and Note 25 for further information related to these guarantees.
d) Loans Held for Investment—Loans that the Company has the intent and ability to hold for the foreseeable future are classified as loans held for investment. Loans held for investment are reported at the principal amount outstanding, net of the allowance for loan and lease losses, net of deferred loan fees and costs and any discounts received or premiums paid on purchased loans. Deferred fees, costs, discounts and premiums are amortized over the estimated life of the loan using the effective interest method. Interest income on loans is recognized as earned and is computed using the effective interest method. In certain cases, where the Company can identify a large number of similar loans for which prepayment is both probable and estimable, the Company estimates prepayments in applying the effective interest method. Key assumptions in estimating prepayments include historical prepayment trends and future interest rate expectations. The Company monitors these key assumptions and adjusts the prepayment expectations when appropriate.
Acquired loans are accounted for under ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, when applicable. At acquisition, the Company reviews each loan to determine whether there is evidence of deterioration in credit quality since origination and if it is probable that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The Company considers expected prepayments and estimates the amount and timing of undiscounted expected principal, interest and other cash flows for each loan or pool of loans meeting the criteria above, and determines the excess of the loan’s or pool’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted (non-accretable difference). The remaining amount, representing the excess or deficit of the loan or pool cash flows expected to be collected over the amount paid, is accreted into interest income over the remaining expected life of the loan or pool (accretable yield). The loans are reflected in the consolidated balance sheets net of these amounts.
Periodically, the Company evaluates the expected cash flows for each pool. Prior expected cash flows are compared to current expected cash flows and cash collections to determine if any additional impairment should be recognized. Impairment is recognized through an additional allowance for loan losses if the present value of future cash flows discounted at the effective interest rate of the pool has decreased. The present value of any subsequent increase in the pool’s actual cash flows or cash flows expected to be collected is used first to reverse any existing valuation allowance for that pool. Any remaining increase in cash flows expected to be collected is taken as an increase of the prospective accretable yield and recognized over the estimated remaining life of the pool.
e) Leases Held for Investment—Originated lease financing receivables are recorded as the sum of the future minimum lease payments, initial deferred costs and estimated residual values less unearned income. Our determination of residual value is derived from a variety of sources including equipment valuation services, appraisals, and publicly available market data on recent sales transactions on similar equipment. The length of time until lease termination, the cyclical nature of equipment values and the limited marketplace for re-sale of certain leased assets are important variables considered in making this determination. The Company updates its valuation analysis on an annual basis or more frequently as warranted by events or circumstances. When the Company determines that the fair value of a lease is lower than the expected residual value of the leased asset at lease expiration, the difference is recognized as an asset impairment in the period in which the analysis is completed. Interest income is recognized as earned using the effective interest method. Direct fees and costs associated with the origination of leases are deferred and included in lease financing receivables. The net deferred fees or costs are recognized as an adjustment to interest income over the contractual life of the lease.
Acquired lease financing receivables are recorded as the sum of expected lease payments and estimated residual values less unearned income, which includes purchased lease discounts. Unearned income is recognized based on the expected cash flows using the effective interest method.
f) Allowance for Loan and Lease Losses—The allowance for loan and lease losses represents management’s estimate of probable and reasonably estimable credit losses inherent in loans and leases held for investment as of the balance sheet date. The estimate of the allowance is based on a variety of factors including an evaluation of the loan and lease portfolio, past loss experience, adverse situations that have occurred but are not yet known that may affect the borrower’s ability to repay, the estimated value of underlying collateral, and current economic conditions.
For purposes of determining the allowance for loan and lease losses, the Company has segmented loans in the portfolio by product type. The Company’s loan and lease portfolio includes risk characteristics relevant to each segment such as loan type and guarantees as well as borrower type and geographic location. Loans are segmented into the following portfolio segments: (i) residential mortgages, (ii) commercial and commercial real estate, (iii) lease financing receivables, (iv) home equity lines and (v) consumer and credit card. The Company also further disaggregates these portfolios into classes based on the associated risks within those segments. Residential mortgages are divided into two classes: residential and government insured loans. Commercial and commercial real estate loans are similarly divided into two classes: commercial and commercial real estate. Lease financing receivables, home equity lines, and consumer and credit card are not further segmented.
Residential mortgages, lease financing receivables, home equity lines, and consumer and credit card each have distinguishing borrower needs and differing risks associated with each product type. Commercial and commercial real estate loans are further analyzed for the borrower’s ability to repay and the description of underlying collateral. Significant judgment is used to determine the estimation method that fits the credit risk characteristics of each portfolio segment. The Company uses internally developed models in this process. Management must use judgment in establishing input metrics for the modeling processes. The models and assumptions used to determine the allowance are validated and reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices and end-user controls are appropriate and properly documented.

The foundation for the allowance related to residential mortgages, lease financing receivables, home equity lines, and consumer and credit cards is a review of the applicable portfolios and the performance of those portfolios. The historical performance of each of these portfolios is analyzed by examining the level of charge-offs over a specific period of time. The historical average charge-off level for each portfolio is updated at least quarterly.
Once a residential mortgage is classified as a troubled debt restructuring (TDR), it is also evaluated individually for impairment. These reserves are established based on an estimate of expected losses, which considers all available evidence as required under the applicable authoritative guidance. Interest income is recognized as earned unless the loan is placed on nonaccrual status.
In the Company’s commercial and commercial real estate and certain lease financing receivable portfolios, the loss allowance for all pass-rated loans is determined based upon historical loss experience, current economic conditions, industry and peer performance trends, geographic or borrower concentrations, the current business strategy and credit process, loan underwriting criteria, and other pertinent information.
Management considers a loan to be impaired for classes within commercial and commercial real estate, when based on current information and events, it is determined that it is probable the Company will not be able to collect all amounts due according to the terms of the loan agreement including scheduled interest payments. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), impairment is recognized through an impairment reserve or a charge-off to the allowance. Interest income is recognized as earned unless the loan is placed on nonaccrual status.
Reserves are determined for impaired commercial and commercial real estate loans individually based on management’s evaluation of the borrower’s overall financial condition, resources, and payment record; the prospects for support from any financially responsible guarantors; and the realizable value of any collateral. Reserves are established for these loans based upon an estimate of expected losses for the individual loans deemed to be impaired. This estimate considers all available evidence using one of the methods provided by applicable authoritative guidance. Loans determined to be collateral dependent are measured at the fair value of collateral less disposal costs. Loans for which impaired reserves are provided are excluded from the general reserve calculations described above to prevent duplicate reserves.
The overall allowance estimate based on the above-described methodology may be further adjusted to reflect relevant economic factors and specific market risk components.
Loan and lease portfolios tied to acquisitions made during the year are incorporated into the Company’s allowance process. If the acquisition has an impact on the level of exposure to a particular loan or lease type, industry or geographic market, this increase in exposure is factored into the allowance determination process.
Loans and leases in every portfolio considered to be uncollectible are charged-off against the allowance. The amount and timing of charge-offs on loans and leases includes consideration of the loan or lease type, length of delinquency, insufficiency of collateral value, lien priority and the overall financial condition of the borrower. Recoveries on loans and leases previously charged-off are credited back to the allowance. Loans and leases that have been charged-off against the allowance are periodically monitored to evaluate whether further adjustments to the allowance are necessary.
Loans in the commercial and commercial real estate portfolio are charged-off when:

•	The loan is risk rated “doubtful” or “loss”.

•
The loan or a portion thereof is determined to be uncollectible after considering the borrower’s overall financial condition and collateral deficiency. A loan is considered uncollectible when: (a) the borrower is delinquent in principal or interest 90 days or more; (b) significant improvement in the borrower’s repayment capacity is doubtful; and/or (c) collateral value is insufficient to cover outstanding indebtedness and no other viable assets exist.

•     The Company has agreed, in writing, to accept a deficiency note.
Loans in the residential mortgage and home equity portfolios are charged-off when:

•
The loan or a portion thereof is determined to be uncollectible after considering the borrower’s overall financial condition and collateral deficiency. A loan is considered uncollectible when: (a) the borrower is delinquent in principal or interest 180 days or more; (b) it is probable that collateral value is insufficient to cover outstanding indebtedness and no other viable assets exist; or (c) notification of the borrower’s bankruptcy is received.

•	In cases where the Company is in a subordinate position to other debt, the senior lien holder has foreclosed and extinguished the junior lien.
Leases in the lease financing receivables portfolio are charged-off when the lease becomes 150 days delinquent.
Credit card receivables are charged-off when the balance becomes 90 days delinquent.
Other consumer loans are evaluated on a case by case basis, and are generally charged-off when the balance becomes 120 days delinquent.
Based on facts and circumstances available, management believes that the allowance for loan and lease losses is adequate to cover any probable losses in the Company’s loan and lease portfolio. However, future adjustments to the allowance may be necessary, and the Company’s results of operations could be adversely affected if circumstances differ substantially from the assumptions used by management in determining the allowance for loan and lease losses.
g) Reserve for Unfunded Lending Commitments—In addition to the allowance for loan and lease losses, the Company also estimates probable losses related to unfunded lending commitments, such as letters of credit and financial guarantees, excluding commitments measured at fair value. Unfunded lending commitments are subject to the same assessment as funded loans, except utilization assumptions are considered. The reserve for unfunded lending commitments is included in accounts payable and accrued liabilities on the consolidated balance sheets with changes to the reserve made through general and administrative expenses.

h) Asset Quality—Written underwriting standards established by the Senior Credit Committee and management govern the lending activities of the Company. Established loan and lease origination procedures require appropriate documentation including borrower financial data and credit reports. For loans secured by real property, the Company generally requires property appraisals, title insurance or a title opinion, hazard insurance and flood insurance, where appropriate. Loan payment performance is monitored and late charges are assessed on past due accounts. Legal proceedings are instituted, as necessary, to minimize loss. Commercial and residential loans of the Company are periodically reviewed through a loan review process. All other loans are also subject to loan review through a periodic sampling process.
The Company uses an asset risk classification system consistent with guidelines established by the Office of the Comptroller of the Currency (OCC) as part of its efforts to monitor asset quality. In connection with examinations of insured institutions, both federal and state examiners also have the authority to identify problem assets and, if appropriate, classify them. There are five credit quality indicators for commercial and commercial real estate loans:

•	Pass—These loans represent an acceptable risk for the Company. The loans may represent loans that are secured with cash or other guarantees or that may have a decline in earnings.

•
Special mention—These loans represent an increased risk to the Company. The loans exhibit potential credit weaknesses or downward trends. While potentially weak, the loans are currently marginally acceptable, and no loss of principal or interest is expected.

•	Substandard—These loans have one or more weaknesses and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

•
Doubtful—These loans have the weaknesses of substandard loans with the additional characteristic that the weaknesses make collection or liquidation in full questionable and there is a high probability of loss based on existing facts, conditions and values.

•	Loss—These loans are considered uncollectible and of such little value that continued recognition as a loan is not warranted.
There are two credit quality indicators for residential mortgages, lease financing receivables, home equity lines, and consumer and credit card loans:

•	Performing—No significant change in the collection of payments from the borrower.

•	Non-performing—Loans that are 90 days past due or on nonaccrual and are not accounted for under ASC 310-30.
Commercial loans with adverse classifications are reviewed by the Commercial Credit Committee of the Senior Credit Committee on a periodic basis.
The Company reports loans that are less than one month past due as current and loans that are less than 3 months past due as 30-89 days past due. For those loans that are 3 months or more past due, the Company reports these loans as 90 days or greater.
Loans and leases are placed on nonaccrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual, which is generally when the loan or lease becomes 90 days past due, with the exception of government-insured loans. Accordingly, when a loan or lease is placed on nonaccrual status, previously accrued but unpaid interest is reversed from interest income, and both the accrual of interest income and the amortization of unamortized deferred fees, costs, discounts and premiums are suspended. Payments received are applied to the principal balance of the loan or lease. When a client demonstrates a period of performance under the terms of the loan or lease, interest accruals and amortization of deferred fees, costs, discounts and premiums are resumed and suspended interest is recognized.
Real estate acquired by the Company as a result of foreclosure or by deed-in-lieu of foreclosure is classified as OREO until sold, and is carried at the balance of the loan at the time of foreclosure or at estimated fair value less estimated costs to sell, whichever is less. See Note 11 for additional information.
Under ASC 310-40, Troubled Debt Restructuring by Creditors, the Company is required to account for certain loan modifications or restructurings as troubled debt restructurings. In general, the modification or restructuring of a debt constitutes a TDR if the Company for economic or legal reasons related to the borrower’s financial difficulties grants a more than insignificant concession to the borrower that the Company would not otherwise consider under current market conditions. Such modifications could involve forgiving or forbearing a portion of interest or principal on any loans or making loans at a rate that is less than that of market rates. In such cases the amount of the forgiveness is charged off.
Debt restructurings or loan modifications for a borrower do not necessarily constitute TDRs and TDRs do not necessarily result in nonaccrual loans. Loans restructured at a rate equal to or greater than that of a new loan with comparable risk at the time the contract is modified are not considered to be impaired loans in calendar years subsequent to the restructuring. The Company may modify certain loans to retain clients or to maximize collection of the loan balance. The Company has maintained several programs designed to assist borrowers by extending payment dates or reducing the borrower’s contractual payments. All loan modifications are made on a case by case basis.
The initial and ongoing decision regarding accrual status is a separate and distinct process from the TDR analysis and determination. If the borrower has demonstrated performance under the previous terms and shows the capacity to continue to perform under restructured terms, accrual status is maintained provided the restructuring is supported by a current, well documented credit assessment of the borrower’s financial condition and prospects for repayment under the revised terms. This evaluation includes consideration of the borrower’s sustained historical repayment performance for the six-month period prior to the date of the restructuring. If the borrower was materially delinquent on payments prior to the restructure, but shows the potential capacity to meet the restructured terms, the loan would continue to be kept on nonaccrual status until the borrower has demonstrated performance according to the terms of the restructuring agreement for a period generally of at least six months.
Acquired loans that follow ASC 310-30 are excluded from being classified as nonaccrual when the Company can reasonably estimate cash flows.
i) Equipment under operating leases, net—Equipment under operating leases is carried at amortized cost. Equipment under operating leases is depreciated on a straight-line basis to its estimated residual value over the lease term. Our determination of residual value is derived from a variety of sources including equipment valuation services, appraisals, and publicly available market data on recent sales transactions on similar equipment. The length of time until lease termination, the cyclical nature of equipment values and the limited marketplace for re-sale of certain leased assets are important variables considered in making this determination. The Company updates its valuation analysis on an annual basis or more frequently as warranted by events or circumstances.
The Company reviews equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of an asset is considered not to be recoverable when its carrying amount exceeds the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal. If it is determined that the carrying amount of the asset is not recoverable, an impairment loss is recognized equal to the amount by which the carrying amount for an asset exceeds its fair market value.
j) Mortgage Servicing Rights—MSR are acquired through bulk purchases of MSR or by selling purchased or originated mortgage loans and agency mortgage-backed securities (MBS) with servicing rights retained. Originated mortgage servicing rights are recognized based on the fair values of the mortgage loans or securities and the related servicing rights at the date of sale using values derived from an internal model. MSR are amortized in proportion to, and over the estimated life of the projected net servicing revenue and are periodically evaluated for impairment.
The Company identifies classes of servicing rights based upon the nature of the underlying assumptions used to estimate the fair value of the asset along with the risks associated with the underlying asset. Based upon these criteria, the Company has identified two classes of MSR: residential and commercial.
The Company stratifies its MSR based on the predominant risk characteristics of the underlying financial assets, including product type and interest rate coupon. The effect of changes in market interest rates on estimated rates of loan prepayment is the predominant risk characteristic of the MSR. Impairment is recognized through a valuation allowance for each stratum. The valuation allowance is adjusted to reflect the amount, if any, by which the cost basis of the MSR for a given stratum exceeds its fair value. Any fair value in excess of the cost basis for a given stratum is not recognized. The Company recognizes a direct write-down when the recoverability of the valuation allowance is determined to be unrecoverable.
Because quoted market prices from active markets are not readily available, a present value cash flow model is used to estimate the fair value of MSR. The key assumptions used in the MSR valuation model are the anticipated rate of loan prepayments and discount rates. Other assumptions such as costs to service the underlying loans, foreclosure costs, ancillary income, and float rates are also used in determining the value of the MSR. All of the assumptions are based on standards used by market participants in valuing MSR and are reviewed and approved by management on a quarterly basis. In addition, third-party appraisals of fair value are obtained at least quarterly to confirm the reasonableness of values generated by the valuation model.
Loan servicing fee income represents income earned for servicing mortgage loans owned by investors. It includes mortgage servicing fees and other ancillary servicing income, net of guaranty fees and subservicing costs paid to third parties. Servicing fees are generally calculated on the outstanding principal balances of the loans serviced and are recorded as income when earned.
k) Premises and Equipment—Computer hardware and software, furniture, equipment, buildings and leasehold improvements are carried at amortized cost. Depreciation is computed using the straight-line method over the estimated useful lives of hardware, software, furniture, equipment and buildings ranging from 3 to 40 years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the period the Company expects to occupy the leased space. The Company reviews premises and equipment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The carrying amount of an asset is considered not to be recoverable when its carrying amount exceeds the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal. If it is determined that the carrying amount of the asset is not recoverable, an impairment loss is recognized equal to the amount by which the carrying amount for an asset exceeds its fair market value.
l) Goodwill and Intangible Assets—Goodwill, core deposit premiums and other intangible assets are included in other assets in the consolidated balance sheets.
Goodwill is not amortized but is evaluated for potential impairment on an annual basis or when events or circumstances indicate a potential impairment at the reporting unit level. Reporting units are first evaluated qualitatively to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is believed that it is more likely than not that a reporting unit's fair value is less than its carrying value, the Company will estimate the reporting unit's fair market value to determine whether carrying value exceeds fair market value. If carrying value exceeds fair market value, goodwill is written down.
The Company uses judgment in assessing goodwill and intangible assets for impairment. Estimates of fair value are based on projections of revenues, operating costs and cash flows of each reporting unit considering historical and anticipated future results, general economic and market conditions as well as the impact of planned business or operational strategies. The valuations employ a combination of present value techniques to measure fair value and take into consideration relevant market factors. Additionally, judgment is used in determining the useful lives of finite-lived intangible assets. Changes in judgments and projections could result in a significantly different estimate of the fair value of the reporting units and could result in an impairment of goodwill.
Core deposit premiums are amortized over the estimated life of the acquired deposits using the straight-line method. Core deposit premiums are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable.
Other identifiable intangible assets were recognized through business combinations. These intangible assets are amortized over their estimated lives. No residual value was assigned to any of these intangible assets.
m) Servicing and Corporate Advances—In the ordinary course of servicing residential and other mortgage loans, the Company routinely advances principal and interest payments to investors prior to their collection from mortgagors and payments of property taxes and insurance premiums in the event mortgagors have not funded their escrow accounts sufficiently (Servicing Advances). Additionally, the Company expends funds related to legal fees, property valuation fees, property inspection fees, maintenance and other preservation costs as required on properties that are in foreclosure (Corporate Advances). The Company establishes an allowance for uncollectible advances based on an analysis of the underlying loans. The allowance reflects an amount which, in management’s judgment, is adequate to provide for probable losses after giving consideration to the composition of the underlying loans, current economic conditions, past loss experience, an evaluation of probable losses in the current servicing portfolio, and such other factors that warrant current recognition in estimating losses.

n) Foreclosure Claims Receivable—Foreclosure claims receivable represent foreclosure-related expenses and claims receivable primarily related to foreclosures of government-insured or guaranteed loans. These receivables are reviewed periodically for impairment. A valuation allowance is established based on an analysis of the underlying loans. The allowance reflects an amount which, in management’s judgment, is adequate to provide for probable losses after giving consideration to the composition of the underlying loans, current economic conditions, past loss experience, an evaluation of probable losses in the current servicing portfolio, and such other factors that warrant current recognition in estimating losses. The receivable is presented net of the related valuation allowance.
o) Other Real Estate Owned—OREO consists of property that has been acquired by foreclosure or by deed in lieu of foreclosure. The properties are carried at the lower of cost or fair value (less estimated costs to sell). Costs relating to the development and improvement of property are capitalized, to the extent the balance does not exceed fair value (less cost to sell), whereas those relating to maintaining the property are charged to expense. Subsequent declines in value are based on valuations and are separately reserved until the property is sold.
p) Deposits—Deposits with clients include noninterest-bearing and interest-bearing demand deposits, savings and money market accounts, and time deposits. The Company offers deposits denominated in U.S. dollars as well as various foreign currencies. Foreign-currency denominated deposits are recorded at the spot rate, with any foreign currency gain or loss recognized as an adjustment to the carrying value. To manage the risk that may occur from fluctuations in world currency markets, the Company enters into short-term forward foreign exchange contracts.
The Company also offers certain time deposits that allow clients to receive payments at maturity based on increases in various metal, commodity and foreign currency indices. This potential payment to the client qualifies as an embedded derivative. Changes in fair value of the options are recognized in other noninterest income. The Company purchases options as an economic hedge for these embedded options. See Note 23 for additional information.
q) Other Borrowings—The Company records FHLB advances, notes payable and securities sold under repurchase agreements at their principal amount. Interest expense is recognized based on the coupon rate of the obligations. Premiums associated with acquired FHLB advances and securities sold under repurchase agreements are amortized over the expected term of the borrowing. Amortization of purchase premiums are recognized in interest expense using the effective interest method.
r) Trust Preferred Securities—The Company issues trust preferred securities through unconsolidated trusts as a form of additional funding. These securities are recorded at the principal amount, with interest expense recognized at the coupon rate.
s) Advertising—Advertising costs are expensed as incurred. See Note 18 for amounts recognized for each of the years presented in the consolidated statements of income.
t) Income Taxes—The Company and its subsidiaries file federal and certain state income tax returns on a consolidated basis. Additionally, the Company’s subsidiaries file separate state income tax returns with various state jurisdictions. The provision for income taxes includes the income tax balances of the Company and all of its subsidiaries.
Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets and liabilities are adjusted for the effects of changes in tax rates in the period of change. The Company establishes a valuation allowance when management believes, based on the weight of available evidence, it is more likely than not that some portion of the deferred tax assets will not be realized.
The Company recognizes and measures income tax benefits based upon a two-step model: 1) a tax position must be more likely than not to be sustained based solely on its technical merits in order to be recognized, and 2) the benefit is measured as the largest dollar amount of that position that is more likely than not to be sustained upon settlement. The difference between the benefit recognized for a position in this model and the tax benefit claimed on a tax return is recognized as an unrecognized tax benefit. The Company recognizes income tax related interest and penalties in general and administrative expense.
u) Segment Information—ASC 280, Segment Reporting, requires the reporting of information about a company’s operating segments using a management approach. This requires that reportable segments be identified based upon those components for which separate financial information is produced internally and which are subject to evaluation by the chief operating decision maker in deciding how to allocate resources to segments. The Company reports the results of its operations through three reportable business segments: Consumer Banking, Commercial Banking, and Corporate Services. See Note 30 for additional information on the Company’s segments.
v) Earnings Per Common Share (EPS)—In calculating basic and diluted EPS, the Company uses the Two-Class Method, which is an earnings allocation formula under which EPS is calculated for common stock and participating securities according to dividends declared and participating rights in undistributed earnings. Under this method, all earnings (distributed and undistributed) are allocated to participating securities and common shares based on their respective rights to receive dividends. Basic EPS is computed by dividing net income allocated to common shareholders by the weighted-average common shares outstanding. Diluted earnings per common share is computed by dividing income allocated to common shareholders by the weighted-average common shares outstanding plus amounts representing the dilutive effect of stock options outstanding, nonvested stock, and the dilution resulting from the conversion of convertible preferred stock, if applicable.
w) Derivative Instruments—The Company uses derivative financial instruments to manage exposure to interest rate risk, foreign currency risk and changes in the fair value of loans held for sale. Derivative transactions are measured in terms of the notional amount, but this amount is not reflected in the consolidated balance sheets nor, when viewed in isolation, is it a meaningful measure of the risk profile of the instruments. The notional amount is generally not exchanged and is used only as a basis on which interest and other payments are determined. Derivative instruments used for risk management purposes are classified as cash flow hedging instruments under ASC 815, Derivatives and Hedging, as well as freestanding derivatives. As permitted under U.S. GAAP, the Company nets derivative assets and liabilities, and the related cash collateral received and paid, when a legally enforceable master netting agreement exists between the Company and the derivative counterparty.
The Company also offers various deposit products to its clients, including commodity, metals and foreign exchange contracts, and typically offsets its exposure from such products by entering into financial contracts. The client accommodations and any offsetting financial contracts are treated as freestanding derivatives. Other freestanding derivatives are used to manage the overall changes in price on loans held for sale or trading investments and include interest rate swaps, forward sales commitments (FSA) and option contracts.

The Company’s derivative activities are monitored by its Asset Liability Committee (ALCO), which oversees all asset and liability management and secondary marketing activities. The Company’s hedging strategies are developed through analysis of data from financial models and other internal and industry sources. The Company incorporates the results of hedging strategies into its overall interest rate and asset/liability risk management.
Cash Flow Hedges—As part of its asset and liability management activities, the Company enters into forward interest rate swaps as a cash flow hedge for forecasted transactions that create variable cash flows. The Company uses pay fixed, receive variable interest rate swaps to synthetically convert these instruments to fixed rate and manage this exposure.
The fair values of these derivatives are reported in other assets or accounts payable and accrued liabilities. The effective portion of the cumulative gains or losses on cash flow hedges are reported within accumulated other comprehensive income and are reclassified from accumulated other comprehensive income to current period earnings when the forecasted transaction affects earnings. Any hedge ineffectiveness is reported in interest expense. Payments and proceeds related to the settlement of these derivatives are included in the operating activities section of the consolidated statements of cash flows. All gains or losses on these derivatives are included in the assessment of hedge effectiveness.
Freestanding Derivatives:
Interest Rate Lock Commitments (IRLCs)—In the ordinary course of business, the Company enters into commitments to originate residential mortgage loans at interest rates that are determined prior to funding. IRLCs for loans that the Company intends to sell are considered freestanding derivatives and are recorded at fair value at inception. Cash flows related to IRLCs are included in operating activities on the statement of cash flows to match the cash flows of the hedged item.
Changes in value subsequent to inception are based on changes in the fair value of the underlying loan and changes in the probability that the loan will fund within the terms of the commitment, affected primarily by changes in interest rates and the passage of time. The aggregate fair value of IRLCs on the balance sheet is recorded in other assets or accounts payable and accrued liabilities. The interest exposure on the Company’s IRLCs is economically hedged with forward sales commitments and options, and their fair value is recorded in other assets or accounts payable and accrued liabilities. Changes in the fair value of the IRLCs and related forward sales commitments are recognized as gain on sale of loans in the consolidated statements of income.
Forward Sales Commitments (FSA)—The Company uses FSA and optional forward sales commitments (OFSA) to manage its exposure to interest rate risk related to loans held for sale. The fair values of the FSA and OFSA are recorded in other assets and accounts payable and accrued liabilities. Changes in the fair value of these derivatives are reported as gain on sale of loans in the consolidated statements of income. Cash flows related to FSAs are included in operating activities on the statement of cash flows to match the cash flows of the economically hedged item.
Foreign Exchange Contracts—Foreign exchange contracts are commitments to buy or sell a foreign currency at a certain price on a future date and may be settled in cash or through delivery. The Company enters into these contracts to manage its exposure to foreign currency risk related to changes in the fair value of foreign currency denominated deposits. Cash flows related to foreign exchange contracts are included in financing activities on the statement of cash flows to match the cash flows of the economically hedged item.
Options and Options Embedded in Client Deposits—The Company purchases options tied to increases in various equity, foreign currency, commodity or metals indices for a specified term, generally three to five years, to manage its exposure to changes in the fair value of options embedded in deposit offerings to clients. These options and the related options embedded in client deposits are recorded as freestanding derivatives in other assets, deposits or accounts payable and accrued liabilities. The derivatives are carried at fair value, with changes in fair value recognized in other noninterest income. Cash flows related to options and embedded options are included in operating activities on the statement of cash flows.
Interest Rate Swaps—From time to time the Company enters into interest rate swaps to manage its exposure to changes in the fair value of commercial real estate loans held for sale driven by changes in interest rates. The derivatives are carried at fair value, with changes in fair value recognized as gain on sale. Cash flows related to interest rate swaps are included in operating activities on the statement of cash flows to match the cash flows of the hedged item.
Indemnification assets—As part of its loan acquisition activities, the Company periodically enters into credit derivative contracts whereby the counterparty guarantees a portion of the credit and advance losses. The Company presents these assets at their fair value with any changes in value being recorded in noninterest expense. Cash flows related to the indemnification assets are included in operating activities on the statement of cash flows to match the cash flows of the hedged item.
x) Fair Value Measurements—Assets and liabilities measured at fair value have been categorized based upon the fair value hierarchy described below:

•	Level 1—Valuation is based upon quoted market prices for identical instruments traded in active markets.

•
Level 2—Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•
Level 3—Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect estimates or assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. In addition, these estimates do not reflect any premium or discount that could result from offering for sale the Company’s entire holdings of a particular financial instrument at one time. Finally, the tax ramifications related to the realization of any unrealized gains and losses could have a significant effect on fair value estimates and are not considered in any of the internal valuations.
Fair value estimates are determined for existing financial instruments, including derivative instruments, without attempting to estimate the value of anticipated future business and the value of certain assets and liabilities that were not considered financial instruments. Significant assets that are not considered financial instruments include MSR, premises and equipment, and goodwill and intangible assets.

For assets or liabilities in inactive markets, transaction or quoted prices may require adjustment to reflect uncertainty as to whether or not the underlying transactions are orderly. Management recognizes that significant events that impact fair value may occur after the measurement date. The Company’s policy is to monitor these events and determine whether adjustments to fair value are required.
The estimated fair values of all of the Company’s derivative financial instruments are reported in Note 24. Counterparty risk for derivative contracts and its impact on the determination of fair value are discussed in Note 23.
y) Variable Interest Entities—The Company is required to evaluate whether to consolidate a variable interest entity (VIE) when it first becomes involved and on an ongoing basis. In almost all cases, a qualitative analysis of its involvement in the entity provides sufficient evidence to determine whether the Company is the primary beneficiary.
The Company consolidates VIEs in which it is the primary beneficiary and holds a controlling financial interest. This is evidenced by the power to direct the activities of a VIE that most significantly impact its economic performance and the obligation to absorb losses of, or the right to receive benefits from the VIE that could be potentially significant to the VIE. The Company takes into account all of its involvement in a VIE identifying implicit or explicit variable interests that, individually or in the aggregate, could be significant enough to warrant the designation as the primary beneficiary. Designation as the primary beneficiary requires the Company to consolidate the VIE and provide appropriate disclosures. Participants not determined to be the primary beneficiary do not consolidate and are required to make appropriate disclosures. See Note 26 for additional information.
z) Acquisition Activities—Acquisitions are accounted for under the acquisition method of accounting. Purchased assets and assumed liabilities are recorded at fair value at their respective acquisition dates, including identifiable intangible assets. If the fair value of net assets purchased exceeds the fair value of consideration paid, a bargain purchase gain is recognized. If the consideration given exceeds the fair value of the net assets received, goodwill is recognized. Fair values are subject to refinement for up to one year after the closing date of an acquisition as information relative to closing date fair values becomes available.
All identifiable intangible assets that are acquired in a business combination are recognized at fair value on the acquisition date. Identifiable intangible assets are recognized separately if they arise from contractual or other legal rights or if they are separable (i.e., capable of being sold, transferred, licensed, rented, or exchanged separately from the entity). Deposit liabilities and the related depositor relationship intangible assets may be exchanged in observable exchange transactions. As a result, the depositor relationship intangible asset is considered identifiable, because the separability criterion has been met.
Indemnification assets are recognized when the seller contractually indemnifies, in whole or in part, the buyer for a particular uncertainty. The recognition and measurement of an indemnification asset is based on the related indemnified item. That is, the acquirer should recognize an indemnification asset at the same time that it recognizes the indemnified item, measured on the same basis as the indemnified item, subject to collectability or contractual limitations on the indemnified amount. If the indemnification asset meets the definition of a derivative, changes in the fair value are recognized in earnings.
3.  Recent Accounting Pronouncements
Presentation of Residential Mortgage Loans Upon Foreclosure — In January 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-04, Receivables- Troubled Debt Restructurings by Creditors (Subtopic 310-40), which will eliminate diversity in practice regarding the timing of derecognition for residential mortgage loans when an in substance repossession or foreclosure has occurred. The guidance clarifies that a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, when either the creditor obtains legal title to the residential real estate property upon completion of a foreclosure or the borrower conveys all interest in the residential real estate property through completion of a deed in lieu of foreclosure in order to satisfy that loan. Once physical possession has been achieved, the loan is derecognized and the property recorded within other assets at the lower of cost or fair value (less estimated costs to sell). In addition, the guidance requires both interim and annual disclosure of both the amount of foreclosed residential real estate property held by the creditor and the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure. The additional disclosure requirements are effective for annual reporting periods beginning on or after December 15, 2014, and interim periods within those annual periods with retrospective disclosure necessary for all comparative periods presented. The adoption of this standard will result in additional disclosures but is not expected to have any impact on the Company’s consolidated financial statements or results of operations.
Presentation of Comprehensive Income — In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income, to require an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. ASU 2011-05 is effective for the first quarter of 2012 and should be applied retrospectively. Adoption of this standard resulted in the presentation of a new statement of comprehensive income separate from the statement of shareholders’ equity but did not have any impact on the Company’s results of operations. In December 2011, the FASB issued ASU 2011-12,Comprehensive Income (Topic 220)- Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU 2011-05, to allow time to redeliberate whether to present on the face of the financial statements the effects of reclassifications out of AOCI on the components of net income and other comprehensive income for all periods presented. Adoption of this ASU did not have any impact on the Company’s consolidated financial statements or results of operations. In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220)—Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to require an entity to disaggregate the total change of each component of other comprehensive income and separately present reclassification adjustments and current period other comprehensive income. ASU 2013-02 also requires that entities either (1) present in a single note or parenthetically on the face of the financial statements the effect of significant amounts reclassified from each component of AOCI based on its source and the income line item affected by the reclassification if items are reclassified out of AOCI in their entirety or (2) cross reference to other required, related disclosures for additional information if items are not reclassified out of AOCI in their entirety. ASU 2013-02 is effective prospectively for annual reporting periods beginning after December 15, 2012, and interim periods within those annual periods. The adoption of this standard resulted in the additional disclosure of the lines of income or expense impacted by reclassifications out of AOCI within the statement of comprehensive income but did not have any impact on the Company's consolidated financial statements or results of operations.
Balance Sheet Offsetting — In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210)—Disclosures about Offsetting Assets and Liabilities, which will enhance disclosures by requiring improved information about financial instruments and derivative instruments that are either (1) offset in accordance with either Section 210-20-45 or Section 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement. The guidance requires that entities disclose the gross and net information about both instruments that are offset in the balance sheet or are subject to a master netting arrangement. In January 2013, the FASB issued ASU 2013-01, Balance Sheet (Topic 210)—Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which limits the scope of the new balance sheet offsetting disclosures to only (1) derivatives, including bifurcated embedded derivatives; (2) repurchase agreements and reverse repurchase agreements; and (3) securities borrowing and securities lending transactions, to the extent they are offset in the financial statements or are subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in the statement of financial position. The requirements set forth in both ASU 2011-11 and ASU 2013-01 are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods with retrospective disclosure necessary for all comparative periods presented. The adoption of these standards resulted in additional disclosures as presented in Note 23 but did not have any impact on the Company's consolidated financial statements or results of operations.
4.  Acquisition Activities
Acquisition of Business Property Lending, Inc. - On October 1, 2012, EB, a wholly owned subsidiary of the Company, acquired 100% of the outstanding common shares of Business Property Lending, Inc. (BPL), a wholly owned subsidiary of General Electric Capital Corporation for cash consideration of $2,401,398. The acquisition provided the Company with an established operating platform for expanding its capacity to originate commercial real estate loans to small and mid-size business clients nationwide. The transaction was accounted for using the acquisition method with the consideration paid allocated to all identifiable assets and liabilities acquired.
Under the acquisition method of accounting, the measurement period for a transaction is to extend for a period necessary to obtain all available information to facilitate a complete and accurate recording of the transaction as of the acquisition date. This period, however, may not extend beyond a period of one year from the date of acquisition. In the event information not available at the time of acquisition is obtained during the measurement period that would affect the recording of the transaction, any applicable adjustments are to be performed retrospectively adjusting the initial recording of the acquisition.
The fair value of assets acquired included financing receivables for commercial real estate with a fair value of $2,337,123 that was comprised of both loans accounted for under ASC 310-20, Receivables, Nonrefundable Fees and Other Costs, as well as loans accounted for under ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality. Subsequent to the initial recording of the transaction, additional reviews into the ASC 310-20 population identified that evidence of deteriorated credit quality existed for some of these loans at the date of acquisition based on information not previously available. Upon review of the impact of this updated information to the overall fair value of the acquired loans, it was determined that no retrospective adjustment of the fair value was necessary. Therefore, a prospective adjustment was performed as of June 30, 2013 to include these loans in the ASC 310-30 population.
The following table presents a bridge from the unpaid principal balance (UPB), or contractual net investment, to carrying value for the acquired financing receivables by method of accounting as presented initially at the acquisition date, as well as, based on the updated loan stratification:

	As Initially Recorded		As Updated
	ASC 310-20	ASC 310-30	ASC 310-20	ASC 310-30
Unpaid principal balance at acquisition	$2,229,822	$89,993	$2,174,738	$145,077
Plus: contractual interest due or unearned income	1,176,442	62,517	1,143,748	95,211
Contractual cash flows due	3,406,264	152,510	3,318,486	240,288
Less: cash flows not expected to be collected (1)	518,949	42,387	499,602	61,734
Expected cash flows	2,887,315	110,123	2,818,884	178,554
Less: accretable yield	629,788	30,527	617,297	43,018
Carrying value at acquisition	$2,257,527	$79,596	$2,201,587	$135,536

(1)	Cash flows not expected to be collected includes the effects of both credit losses as well as modeled prepayment assumptions.
Pro Forma Results (unaudited)
The unaudited pro forma consolidated combined statements of income included below are intended to provide information about the continuing impact of the BPL acquisition on the Company by showing how the acquisition might have affected historical financial statements had the acquisition occurred on January 1, 2011. Included in the statements presented below are adjustments to the combined historical financial statements for BPL and the Company to include the effects of the amortization of purchase accounting fair value adjustments, adjustments related to the transaction that are expected to have an ongoing impact on the results of operations and elimination of material nonrecurring charges associated with the transaction.
Selected unaudited pro forma results of operations for the years ended December 31, 2012 and 2011, assuming the BPL acquisition had occurred as of January 1, 2011, are as follows:

	2012	2011
Net interest income after provision for loan and lease losses	$550,524	$494,087
Noninterest income	383,137	242,237
Net income	111,624	95,169
Net income attributable to common shareholders	100,900	83,951
Pro forma earnings per common share, basic	$0.95	$1.01
Pro forma earnings per common share, diluted	0.93	0.98

Pro Forma Adjustments
Net interest income after provision for loan and lease losses was increased by $58,439 and $68,376 for the years ended December 31, 2012 and 2011 due to a reduction of interest expense as a result of the change in debt structure of the business upon acquisition, partially offset by the amortization of premiums recorded in purchase accounting and the recording of future expected provision expense due to the elimination of the allowance for loan losses in purchase accounting.
Noninterest income was reduced by $2,605 and $6,240 for the years ended December 31, 2012 and 2011 to reflect the amortization of the commercial mortgage servicing rights recognized at acquisition. The amounts were determined by amortizing the fair value recorded at acquisition in proportion to and over the estimated life of the projected net servicing revenue including estimating the timing of prepayments and without any anticipated impairment of the related servicing rights.
Net income was decreased by $525 and $700 for the years ended December 31, 2012 and 2011 to reflect the amortization of the intangible assets recognized at acquisition. For the years ended December 31, 2012, this decrease was offset by the elimination of $4,334 of transaction costs incurred. Net income also decreased by $20,237 and $22,852 for the years ended December 31, 2012 and 2011 to reflect the tax effects of the pro forma adjustments using a statutory tax rate of 35%.
5.  Investment Securities
The amortized cost and fair value of investment securities with gross unrealized gains and losses were as follows as of December 31, 2013 and 2012:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Amount
2013
Available for sale:
Residential collateralized mortgage obligations (CMO) securities - nonagency	$1,097,293	$15,253	$3,275	$1,109,271	$1,109,271
Asset-backed securities (ABS)	4,144	—	1,058	3,086	3,086
Other	2,933	337	—	3,270	3,270
Total available for sale securities	$1,104,370	$15,590	$4,333	$1,115,627	$1,115,627
Held to maturity:
Residential CMO securities - agency	$41,347	$1,408	$5	$42,750	$41,347
Residential MBS - agency	65,965	754	1,548	65,171	65,965
Total held to maturity securities	$107,312	$2,162	$1,553	$107,921	$107,312
2012
Available for sale:
Residential CMO securities - nonagency	$1,577,270	$39,860	$5,355	$1,611,775	$1,611,775
Asset-backed securities	9,461	—	1,935	7,526	7,526
Other	366	211	—	577	577
Total available for sale securities	$1,587,097	$40,071	$7,290	$1,619,878	$1,619,878
Held to maturity:
Residential CMO securities - agency	$106,346	$3,497	$—	$109,843	$106,346
Residential MBS - agency	31,901	1,986	—	33,887	31,901
Corporate securities	4,987	—	2,008	2,979	4,987
Total held to maturity securities	$143,234	$5,483	$2,008	$146,709	$143,234

At December 31, 2013 and 2012, investment securities with a carrying value of $181,836 and $421,209, respectively, were pledged to secure other borrowings, public deposits, securities sold under agreements to repurchase, and for other purposes as required or permitted by law.
The amortized cost and fair value of debt securities at December 31, 2013, by contractual maturities are shown below. Actual maturities may differ from contractual maturities because the issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities, including collateralized mortgage obligation securities, are disclosed without a specific maturity in the table below as these investment securities are likely to prepay prior to their scheduled contractual maturity dates.

	Amortized Cost	Fair Value
2013
Available for sale:
After ten years	$6,769	$5,711
Not due at a single maturity date	1,097,601	1,109,916
	$1,104,370	$1,115,627
Held to maturity:
Not due at a single maturity date	$107,312	$107,921
For the years ended December 31, 2013, 2012 and 2011 gross gains of $4,225, $0 and $15,892 were realized on available for sale investments in other noninterest income. There were no gross losses realized on available for sale investments over this period. The cost of investments sold is calculated using the specific identification method.
The gross unrealized losses and fair value of the Company’s investments with unrealized losses, aggregated by investment category and the length of time individual securities have been in a continuous unrealized loss position, at December 31, 2013 and 2012 are as follows:

	Less Than 12 Months		12 Months or Greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
2013
Debt securities:
Residential CMO securities - nonagency	$169,829	$3,012	$10,932	$263	$180,761	$3,275
Residential CMO securities - agency	887	5	—	—	887	5
Residential MBS - agency	54,355	1,548	—	—	54,355	1,548
Asset-backed securities	—	—	3,086	1,058	3,086	1,058
Total debt securities	$225,071	$4,565	$14,018	$1,321	$239,089	$5,886
2012
Debt securities:
Residential CMO securities - nonagency	$57,715	$299	$183,285	$5,056	$241,000	$5,355
Asset-backed securities	—	—	7,526	1,935	7,526	1,935
Corporate securities	—	—	2,979	2,008	2,979	2,008
Total debt securities	$57,715	$299	$193,790	$8,999	$251,505	$9,298
The Company had unrealized losses at December 31, 2013 and 2012 on residential CMO securities, residential agency MBS, ABS and corporate securities. These unrealized losses are primarily attributable to weak market conditions. Based on the nature of impairment, these unrealized losses are considered temporary. The Company does not intend to sell nor is it more likely than not that it will be required to sell these investments before their anticipated recovery.
At December 31, 2013, the Company had 36 debt securities in an unrealized loss position. A total of 29 were in an unrealized loss position for less than 12 months. These 29 securities consisted of 14 residential nonagency CMO securities, one residential agency CMO security and 14 residential agency MBS. The remaining 7 debt securities were in an unrealized loss position for 12 months or longer. These 7 securities consisted of 3 ABS and 4 nonagency residential CMO securities. Of the $5,886 in unrealized losses, $4,659 relate to debt securities that are rated investment grade with the remainder representing securities for which the Company believes it has both the intent and ability to hold to recovery.
At December 31, 2012, the Company had 31 debt securities in an unrealized loss position. A total of 3 were in an unrealized loss position for less than 12 months, all of which were residential CMO securities. The remaining 28 debt securities were in an unrealized loss position for 12 months or longer. These 28 securities consisted of 3 ABS, one corporate security and 24 residential nonagency CMO securities. Of the $9,298 in unrealized losses, $5,355 relate to debt securities that are rated investment grade with the remainder representing securities for which the Company believes it has both the intent and ability to hold to recovery.
When certain triggers indicate the likelihood of an OTTI or the qualitative evaluation performed cannot support the expectation of recovering the entire amortized cost basis of an investment, the Company performs cash flow analyses that project prepayments, default rates and loss severities on the collateral supporting each security. If the net present value of the investment is less than the amortized cost, the difference is recognized in earnings as a credit-related impairment, while the remaining difference between the fair value and the amortized cost is recognized in AOCI.

The Company recognized non-credit OTTI in earnings of $923 on available for sale residential nonagency CMO securities and $2,375 on a held to maturity corporate security. These OTTI losses were the result of regulatory changes created by the Volcker rule, which classifies these investments as covered funds that cannot be held by an insured depository institution. As a result, management cannot assert at December 31, 2013 that the Company has the ability to hold these investments to recovery. Subsequent to the OTTI, the impaired corporate security was reclassified as available for sale with a post-impairment carrying value totaling $2,625. There were no OTTI losses recognized on available for sale or held to maturity securities during the year ended December 31, 2012.
During the years ended December 31, 2013, 2012, and 2011 interest and dividend income on investment securities was comprised of the following:

	2013	2012	2011
Interest income on available for sale securities	$49,178	$72,017	$101,066
Interest income on held to maturity securities	2,707	6,093	4,988
Other interest and dividend income	3,187	2,518	796
	$55,072	$80,628	$106,850
All investment interest income recognized by the Company during the year ended December 31, 2013, 2012 and 2011 was fully taxable.
Other Investments—Other investments as of December 31, 2013 and 2012 are as follows:

	2013	2012
FHLB stock	$125,885	$155,926
Other	2,178	2,246
Total	$128,063	$158,172
The Company relies on borrowing lines with the Federal Home Loan Bank of Atlanta as an additional funding source. See Note 14 for further discussion related to collateral to secure FHLB advances. As a condition of membership in the FHLB, the Company is required to purchase and hold a certain amount of FHLB stock. The Company’s stock purchase requirement is based, in part, upon the outstanding principal balance of advances from the FHLB. FHLB stock is redeemable at par.
The FHLB stock held by the Company is carried at cost and is subject to recoverability testing similar to investment securities. The Company considers the FHLB’s operating performance, liquidity and funding position, credit ratings and ability to meet statutory and regulatory requirements in assessing the recoverability of the investment. The Company will continue to monitor the financial condition of the FHLB as it relates to, among other things, the recoverability of the Company’s investment. As of December 31, 2013, the Company did not recognize an impairment charge related to the Company’s FHLB stock holdings. There can be no assurance, however, that future negative changes in the financial condition of the FHLB may not require the Company to recognize an impairment charge with respect to such holdings.
6.  Loans Held for Sale
Loans held for sale as of December 31, 2013 and 2012, consist of the following:

	2013	2012
Mortgage warehouse (carried at fair value)	$613,459	$1,452,236
Other residential (carried at fair value)	58,912	—
Total loans held for sale carried at fair value	672,371	1,452,236
Government insured pool buyouts	53,823	96,635
Other residential	8,939	539,175
Commercial and commercial real estate	56,249	—
Total loans held for sale carried at lower of cost or market	119,011	635,810
Total loans held for sale	$791,382	$2,088,046
The Company typically transfers residential mortgage loans originated or acquired to various financial institutions, government agencies, or government-sponsored enterprises. In addition, the Company enters into loan securitization transactions related to certain conforming and non-conforming residential mortgage loans. In connection with the conforming loan transactions, loans are converted into mortgage-backed securities issued primarily by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and the Government National Mortgage Association (GNMA), and are subsequently sold to third party investors. For non-conforming transactions, the Company’s special purpose wholly-owned subsidiary, EverBank Funding, LLC issued certificates that were offered and sold to qualified institutional buyers. Typically, the Company accounts for these transfers as sales and either retains or releases the right to service the loans. The servicing arrangement represents the Company's continuing involvement with these transferred loans.
In addition, the Company also may be exposed to limited liability related to recourse agreements and repurchase agreements made to our issuers and purchasers, which are included in commitments and contingencies in Note 25. Commitments and contingencies include amounts related to loans sold that we may be required to repurchase, or otherwise indemnify or reimburse the investor or insurer for losses incurred, due to material breach of contractual representations and warranties. Refer to Note 25 for the maximum exposure to loss for material breach of contractual representations and warranties.
Other residential loans held for sale carried at fair value represent preferred jumbo residential mortgage loans that the Company originated with the intent to market and sell in the secondary market either through third party sales or securitizations. The Company has elected the fair value option for these loans to provide a better offset of the changes in the fair values of the loans and the derivative instruments used to economically hedge them without the burden of complying with the requirements for hedge accounting.
Other residential loans held for sale that are carried at lower of cost or market value represent loans acquired or originated by the Company with the intention to hold these loans for a short duration and subsequently sell in the near term. Commercial and commercial real estate loans held for sale carried at the lower of cost or market represent the portion of certain commercial lines of credit that the Company has the intent to market and sell.
The following is a summary of cash flows related to transfers accounted for as sales for the years ended December 31, 2013, 2012 and 2011:

	2013	2012	2011
Proceeds received from agency securitizations	$9,031,693	$8,297,369	$5,037,329

Proceeds received from nonagency sales - residential	1,641,101	361,168	444,048
Proceeds received from nonagency sales - commercial and commercial real estate	74,551	—	—
Proceeds received from nonagency sales	1,715,652	361,168	444,048

Repurchased loans from agency securitizations	4,738	7,363	9,149
Repurchased loans from nonagency sales	19,234	31,494	20,884
The Company periodically transfers conforming residential mortgages to GNMA in exchange for mortgage-backed securities.  As of December 31, 2013 and December 31, 2012, the Company retained $50,534 and $99,121, respectively, of these securities backed by the transferred loans and maintained effective control over these pools of transferred assets. Accordingly, the Company did not record these transfers as sales. These transferred assets were recorded in the consolidated balance sheets as loans held for sale. The remaining securities were sold to unrelated third parties and were recorded as sales.
The gains and losses on the transfers which qualified as sales are recorded on the consolidated statements of income in gain on sale of loans, which includes the gain or loss on sale, change in fair value related to our fair value option loans, and the offsetting hedging positions.
In connection with these transfers, the Company recorded servicing assets in the amount of $100,426, $76,238 and $56,268, for the years ended December 31, 2013, 2012 and 2011, respectively. All servicing assets are initially recorded at fair value using a Level 3 measurement technique. Refer to Note 9 for information relating to servicing activities and MSR.
During the year ended December 31, 2013, the Company transferred $810,885 in residential mortgage loans from loans held for sale to loans held for investment at lower of cost or market. A majority of these loans were originated preferred jumbo adjustable rate residential mortgages which were intended to be sold in the secondary market. As a result of changing economic conditions and the Company's capacity and desire to hold these loans on the balance sheet, the Company intends to hold these loans for the foreseeable future and has transferred these loans to the held for investment portfolio. During the year ended December 31, 2012, the Company transferred $1,953,013 in residential mortgage and commercial real estate loans held for sale to loans held for investment at lower of cost or market as the Company had the intent to hold these loans for the foreseeable future.
During the year ended December 31, 2013 and 2012, respectively, the Company transferred $725,610 and $242,878 of loans from loans held for investment to loans held for sale at lower of cost or market. The majority of these loans were government insured pool buyouts initially classified in the held for investment portfolio. These loans were transferred to held for sale based upon a change in intent to no longer hold these loans for the foreseeable future.
7.  Loans and Leases Held for Investment, Net
Loans and leases held for investment as of December 31, 2013 and 2012 are comprised of the following:

	2013	2012
Residential mortgages	$7,044,743	$6,708,748
Commercial and commercial real estate	4,812,970	4,771,768
Lease financing receivables	1,237,941	836,935
Home equity lines	151,916	179,600
Consumer and credit card	5,154	8,038
Total loans and leases held for investment, net of discounts	13,252,724	12,505,089
Allowance for loan and lease losses	(63,690)	(82,102)
Total loans and leases held for investment, net	$13,189,034	$12,422,987
As of December 31, 2013 and 2012, the carrying values presented above include net purchase loan and lease discounts and net deferred loan and lease origination costs as follows:

	2013	2012
Net purchased loan and lease discounts	$102,416	$164,132
Net deferred loan and lease origination costs	54,107	25,275
The Company made significant purchases in residential mortgages of $179,097 and $1,618,438, for 2013 and 2012 respectively. Along with these purchases the Company also purchased into commercial credit facilities with an outstanding commitment of $327,843 and

$428,751 and a net recorded investment of $176,586 and $269,881 at December 31, 2013 and 2012 respectively. For additional information on the Company’s acquisition activities see Note 4.
Lease Financing Receivables—Lease financing receivables are collateralized by a secured interest in the equipment and, in certain circumstances, additional collateral and/or guarantees. As of December 31, 2013 and 2012, the components of net lease financing receivables are as follows:

	2013	2012
Loans receivable	$198,469	$114,147
Minimum lease payments receivable	1,063,796	774,369
Residuals	85,130	52,602
Unearned income	(127,730)	(97,488)
Lease financing receivables, net of unearned income	1,219,665	843,630
Net deferred lease origination costs	23,591	15,736
Purchased lease discounts	(5,315)	(22,431)
	1,237,941	836,935
Allowance for loan and lease losses	(4,273)	(3,181)
Lease financing receivables, net	$1,233,668	$833,754
The following is a schedule of future minimum lease payments to be received on leases held for investment at December 31, 2013:

2014	$347,117
2015	290,918
2016	209,096
2017	129,957
2018	62,194
Thereafter	24,514
$1,063,796
Concentration of Credit Risk—The Company originates residential mortgages, commercial and commercial real estate loans, home equity loans, credit card loans, leases, and other consumer loans in Florida and nationwide. Although the Company’s loan and lease portfolio is diversified, a significant portion of the portfolio is collateralized by real estate and commercial equipment.
The Company’s lending policy related to the real estate portfolio requires real estate loan collateral based upon several factors, including certain loan-to-appraised-value ratios and borrower credit history, while the lending policy related to commercial loans and commercial lines of credit considers several factors, including potential secured interests in collateral, the availability of guarantors and borrower and guarantor credit histories. For December 31, 2013 and 2012, the Company did not originate negative amortizing loans. The net recorded investment in interest-only loans was $2,017,756 and $2,049,825 for residential loans and $561,760 and $484,640 for commercial, commercial real estate loans and commercial lines of credit at December 31, 2013 and 2012, respectively. For more information on unfunded commitments on outstanding lines of credit see Note 25.
The 5 highest concentration percentages by state for each category of the Company’s loan and lease portfolio and the corresponding states’ percentages of the United States (U.S.) population at December 31, 2013 are as follows:

	Percentage of Loan Portfolio
	Residential Mortgages	Commercial and Commercial Real Estate	Leases	% of U.S. Population
California	27%	19%	11%	12%
Florida	10	15	9	6
Texas	8	5	10	8
New York	7	9	7	6
New Jersey	4		6	3
Illinois		6		4
Acquired Credit Impaired (ACI) Loans and Leases — At acquisition, the Company estimates the fair value of acquired loans and leases by segregating the portfolio into pools with similar risk characteristics. Fair value estimates for acquired loans and leases require estimates of the amounts and timing of expected future principal, interest and other cash flows. For each pool, the Company uses certain loan and lease information, including outstanding principal balance, probability of default and the estimated loss in the event of default to estimate the expected future cash flows for each loan and lease pool.

Acquisition date details of loans and leases acquired with evidence of credit deterioration during the years ended December 31, 2013 and 2012 are as follows:

	2013	2012
Contractual payments receivable for acquired loans and leases at acquisition	$345,890	$847,257
Expected cash flows for acquired loans and leases at acquisition	193,549	511,766
Basis in acquired loans and leases at acquisition	179,027	436,784
Information pertaining to the ACI portfolio as of December 31, 2013 and 2012 is as follows:

	Residential	Commercial and Commercial Real Estate	Total
2013
Carrying value, net of allowance	$646,470	$331,771	$978,241
Outstanding unpaid principal balance	696,222	339,179	1,035,401
Allowance for loan and lease losses, beginning of year	5,175	16,789	21,964
Allowance for loan and lease losses, end of year	4,925	9,834	14,759

	Residential	Commercial and Commercial Real Estate	Total
2012
Carrying value, net of allowance	$860,437	$488,288	$1,348,725
Outstanding unpaid principal balance	906,421	527,472	1,433,893
Allowance for loan and lease losses, beginning of year	5,464	10,525	15,989
Allowance for loan and lease losses, end of year	5,175	16,789	21,964
The Company recorded $929 and $5,975 in provision for loan and lease losses for the ACI portfolio for the years ended December 31, 2013 and 2012, respectively. The adjustments to provision are the result of changes in expected cash flows on ACI loans.
The following is a summary of the accretable yield activity for the ACI loans during the years ended December 31, 2013 and 2012:

2013	Residential	Commercial and Commercial Real Estate	Total
Balance, beginning of year	$111,868	$108,540	$220,408
Additions	12,174	—	12,174
Accretion	(42,904)	(29,862)	(72,766)
Reclassifications to accretable yield	20,045	17,116	37,161
Transfer from loans held for investment to loans held for sale	—	(36,131)	(36,131)
Balance, end of year	$101,183	$59,663	$160,846

2012	Residential	Commercial and Commercial Real Estate	Total
Balance, beginning of year	$86,869	$120,854	$207,723
Additions	44,954	30,527	75,481
Accretion	(32,270)	(31,930)	(64,200)
Reclassifications (from) to accretable yield	12,315	(10,911)	1,404
Balance, end of year	$111,868	$108,540	$220,408
Covered Loans and Leases — Covered loans and leases are acquired and recorded at fair value at acquisition, exclusive of the indemnification agreement with former shareholders of Tygris. All loans and leases acquired in the purchase of Tygris are considered covered during the applicable indemnification period. The recorded investment of loans covered under the Tygris indemnification agreement are $24,330 and $75,201 at December 31, 2013 and 2012, respectively. As of December 31, 2013, the Company does not expect to receive cash payments under this indemnification agreement due to the performance of the underlying loans.
During 2013, the Company entered into an agreement with the FDIC to terminate the loss sharing agreements entered into with the FDIC in connection with the May 2010 Bank of Florida acquisition. As part of the termination of these agreements and the Company's obligations thereunder, the Company will pay the FDIC $48,000 comprised of a $24,000 cash payment at settlement together with a $24,000 promissory note which will mature and become payable on December 31, 2014. At December 31, 2013, loans previously covered under these loss share agreements with a recorded investment totaling $289,694 remain within the portfolio. At December 31, 2012, loans with a recorded investment totaling $517,758 were covered with respect to these now terminated loss share agreements. EverBank did not submit any claims for loss sharing coverage under any of the loss sharing agreements during the terms of such agreements.
8. Allowance for Loan and Lease Losses
Changes in the allowance for loan and lease losses for the years ended December 31, 2013, 2012 and 2011 are as follows:

	2013
	Residential Mortgages	Commercial and Commercial Real Estate	Lease Financing Receivables	Home Equity Lines	Consumer and Credit Card	Total
Balance, beginning of year	$33,631	$39,863	$3,181	$5,265	$162	$82,102
Transfers to loans held for sale	—	(4,097)	—	—	—	(4,097)
Provision for loan and lease losses	6,745	2,352	4,139	(1,150)	(48)	12,038
Charge-offs	(15,575)	(12,917)	(3,651)	(1,816)	(69)	(34,028)
Recoveries	1,696	4,786	604	513	76	7,675
Balance, end of year	$26,497	$29,987	$4,273	$2,812	$121	$63,690

	2012
	Residential Mortgages	Commercial and Commercial Real Estate	Lease Financing Receivables	Home Equity Lines	Consumer and Credit Card	Total
Balance, beginning of year	$43,454	$28,209	$3,766	$2,186	$150	$77,765
Provision for loan and lease losses	8,753	14,195	2,811	6,126	114	31,999
Charge-offs	(19,226)	(8,597)	(3,671)	(3,295)	(163)	(34,952)
Recoveries	650	6,056	275	248	61	7,290
Balance, end of year	$33,631	$39,863	$3,181	$5,265	$162	$82,102

	2011
	Residential Mortgages	Commercial and Commercial Real Estate	Lease Financing Receivables	Home Equity Lines	Consumer and Credit Card	Total
Balance, beginning of year	$46,584	$33,490	$2,454	$10,907	$254	$93,689
Change in estimate	10,154	(682)	(802)	(6,323)	(440)	1,907
Transfers to loans held for sale	(397)	—	—	—	—	(397)
Provision for loan and lease losses	23,731	12,819	7,369	3,384	494	47,797
Charge-offs	(36,664)	(19,446)	(5,371)	(5,806)	(193)	(67,480)
Recoveries	46	2,028	116	24	35	2,249
Balance, end of year	$43,454	$28,209	$3,766	$2,186	$150	$77,765
During the year ended December 31, 2013, in conjunction with the sale of non-performing commercial loans, the Company transferred loans with a net recorded investment of $77,731 from loans held for investment to loans held for sale including $33,948 in ACI loans and $43,783 in loans individually evaluated for impairment. In conjunction with the transfer of these loans, the Company recognized additional provision for loan losses of $3,180.
The following tables provide a breakdown of the allowance for loan and lease losses and the recorded investment in loans and leases based on the method for determining the allowance as of December 31, 2013 and 2012:

	Allowance for Loan and Lease Losses
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ACI Loans	Total
2013
Residential mortgages	$9,134	$12,438	$4,925	$26,497
Commercial and commercial real estate	248	19,905	9,834	29,987
Lease financing receivables	—	4,273	—	4,273
Home equity lines	—	2,812	—	2,812
Consumer and credit card	—	121	—	121
Total allowance for loan and lease losses	$9,382	$39,549	$14,759	$63,690

	Loans and Leases Held for Investment at Recorded Investment
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ACI Loans	Total
2013
Residential mortgages	$90,472	$6,302,876	$651,395	$7,044,743
Commercial and commercial real estate	22,747	4,448,618	341,605	4,812,970
Lease financing receivables	—	1,237,941	—	1,237,941
Home equity lines	—	151,916	—	151,916
Consumer and credit card	—	5,154	—	5,154
Total loans and leases held for investment	$113,219	$12,146,505	$993,000	$13,252,724

	Allowance for Loan and Lease Losses
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ACI Loans	Total
2012
Residential mortgages	$12,568	$15,888	$5,175	$33,631
Commercial and commercial real estate	5,569	17,505	16,789	39,863
Lease financing receivables	—	3,181	—	3,181
Home equity lines	—	5,265	—	5,265
Consumer and credit card	—	162	—	162
Total allowance for loan and lease losses	$18,137	$42,001	$21,964	$82,102

	Loans and Leases Held for Investment at Recorded Investment
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ACI Loans	Total
2012
Residential mortgages	$95,274	$5,747,862	$865,612	$6,708,748
Commercial and commercial real estate	92,262	4,174,429	505,077	4,771,768
Lease financing receivables	—	836,935	—	836,935
Home equity lines	—	179,600	—	179,600
Consumer and credit card	—	8,038	—	8,038
Total loans and leases held for investment	$187,536	$10,946,864	$1,370,689	$12,505,089

The Company uses a risk grading matrix to monitor credit quality for commercial and commercial real estate loans. Risk grades are continuously monitored and updated by credit administration personnel as updated information is obtained. The Company monitors the credit quality of all other loan types based on performing status. For a detailed description of the risk grading, refer to Note 2.

The following tables present the recorded investment for loans and leases by credit quality indicator as of December 31, 2013 and 2012:

		Non-performing
	Performing	Accrual	Nonaccrual	Total
2013
Residential mortgages:
Residential (1)	$5,096,589	$—	$56,517	$5,153,106
Government insured pool buyouts (2) (3)	1,219,719	671,918	—	1,891,637
Lease financing receivables	1,233,414	—	4,527	1,237,941
Home equity lines	148,646	—	3,270	151,916
Consumer and credit card	5,117	—	37	5,154
Total	$7,703,485	$671,918	$64,351	$8,439,754

	Pass	Special Mention	Substandard	Doubtful	Total
2013
Commercial and commercial real estate:
Commercial	$1,621,479	$135	$1,106	$—	$1,622,720
Commercial real estate	2,989,493	34,012	166,745	—	3,190,250
Total commercial and commercial real estate	$4,610,972	$34,147	$167,851	$—	$4,812,970

		Non-performing
	Performing	Accrual	Nonaccrual	Total
2012
Residential mortgages:
Residential (1)	$3,880,360	$—	$68,924	$3,949,284
Government insured pool buyouts (2) (3)	1,590,732	1,168,732	—	2,759,464
Lease financing receivables	834,925	—	2,010	836,935
Home equity lines	175,354	—	4,246	179,600
Consumer and credit card	7,699	—	339	8,038
Total	$6,489,070	$1,168,732	$75,519	$7,733,321

	Pass	Special Mention	Substandard	Doubtful	Total
2012
Commercial and commercial real estate:
Commercial	$1,368,054	$565	$8,416	$4,405	$1,381,440
Commercial real estate	3,027,554	79,779	282,995	—	3,390,328
Total commercial and commercial real estate	$4,395,608	$80,344	$291,411	$4,405	$4,771,768

(1)	For the periods ended December 31, 2013 and December 31, 2012, performing residential mortgages included $7,879 and $14,682, respectively of ACI loans greater than 90 days past due and still accruing.

(2)
For the periods ended December 31, 2013 and December 31, 2012, performing government insured pool buyouts included $350,312 and $553,902, respectively of ACI loans greater than 90 days past due and still accruing.

(3)
Non-performing government insured pool buyouts represent loans that are 90 days or greater past due but remain on accrual status as the interest earned is insured and thus collectible from the insuring governmental agency.

The following tables present an aging analysis of the recorded investment for loans and leases by class as of December 31, 2013 and 2012:

	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total Loans Held for Investment Excluding ACI
2013
Residential mortgages:
Residential	$10,145	$4,683	$56,517	$71,345	$5,011,257	$5,082,602
Government insured pool buyouts (1)	90,795	55,666	671,918	818,379	492,367	1,310,746
Commercial and commercial real estate:
Commercial	—	2	1,005	1,007	1,613,899	1,614,906
Commercial real estate	2,909	—	—	2,909	2,853,550	2,856,459
Lease financing receivables	7,277	3,098	1,024	11,399	1,226,542	1,237,941
Home equity lines	2,614	396	3,270	6,280	145,636	151,916
Consumer and credit card	23	12	37	72	5,082	5,154
Total loans and leases held for investment	$113,763	$63,857	$733,771	$911,391	$11,348,333	$12,259,724

2012
Residential mortgages:
Residential	$12,648	$4,844	$68,924	$86,416	$3,759,325	$3,845,741
Government insured pool buyouts (1)	132,479	70,915	1,168,732	1,372,126	625,269	1,997,395
Commercial and commercial real estate:
Commercial	242	271	4,985	5,498	1,358,107	1,363,605
Commercial real estate	—	—	71,149	71,149	2,831,937	2,903,086
Lease financing receivables	4,250	2,039	571	6,860	830,075	836,935
Home equity lines	1,221	1,108	4,246	6,575	173,025	179,600
Consumer and credit card	57	30	339	426	7,612	8,038
Total loans and leases held for investment	$150,897	$79,207	$1,318,946	$1,549,050	$9,585,350	$11,134,400

(1)	Government insured pool buyouts remain on accrual status after 90 days as the interest earned is collectible from the insuring governmental agency.
Impaired Loans — Impaired loans include loans identified as troubled loans as a result of a borrower’s financial difficulties and other loans on which the accrual of interest income is suspended. The Company continues to collect payments on certain impaired loan balances on which accrual is suspended.
The following tables present the unpaid principal balance, the recorded investment and the related allowance for impaired loans as of December 31, 2013 and 2012:

	2013			2012
	Unpaid Principal Balance	Recorded Investment(1)	Related Allowance	Unpaid Principal Balance	Recorded Investment(1)	Related Allowance
With an allowance recorded:
Residential mortgages:
Residential	$67,663	$64,079	$9,134	$77,501	$75,111	$12,568
Commercial and commercial real estate:
Commercial	—	—	—	12,356	2,615	371
Commercial real estate	1,161	1,172	248	56,997	33,967	5,198
Total impaired loans with an allowance recorded	$68,824	$65,251	$9,382	$146,854	$111,693	$18,137

Without a related allowance recorded:
Residential mortgages:
Residential	$34,898	$26,393		$25,602	$20,163
Commercial and commercial real estate:
Commercial	—	—		5,413	4,446
Commercial real estate	23,281	21,575		59,332	51,234
Total impaired loans without an allowance recorded	$58,179	$47,968		$90,347	$75,843

(1)	The primary difference between the unpaid principal balance and recorded investment represents charge offs previously taken.

The following table presents the average investment and interest income recognized on impaired loans for the years ended December 31, 2013, 2012 and 2011:

	2013		2012		2011
	Average Investment	Interest Income Recognized	Average Investment	Interest Income Recognized	Average Investment	Interest Income Recognized
With and without a related allowance recorded:
Residential mortgages:
Residential	$93,722	$2,805	$91,250	$2,457	$87,037	$1,696
Commercial and commercial real estate:
Commercial	3,972	2	9,130	43	7,945	361
Commercial real estate	68,448	911	105,120	2,230	156,292	2,748
Total impaired loans	$166,142	$3,718	$205,500	$4,730	$251,274	$4,805
The following table presents the recorded investment for loans and leases on nonaccrual status by class and loans greater than 90 days past due and still accruing as of December 31, 2013 and 2012:

	2013		2012
	Nonaccrual Status	Greater than 90 Days Past Due and Accruing	Nonaccrual Status	Greater than 90 Days Past Due and Accruing
Residential mortgages:
Residential	$56,517	$—	$68,924	$—
Government insured pool buyouts	—	671,918	—	1,168,732
Commercial and commercial real estate:
Commercial	1,005	—	4,985	—
Commercial real estate	17,544	—	71,149	—
Lease financing receivables	4,527	—	2,010	—
Home equity lines	3,270	—	4,246	—
Consumer and credit card	37	—	339	—
Total nonaccrual loans and leases	$82,900	$671,918	$151,653	$1,168,732

Troubled Debt Restructurings (TDR) — Modifications made to residential loans during the period included extension of original contractual maturity date, extension of the period of below market rate interest only payments, or contingent reduction of past due interest. Commercial loan modifications made during the period included extension of original contractual maturity date, payment forbearance, reduction of interest rates, or extension of interest only periods.
The following is a summary of information relating to modifications considered to be TDRs for the years ended December 31, 2013, 2012 and 2011:

	2013
	Number of Contracts	Pre- modification Recorded Investment	Post- modification Recorded Investment
Residential mortgages:
Residential	37	$12,711	$12,806
Commercial and commercial real estate:
Commercial real estate	2	1,695	1,695
Total	39	$14,406	$14,501

	2012
	Number of Contracts	Pre- modification Recorded Investment	Post- modification Recorded Investment
Residential mortgages:
Residential	51	$20,644	$20,681
Commercial and commercial real estate:
Commercial	9	2,172	2,172
Commercial real estate	15	27,167	27,167
Total	75	$49,983	$50,020

	2011
	Number of Contracts	Pre- modification Recorded Investment	Post- modification Recorded Investment
Residential mortgages:
Residential	136	$57,157	$57,244
Commercial and commercial real estate:
Commercial	5	6,550	6,550
Commercial real estate	16	10,943	10,943
Total	157	$74,650	$74,737
At December 31, 2013 and 2012, the Company included as TDRs 133 and 106 loans in Chapter 7 bankruptcy with net recorded investments of $15,988 and $10,031 in accordance with guidance published by the Office of the Comptroller of the Currency (OCC) during the third quarter 2012. As no contractual change to principal or interest was made by the Company on these loans, Chapter 7 bankruptcy loans have been excluded from the modification summaries above.

A loan is considered to re-default when it is 30 days past due. The number of contracts and recorded investment of loans that were modified during the last 12 months and subsequently defaulted during the years ended December 31, 2013, 2012 and 2011 are as follows:

	2013		2012		2011
	Number of Contracts	Recorded Investment	Number of Contracts	Recorded Investment	Number of Contracts	Recorded Investment
Residential mortgages:
Residential	1	$104	8	$2,523	23	$8,650
Commercial and commercial real estate:
Commercial	—	—	3	342	3	6,970
Commercial real estate	—	—	3	389	7	5,486
Total	1	$104	14	$3,254	33	$21,106
The recorded investment of TDRs as of December 31, 2013 and 2012 is summarized as follows:

	2013	2012
Loan Type:
Residential mortgages	$90,472	$95,275
Commercial and commercial real estate	8,598	64,674
Total recorded investment of TDRs	$99,070	$159,949
Accrual Status:
Current	$73,180	$86,495
30-89 days past-due accruing	3,732	3,600
90+ days past-due accruing	306	244
Nonaccrual	21,852	69,610
Total recorded investment of TDRs	$99,070	$159,949

TDRs classified as impaired loans	$99,070	$159,949
Valuation allowance on TDRs	9,134	16,258
9.  Servicing Activities and Mortgage Servicing Rights
A summary of MSR activities for the years ended December 31, 2013, 2012 and 2011 is as follows:

	2013	2012	2011
Balance, beginning of year	$375,859	$489,496	$573,196
Originated servicing rights capitalized upon sale of loans	100,426	76,238	56,268
Acquired servicing rights	65,188	14,445	—
Amortization	(126,803)	(137,433)	(96,022)
Decrease (increase) in valuation allowance	94,951	(63,508)	(39,455)
Other	(2,941)	(3,379)	(4,491)
Balance, end of year	$506,680	$375,859	$489,496

Valuation allowance:
Balance, beginning of year	$102,963	$39,455	$—
Increase in valuation allowance	693	68,206	39,455
Recoveries	(95,644)	(4,698)	—
Balance, end of year	$8,012	$102,963	$39,455
Components of loan servicing fee income, which includes servicing fees related to sales and securitizations, for the years ended December 31, 2013, 2012 and 2011 are presented below:

	2013	2012	2011
Contractually specified service fees, net	$149,237	$135,817	$149,065
Other ancillary fees	37,034	37,014	38,233
Other	2,488	2,433	2,141
	$188,759	$175,264	$189,439

Residential
The Company services mortgage loans for itself and others. At December 31, 2013 and 2012, the Company’s residential mortgage servicing portfolio totaled $59,492,000 and $49,422,000, respectively, including residential mortgage loans held for sale. At December 31, 2013 and 2012, the Company was subservicing approximately $1,543,000 and $1,776,000, respectively. For the years ended December 31, 2013, 2012 and 2011, the Company recognized subservicing revenue of $2,488, $2,433 and $2,141, respectively.
In connection with the servicing of the above loans, the Company maintains escrow funds for taxes and insurance in the name of investors, as well as collections in transit to investors. These escrow funds are segregated and held in separate bank accounts at EB or other financial institutions. Escrow funds held at the Company and included as noninterest-bearing deposits in the accompanying consolidated balance sheets are $845,359 and $1,143,520 at December 31, 2013 and 2012, respectively. Escrow funds deposited at other financial institutions and not included in the consolidated balance sheets are $81,732 and $103,871 at December 31, 2013 and 2012, respectively.
At December 31, 2013 and 2012, the Company had insurance coverage for errors and omissions in the amount of $20,000 and $20,000, respectively, and fidelity bond insurance of $65,000 and $60,000, respectively, related to these servicing activities.
On April 1, 2013, EverBank purchased the servicing rights to $12,962,454 of UPB of Fannie Mae residential servicing assets for $63,555 , which transferred on July 1, 2013. The acquired servicing rights are included in the residential class of MSR.
For loans securitized and sold for the years ended December 31, 2013 and 2012 with servicing retained, management used the following assumptions to determine the fair value of residential MSR at the date of securitization:

	2013			2012
Average discount rates	9.33%	—	9.85%	8.60%	—	9.92%
Expected prepayment speeds	8.78%	—	14.93%	10.13%	—	18.67%
Weighted-average life in years	5.33	—	8.08	4.65	—	6.70

At December 31, 2013 and 2012, the Company estimated the fair value of its capitalized residential MSR to be approximately $528,848 and $363,173, respectively. The carrying value of its residential MSR was $499,973 and $363,159 at December 31, 2013 and 2012, respectively. The unpaid principal balance below excludes $6,677,000 and $7,049,000 at December 31, 2013 and 2012, respectively, for loans with no related MSR basis.
The characteristics used in estimating the fair value of the residential MSR portfolio at December 31, 2013 and 2012 are as follows:

	2013	2012
Unpaid principal balance	$52,816,000	$42,373,000
Gross weighted-average coupon	4.46%	4.66%
Weighted-average servicing fee	0.29%	0.30%
Expected prepayment speed (1)	14.87%	19.73%
(1) The prepayment speed assumptions include a blend of prepayment speeds that are influenced by mortgage interest rates, the current macroeconomic environment and borrower behaviors and may vary over the expected life of the asset.
A sensitivity analysis of the Company’s fair value of residential mortgage servicing rights to hypothetical adverse changes of 10% and 20% to the weighted-average of certain key assumptions as of December 31, 2013 and 2012 is presented below.

	2013	2012
Prepayment Rate
10% adverse rate change	$22,941	$23,100
20% adverse rate change	44,156	44,232
Discount Rate
10% adverse rate change	19,303	12,696
20% adverse rate change	37,294	24,539
In the previous table, the effect of a variation in a specific assumption on the fair value is calculated without changing any other assumptions. This analysis typically cannot be extrapolated because the relationship of a change in one key assumption to the change in the fair value of the Company’s mortgage servicing rights usually is not linear. The effect of changing one key assumption will likely result in the change of another key assumption which could impact the sensitivities.
Commercial
During 2012 the Company acquired $14,445 of commercial MSR in connection with the BPL acquisition. As of December 31, 2013, the carrying value and fair value of our commercial MSR was $6,707. As of December 31, 2012, the carrying value and fair value of our commercial MSR was $12,700 and $15,698, respectively. Also as a result of the BPL acquisition, $15,771 of prepayment penalty income related to serviced loans in the Business Lending Trusts was recognized during the year ended December 31, 2013 in other noninterest income.

10. Premises and Equipment
Premises and equipment at December 31, 2013 and 2012 consist of the following:

	2013	2012
Computer hardware and software	$88,589	$80,002
Leasehold improvements	18,340	19,000
Furniture	17,963	17,985
Equipment	11,054	9,202
Building	1,585	1,250
	137,531	127,439
Less accumulated depreciation and amortization	(76,798)	(60,633)
	$60,733	$66,806
Equipment under operating leases at December 31, 2013 and 2012 consist of the following:

	2013	2012
Equipment under operating leases (1)	$56,619	$71,502
Less accumulated depreciation	(29,801)	(24,176)
	$26,818	$47,326

(1)	Balances exclude rent and deferred rent receivables as well as deferred origination cost.

Depreciation and amortization expense for premises and equipment was $20,528, $15,911 and $11,909 for the years ended December 31, 2013, 2012 and 2011, respectively. Depreciation expense for equipment under operating leases was $16,897, $20,062, and $11,030 for the years ended December 31, 2013, 2012 and 2011, respectively.

During the year ended December 31, 2013, the Company sold a portion of its default-servicing platform and entered into a plan to restructure its residential mortgage sales locations. Because of these initiatives, the Company recorded an impairment of $4,222 in its Consumer Banking segment, which is reflected in noninterest expense in the consolidated statements of income. The assets, primarily leasehold improvements, were written down to their salvage values less cost to sell.
11. Other Assets
Other assets at December 31, 2013 and 2012 are comprised of the following:

	2013	2012
Servicing advances, net of allowance of $9,642 and $11,518, respectively	$225,436	$125,118
Foreclosure claims receivable, net of allowance of $14,398 and $11,721, respectively	208,226	196,952
Income taxes receivable, net	71,372	—
Accrued interest receivable	66,782	82,965
Corporate advances, net of allowance of $6,168 and $8,967, respectively	64,702	47,778
Goodwill	46,859	46,859
Other real estate owned, net of allowance of $5,958 and $16,051, respectively	29,034	55,277
Fair value of derivatives, net	28,170	33,261
Prepaid assets	12,270	8,841
Margin receivable, net	6,370	40,260
Intangible assets, net	5,813	7,921
Other	49,840	57,833
	$814,874	$703,065
A summary of other real estate owned activity for the years ended December 31, 2013, 2012 and 2011 is as follows:

	2013	2012	2011
Balance, beginning of year	$55,277	$62,120	$56,616
Additions	47,790	49,485	65,230
Provision on OREO	(6,372)	(7,962)	(14,471)
Sales	(67,326)	(48,366)	(45,255)
Other	(335)	—	—
Balance, end of year	$29,034	$55,277	$62,120

12. Goodwill and Intangible Assets
The change in the carrying amount of goodwill for the years ended December 31, 2013 and 2012 is as follows:

	2013	2012
Balance, beginning of year	$46,859	$10,238
Goodwill acquired during the period	—	36,621
Balance, end of year	$46,859	$46,859
Substantially all acquired goodwill has been allocated to our Commercial Banking segment.
Intangible Assets
Components of the finite-lived intangible assets had the following carrying amounts and accumulated amortization at December 31, 2013 and 2012:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
2013
Technology platform	$6,237	$(3,575)	$2,662
Core deposit premium	3,200	(1,638)	1,562
Customer relationships	2,613	(1,024)	1,589
Total intangible assets	$12,050	$(6,237)	$5,813
2012
Technology platform	$6,237	$(2,186)	$4,051
Core deposit premium	3,200	(1,181)	2,019
Customer relationships	2,613	(762)	1,851
Total intangible assets	$12,050	$(4,129)	$7,921
Amortization expense related to intangible assets was $2,108, $1,583 and $1,217 for the years ended December 31, 2013, 2012 and 2011, respectively.
Future estimated amortization expense for intangible assets is as follows:

2014	$2,108
2015	1,933
2016	776
2017	452
2018	261
Thereafter	283
Total	$5,813
13. Deposits
Deposits as of December 31, 2013 and 2012 are comprised of the following:

	2013	2012
Noninterest-bearing demand	$1,076,631	$1,445,783
Interest-bearing demand	3,006,401	2,681,769
Market-based money market accounts	413,137	439,399
Savings and money market accounts, excluding market-based	5,110,992	4,451,843
Market-based time	597,858	736,612
Time, excluding market-based	3,056,321	3,386,982
	$13,261,340	$13,142,388
Deposits are reported net of unamortized yield adjustments of $3,224 and $5,179 and unamortized options related to index-linked time deposits of $5,943 and $7,578 at December 31, 2013 and 2012, respectively.

Scheduled maturities of time deposits at December 31, 2013 are as follows:

2014	$2,124,886
2015	654,877
2016	395,349
2017	176,900
2018	267,085
2019	44,227
2020	22
$3,663,346
Scheduled maturities are reported at the contractual deposit amount, gross of unamortized yield adjustments and unamortized options related to index-linked time deposits.
Time deposits that are $100,000 and greater are $1,631,153 and $1,730,666 as of December 31, 2013 and 2012, respectively.
Index-linked Time Deposits
MarketSafe Certificates of Deposit (CDs)—EB’s deposit products include MarketSafe CDs with returns that are based upon a variety of reference indices, including commodities, foreign currency and precious metals. These index-linked time deposits totaled $164,232 and $142,602 at December 31, 2013 and 2012, respectively. The general characteristics of all MarketSafe CDs include the following:

•
On the maturity date of each CD, a depositor will receive an amount equal to 100% of the original principal deposit (except upon an early withdrawal as described below) plus a supplemental payment based upon the performance of the underlying indices at specific points in time (the amount of the supplemental payment will never be a negative amount).

•	Each CD has a participation factor, which is a percentage of the upside index performance and which determines the return to the depositor on the maturity date.

•
Early withdrawals are not subject to principal protection or a guaranteed minimum annual percentage yield (APY), if any. EverBank will allow an early withdrawal only upon the death or adjudication of incompetence of the depositor, and penalties may apply.

•	Deposits are FDIC insured.

•	Terms have ranged from three to eight years.
Commodity Based CDs—During 2012 and 2013, EB had outstanding one commodity-based CD, the Diversified Commodities CD. The Diversified Commodities CD reference index is composed of ten equally weighted commodities (WTI crude oil, gold, silver, platinum, soybeans, corn, sugar, copper, nickel and lean hogs) and tied to spot pricing. Diversified Commodities CDs have a 100% participation factor, with a maximum market upside payment subject to a 10% cap of the individual commodities. The Diversified Commodities CD product was first issued March 29, 2011 and all such CDs mature by June 21, 2016.
Foreign Currency Based CDs—During 2012 and 2013, EB had outstanding four foreign currency based CDs, the BRIC CD, the Currency Returns CD, the Emerging Markets CD and the Evolving Economies CD. The BRIC CD reference index is comprised of four equally weighted currencies: Brazilian real, Russian ruble, Indian rupee, and Chinese renminbi. The BRIC CD product was first issued on August 25, 2009 and all such CDs matured by December 13, 2012. The Currency Returns CD reference index is the Deutsche Bank Currency Returns (DBCR) Index. The DBCR Index seeks to replicate three strategies (carry, momentum, and valuation) that are employed in the foreign currency market and combines them all into a single equally weighted index. Currency Returns CDs have a 100% participation factor. The Currency Returns CD product was first issued on September 28, 2010 and all such CDs mature by November 14, 2014. The Emerging Markets CD reference index is comprised of four equally weighted currencies: Columbian peso, Israeli shekel, South Korean won, and Turkish lira. The Emerging Markets CD product was first issued on September 24, 2012 and all such CDs mature by September 25, 2017. The Evolving Economies CD reference index is comprised of four equally weighted currencies: Columbian peso, Indian rupee, Mexican peso, and Turkish lira. Evolving Economies CDs have a participation factor equal to the greater of 15% or the performance of the Evolving Economies CD reference index. The Evolving Economies CD product was first issued on September 23, 2013 and all such CDs mature by October 19, 2018.
Metals Based CDs—During 2012 and 2013, EB had outstanding four metals-based CDs: Gold Bullion, Silver Bullion, Diversified Metals and Timeless Metals CDs. The Gold Bullion and Silver Bullion CDs are tied to spot pricing. The Gold Bullion CD product was first issued on October 25, 2005 and all such CDs mature by June 17, 2015. The Silver Bullion CD product was first issued on August 28, 2007 and all such CDs mature by June 16, 2016. The Diversified Metals CD reference index is composed of three equally weighted precious metal commodities (gold, silver, and platinum) and tied to spot pricing. Diversified Metal CDs have a 100% participation factor, with a maximum market upside payment limited to 50% of the principal deposit. The Diversified Metals CD product was first issued on May 25, 2010 and all such CDs mature by August 17, 2015. The Timeless Metals CD reference index is comprised of of five equally weighted precious metal commodities (copper, nickel, silver, platinum, and gold) and tied to spot pricing. Timeless Metals CDs have a 100% participation factor, with a maximum market upside payment limited to 50% of the principal deposit. The Timeless Metals CD product was first issued on June 21, 2011 and all such CDs mature by August 30, 2016.

Deposits Denominated in Foreign Currency
A summary of foreign currency denominated deposits at December 31, 2013 and 2012 is as follows:

	2013	2012
Noninterest-bearing demand	$3,060	$391
Money market accounts	361,029	378,418
Time	433,626	594,010
	$797,715	$972,819
A summary of foreign currency denominated deposits by currency at December 31, 2013 and 2012 is as follows:

	2013	2012
Australian Dollar	$148,970	$225,918
Chinese Renminbi	99,992	101,402
Norwegian Krone	90,096	108,552
Canadian Dollar	89,491	112,956
Swiss Franc	79,952	85,511
Singapore Dollar	55,865	59,978
Euro	53,121	51,095
New Zealand Dollar	48,880	58,270
Brazilian Real	46,525	71,271
Pound Sterling	15,199	14,671
South African Rand	14,704	22,381
Other	54,920	60,814
	$797,715	$972,819
14.   Other Borrowings
Other borrowings at December 31, 2013 and 2012 are comprised of the following:

	2013	2012
FHLB advances, including unamortized premium of $0 and $262, respectively	$2,353,000	$3,030,620
Securities sold under agreements to repurchase, including unamortized premium of $0 and $78, respectively	—	142,401
Note payable	24,000	—
	$2,377,000	$3,173,021
Advances from the FHLB at December 31, 2013 and 2012 are as follows:

	2013	2012
Fixed-rate advances with a weighted-average interest rate of 1.60% and 2.05%, respectively	$2,353,000	$2,412,858
Convertible advances with a weighted-average fixed interest rate of 0.00% and 4.24%, respectively	—	17,000
Overnight advances with a weighted-average floating interest rate of 0.00% and 0.36%, respectively	—	600,500
	$2,353,000	$3,030,358
Contractual maturity dates for FHLB advances at December 31, 2013 are as follows:

2014	$750,000
2015	331,000
2016	190,000
2017	380,000
2018	260,000
Thereafter	442,000
$2,353,000
At December 31, 2013, the Company had an agreement with the Federal Home Loan Bank of Atlanta to borrow up to 35% of the Bank’s assets, subject to the lendable value of the assets pledged under the facility. At December 31, 2012, the Company had an agreement with the Federal Home Loan Bank of Atlanta to borrow up to 30% of the Bank’s assets, subject to the lendable value of the assets pledged under the facility. The agreement requires a blanket floating lien on any of four loan categories: 1-4 family first mortgage loans, multifamily (5+ units) mortgage loans, home equity lines of credit and second mortgage loans, and commercial real estate loans. As of December 31, 2013 and 2012, all four loan categories were pledged to secure FHLB advances in a blanket floating lien. In addition, the Company also pledges certain investment securities from time to time to secure FHLB advances.
At December 31, 2013, the carrying amounts of loans and investment securities pledged to secure FHLB advances were $11,115,085 and $120,931, respectively. At December 31, 2012, the carrying amount of loans and investment securities pledged to secure FHLB advances were $12,359,633 and $65,556, respectively. The lendable value of assets pledged was $4,580,977 and $3,505,495 as of December 31, 2013 and 2012, respectively. Based on the lendable value of assets pledged, the Company was eligible to borrow an additional $2,167,727 and $475,119 at December 31, 2013 and 2012, respectively.

At December 31, 2013 and 2012, investment securities with a carrying value of $0 and $178,468, respectively, were pledged to secure securities sold under agreements to repurchase.
During July 2012, in order to support the acquisition of BPL and other strategic priorities, EB entered into commitments for five new fixed rate advances and modified five existing advances from the FHLB.  The new commitments represent a total borrowing of $636,000 which funded September 28, 2012 with interest rates on the advances ranging from 2.28% to 3.28% and principal payments beginning June 2021 with varying maturity dates occurring through March 2032.  The weighted average interest rate and weighted average maturity for these advances represents 2.94% and 13 years, respectively.  The five advances modified represent a principal balance of $250,000 with post-modification interest rates ranging from 1.23% to 1.89% and newly scheduled maturities beginning in February 2018 and occurring through February 2021.  The average interest rate and average remaining maturity for these advances before modification represented 0.73% and approximately 2 years, while following modification the weighted average interest rate and weighted average maturity increased to 1.58% and approximately 7 years, respectively.
During September 2013, the Company early extinguished FHLB advances with a principal balance of $770,000. The consideration paid for the early extinguishment was $733,969 representing the net settlement of the advance balances. The resulting gain of $36,031 recognized upon extinguishment was recorded in other noninterest income in the consolidated statements of income. As a result of the extinguishment, the forecasted transactions related to the interest payments associated with this debt were no longer expected to occur which resulted in the reclassification of $31,036 in unrealized losses previously recorded in accumulated other comprehensive income to other noninterest income.
In October 2013, the Company early extinguished an additional FHLB advance with a principal balance of $104,000. The consideration paid for this early extinguishment was $93,600 representing the net settlement of the advance balance. The resulting gain of $10,400 realized upon extinguishment was recorded in other noninterest income in the consolidated statements of income.
As of December 31, 2013, the note payable of $24,000 represents a noninterest-bearing promissory note payable to the FDIC. The note matures on December 31, 2014 with the full principal amount due at maturity. The note payable was issued as part of the settlement of the FDIC clawback liability recorded as part of the Bank of Florida acquisition. See Note 7 for additional information related to the termination of the loss sharing agreements.
Interest expense on FHLB advances for the years ended December 31, 2013, 2012 and 2011 was $68,214, $44,879 and $31,912, respectively.
15. Trust Preferred Securities
As of December 31, 2013, the Company sponsored and wholly-owned 100% of the common equity of eight unconsolidated trusts that were formed for the purpose of issuing Company-obligated mandatorily redeemable preferred securities (“Trust Preferred Securities”) to third-party investors and investing the proceeds from the sale of the Trust Preferred Securities solely in junior subordinated debt securities of the Company (the “Debentures”). The Debentures held by the trusts, which totaled $103,750 at December 31, 2013 and 2012, are the sole assets of each trust.
The Company’s obligations under the Debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the obligations of the trusts. The guarantee covers the distributions and payments on liquidation or redemption of the Trust Preferred Securities, but only to the extent of funds held by the trusts. The Company has the right to redeem the Debentures in whole or in part, on or after specific dates, at a redemption price specified in the indentures plus any accrued but unpaid interest to the redemption date.
In January 2011, the Company purchased $10,000 of its own trust preferred securities due in September 2037 at a discount, resulting in a gain on extinguishment of debt of $4,400 which is included in other noninterest income in the consolidated statements of income. As a result of the extinguishment, the forecasted transactions related to the interest payments associated with this debt were no longer expected to occur, and the fair value of the cash flow hedge of $293 at the date of extinguishment was reclassified from AOCI to other noninterest income.
Total interest expense on trust preferred securities for the years ended December 31, 2013, 2012 and 2011 is $6,584, $6,006 and $6,641, respectively.

The terms of the outstanding trust preferred securities at December 31, 2013 and 2012 are summarized as follows:

Maturity		Dividend Rate	2013	2012
July 2031		10.25% fixed	$15,000	$15,000
July 2031	(1)	Three-month LIBOR, plus 3.58% (3.82% and 3.89%, respectively)	15,000	15,000
January 2035		Three-month LIBOR, plus 1.99% (2.23% and 2.33%, respectively)	10,000	10,000
August 2035		Fixed at 6.40% to August 2015 (thereafter, three-month LIBOR, plus 1.80%)	10,000	10,000
November 2035		Fixed at 6.08% to November 2015 (thereafter, three-month LIBOR, plus 1.49%)	10,000	10,000
December 2036		Fixed at 6.74% to December 2016 (thereafter, three-month LIBOR, plus 1.74%)	15,750	15,750
June 2037		Three-month LIBOR, plus 1.70% (1.94% and 2.00%, respectively)	15,000	15,000
September 2037		Three-month LIBOR, plus 1.70% (1.94% and 2.00%, respectively)	13,000	13,000
			$103,750	$103,750
(1) London Interbank Offered Rate
For the first trust preferred security listed above (July 2031 maturity, 10.25% fixed, $15,000 principal amount outstanding), interest is payable semi-annually and may be deferred at any time at the election of the Company for up to 10 consecutive semiannual periods. For all other trust preferred securities listed above, interest is payable quarterly and may be deferred at any time at the election of the Company for up to 20 consecutive quarterly periods.  During a deferral period, the Company is subject to certain restrictions, including being prohibited from declaring and paying dividends on its common stock or preferred stock.  As of December 31, 2013, the Company had not elected to defer interest payments on any of its trust preferred securities.
16.  Shareholders’ Equity
Series A 6.75% Non-Cumulative Perpetual Preferred Stock — The Series A 6.75% Non-Cumulative Perpetual Preferred Stock (Series A 6.75% Preferred Stock) has a par value $0.01 per share, has no stated maturity and a liquidation preference of $25.00 per depositary share, where one depositary share represents a 1/1,000th interest in a share of the Series A 6.75% Preferred Stock. Redemption is solely at the option of the Company in whole following a regulatory capital treatment event, as defined. In addition, the Series A 6.75% Preferred Stock may be redeemed in whole or in part on January 5, 2018 or any dividend payment date thereafter. Under current rules, any redemption of the Series A 6.75% Preferred Stock is subject to prior approval of the Federal Reserve Board, and it is not subject to any sinking fund or other obligations of the Company.
Dividends, if declared, will accrue and be payable on the liquidation preference amount, on a non-cumulative basis, and are payable in arrears at a rate of 6.75% per annum. As of December 31, 2013, no dividends were in arrears.
17. Accumulated Other Comprehensive Income (Loss)
AOCI for years ended December 31, 2013, 2012 and 2011 consists of the following:

	2013	2012	2011
Unrealized holding gains (losses) on debt securities:
Balance, beginning of year	$20,369	$(16,197)	$19,712
Reclassification of unrealized gains to earnings	(4,225)	—	(15,892)
Unrealized gains (losses) due to changes in fair value	(18,304)	58,893	(40,711)
OTTI loss (noncredit portion), net of accretion	923	—	(502)
Tax effect	8,215	(22,327)	21,196
Balance, end of year	6,978	20,369	(16,197)
Fair market value of interest rate swaps:
Balance, beginning of year	(65,191)	(83,153)	(14,493)
Net unrealized gains (losses) due to changes in fair value	77,269	28,803	(110,755)
Tax effect	(29,373)	(10,841)	42,095
Balance, end of year	(17,295)	(65,191)	(83,153)
Net loss on settlement of forward swaps:
Balance, beginning of year	(41,962)	(8,399)	(10,275)
Losses associated with current period transactions	(53,226)	(65,306)	(4,816)
Reclassification of unrealized net losses to earnings	52,701	11,103	7,515
Tax effect	189	20,640	(823)
Balance, end of year	(42,298)	(41,962)	(8,399)
Total accumulated other comprehensive income (loss)	$(52,615)	$(86,784)	$(107,749)

18. General and Administrative Expense
Components of general and administrative expenses for the years ended December 31, 2013, 2012 and 2011 are presented below:

	2013	2012	2011
Legal and professional fees, excluding consent order expense	$30,782	$45,655	$50,284
Credit-related expenses:
Foreclosure and OREO expense	34,051	54,385	35,306
Other credit-related expense	15,792	29,490	47,544
FDIC premium assessment and other agency fees	34,857	39,183	29,032
Advertising and marketing expense	29,201	36,016	17,667
Loan origination expense, net of deferred cost	4,291	9,274	3,911
Portfolio expense	12,722	14,744	8,889
Consent order expense	72,339	24,657	7,006
Write-down of Tygris indemnification asset	—	—	8,680
Other	51,460	53,973	43,198
	$285,495	$307,377	$251,517
19.  Income Taxes
The provision for income taxes for the years ended December 31, 2013, 2012 and 2011 consists of the following:

	2013	2012	2011
Current:
Federal	$(17,927)	$65,877	$(17,312)
State	694	7,495	1,937
Total current	(17,233)	73,372	(15,375)
Deferred:
Federal	92,041	(26,854)	46,705
State	6,492	(4,563)	(2,545)
Total deferred	98,533	(31,417)	44,160
Total income tax	$81,300	$41,955	$28,785
The Company’s actual provision for income taxes differs from the expected federal income tax provision for the years ended December 31, 2013, 2012 and 2011, as follows:

	2013		2012		2011
	Amount	Rate	Amount	Rate	Amount	Rate
Tax computed at the federal statutory rate	$76,314	35.00%	$40,599	35.00%	$28,530	35.00%
State income taxes, net of federal income tax effect	4,539	2.08%	1,991	1.72%	(698)	(0.86)%
Revaluation of net unrealized built-in loss (NUBIL)	—	—%	—	—%	691	0.85%
Other	447	0.21%	(635)	(0.55)%	262	0.32%
Provision for Income Taxes	$81,300	37.29%	$41,955	36.17%	$28,785	35.31%

The components of the Company’s deferred tax assets and liabilities in the consolidated balance sheets as of December 31, 2013 and 2012 are as follows:

	2013	2012
Deferred tax assets
Federal net operating loss carryforwards	$68,024	$68,024
State net operating loss carryforwards	9,471	8,416
Interest rate swaps	36,503	65,688
Credit and other reserves	39,588	50,226
Allowance for loan losses	24,168	31,198
Purchase accounting	33,919	25,209
FDIC clawback liability	—	19,283
Security and loan valuations	5,743	17,299
Share-based compensation	7,282	6,312
Nonaccrual interest on loans	3,666	5,933
Other	21,264	14,624
Total deferred tax assets	249,628	312,212
Valuation allowance	(5,258)	(5,365)
Total deferred tax assets, net of valuation allowance	244,370	306,847
Deferred tax liabilities
Equipment leases	66,071	49,958
Mortgage servicing rights	80,678	27,563
Purchase accounting	12,176	17,676
Available for sale securities	4,279	12,494
Fixed assets	7,481	9,481
Deferred tax gain	2,246	3,371
Other	20,064	15,427
Total deferred tax liabilities	192,995	135,970
Net deferred tax assets	$51,375	$170,877
Recognition of deferred tax assets is based on management’s belief that it is more likely than not the tax benefit associated with temporary differences, operating loss carryforwards and tax credit carryforwards will be utilized. A valuation allowance is recorded for those deferred tax assets for which it is more likely than not that realization will not occur.
At December 31, 2013, the Company had a deferred tax asset of $68,024 attributable to federal operating loss carryforwards. The federal operating loss carryforward, which should expire in 2030, is attributable to the Tygris acquisition and is subject to an annual limitation. A valuation allowance is not warranted for the federal operating loss carryforwards due to the Company’s positive earnings history. Additionally, any potential ownership changes should not have an impact on the utilization of the federal operating loss carryforwards.
At December 31, 2013, the Company had a gross deferred tax asset of $9,471 attributable to state operating loss carryforwards. Management does not believe that it can realize all of its state net operating loss carryforwards. Accordingly, a valuation allowance of $5,258 was established for state net operating loss carryforwards.
Deferred tax expense does not include the change in the Company’s net deferred tax assets associated with the tax effects of other comprehensive income adjustments. The Company’s net deferred tax assets decreased $20,969 for other comprehensive income adjustments.
A reconciliation of the beginning and ending unrecognized tax benefits as of December 31, 2013, 2012 and 2011 is as follows:

	2013	2012	2011
Balance, beginning of year	$2,727	$4,186	$5,197
Additions based on tax positions related to the current year	—	—	1,268
Reductions for tax positions of prior years	(305)	(41)	—
Reductions for lapse of statute of limitations	(1,154)	(1,418)	(2,279)
Balance, end of year	$1,268	$2,727	$4,186
As of December 31, 2013, 2012 and 2011, the balance of unrecognized tax benefits, if recognized, that would reduce the effective tax rate was $824, $1,129 and $1,170, respectively. Included in the unrecognized tax benefits are some items whose recognition would not impact the effective tax rate, such as the tax effect of temporary differences and the portion of gross state unrecognized tax benefits that would be offset by the federal tax effect. The unrecognized tax benefits balance is not expected to decline over the next 12 months.
The Company classifies interest and penalties on uncertain tax positions as a component of general and administrative expenses. The Company’s accrued interest and penalties on unrecognized tax benefits was $175 and $404 as of December 31, 2013 and 2012, respectively. Accrued interest and penalties are included in accounts payable and accrued liabilities in the Company’s consolidated balance sheets.

The Company is subject to periodic review by federal and state taxing authorities in the ordinary course of business. With few exceptions, the Company is no longer subject to examination by these taxing authorities for years prior to 2010.
20. Employee Benefit Plan
The Company sponsors a defined contribution plan, adopted under Internal Revenue Code 401(k) (the Plan), covering substantially all full-time employees meeting certain eligibility requirements. During the year ended December 31, 2012 the plan increased the employee contribution limit from 18% to 100%. Employees may contribute between 1% and 100% of their eligible pretax compensation to the Plan, subject to Internal Revenue Code 401(k) contribution limits. The Company matches, based on the employee's contribution, up to 4% of an employee’s eligible compensation contributed as an elective deferral. The Company recognized expense related to these contributions of $8,987, $6,372 and $4,689 during the years ended December 31, 2013, 2012 and 2011, respectively.
In addition, the Company may make profit-sharing contributions to the Plan at the discretion of the Board of Directors. During the years ended December 31, 2013, 2012 and 2011, the Company recognized expense related to the Plan of $3,800, $7,500 and $5,502, respectively.
Expenses related to 401(k) matching and profit-sharing contributions are included in salaries, commissions, and other employee benefits expense in the consolidated statements of income.
21. Share-Based Compensation
The Company issues share-based compensation awards under the EverBank Financial Corp Equity Incentive Plan. These awards include stock options and nonvested stock. All awards granted are approved by the Compensation Committee of the Board of Directors. New common shares are issued from authorized and available shares. At December 31, 2013 a total of 14,164,002 shares were available for future grants. The Company’s compensation expense and its related income tax benefit are as follows:

	2013	2012	2011
Share-based compensation expense recorded in salaries, commissions and other employee benefits expense	$4,455	$3,993	$3,732
Share-based compensation expense recorded in general and administrative expense	324	259	—
Income tax benefit	1,816	1,616	1,318
Option Plans — The Company issues stock options under the EverBank Financial Corp Equity Incentive Plan. These options allow certain employees of the Company and other subsidiaries to purchase shares of common stock as an incentive for continued performance.
The fair value of options, as determined by the Black-Scholes option-pricing model, is recognized as compensation expense on a straight-line basis over the vesting period. In determining compensation expense, the Company evaluates annual forfeiture rates for stock options based on historical experience. Compensation cost not yet recognized for nonvested options was $7,067 at December 31, 2013 and is expected to be recognized over a weighted average period of 1.6 years.
Significant assumptions used in the Black-Scholes option-pricing model to determine the fair value of stock options are as follows:

	2013			2012			2011
Risk-free interest rate	1.52%	-	1.76%	1.52%	-	1.93%	2.67%	-	3.33%
Expected volatility	38.93%			25.42%			25.34%	-	25.99%
Weighted-average expected volatility	38.93%			25.42%			25.66%
Expected term (years)	9.1			8.8			8.8
Dividend yield	0.55%			—%			—%
The risk-free interest rate is based on the U.S. Treasury constant maturity yield for treasury securities with maturities approximating the expected life of the options granted on the date of grant. The expected option terms were based on the Company’s historical exercise and post-vesting termination behaviors. The Company analyzes a group of publicly-traded peer institutions to determine the expected volatility of its stock. The peer group is assessed for adequacy annually, or as circumstances indicate significant changes to the composition of the peer group are warranted. Volatility for the Company's stock is estimated utilizing the average volatility calculated for the peer group, which is based upon daily price observations over the estimated term of the options granted.
Options vest over various periods, generally one to five years, and terms range from five to 10 years. Based on historical experience and the characteristics of the grantee, the Company uses estimated forfeiture rates that range from 0% to 20% over the term of the options. Amounts included in compensation expense reflect the fair value of the underlying options as of the grant date multiplied by the number of options expected to vest, accrued on a straight-line basis over the applicable vesting period.

A summary of the Company’s stock option activity for the year ended December 31, 2013, is as follows:

	Options	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding, beginning of year	11,551,087	$11.60
Granted	540,292	16.70
Exercised	(1,557,750)	8.15		$11,232
Forfeited	(196,073)	13.66
Canceled	(17,673)	12.07
Outstanding, end of year	10,319,883	$12.35	5.3	$61,946

Options exercisable at year end	7,125,780	$11.37	4.4	$49,767
Options vested and expected to vest	9,977,466	$12.30	5.2	$38,693

The following table provides additional information related to options awarded and options exercised for the years ended December 31, 2013, 2012 and 2011:

	2013	2012	2011
Options awarded	540,292	774,960	741,187
Weighted-average grant date fair value of options awarded	$7.53	$6.98	$5.29
Options exercised	1,557,750	649,200	523,845
Total intrinsic value of options exercised	$11,232	$5,633	$5,970
Cash received upon exercise of options	$12,694	$2,874	$1,604
Tax benefits realized upon exercise of options	$3,349	$1,950	$2,255

Nonvested Stock — The Company issues nonvested shares of stock to certain employees as an incentive for continued employment and certain directors in lieu of cash payouts for compensation. The shares generally vest based on future service with the Company. Compensation expense is based on the estimated fair value of the shares at the date of issuance and is recognized on a straight-line basis over the applicable vesting schedule. Compensation expense not yet recognized for nonvested stock was $4,029 at December 31, 2013 and is expected to be recognized over a weighted-average period of 2.2 years.
A summary of the Company’s nonvested stock activity for the years ended December 31, 2013, 2012 and 2011 is as follows:

	2013		2012		2011
	Nonvested Stock	Weighted- Average Grant Date Fair Value	Nonvested Stock	Weighted- Average Grant Date Fair Value	Nonvested Stock	Weighted- Average Grant Date Fair Value
Outstanding, beginning of year	163,735	$9.71	470,605	$7.52	629,265	$7.13
Issued	296,242	16.48	62,100	13.41	14,175	14.33
Vested	(80,610)	9.55	(368,970)	7.50	(169,695)	6.56
Forfeited	(6,760)	16.71	—	—	(3,140)	11.69
Outstanding, end of year	372,607	$15.00	163,735	$9.71	470,605	$7.52

22.  Earnings Per Share
The following table sets forth the computation of basic and diluted earnings per common share for the years ended December 31, 2013, 2012 and 2011:

	2013	2012	2011
Net income	$136,740	$74,042	$52,729
Less dividends on preferred stock	(10,125)	(7,046)	(818)
Less undistributed net income allocated to participating preferred stock	—	(3,678)	(10,400)
Net income allocated to common shareholders	$126,615	$63,318	$41,511
(Units in Thousands)
Average common shares outstanding	122,245	104,014	74,892
Common share equivalents:
Stock options	1,616	1,663	2,209
Nonvested stock	88	274	405
Average common shares outstanding, assuming dilution	123,949	105,951	77,506
Basic earnings per share	$1.04	$0.61	$0.55
Diluted earnings per share	$1.02	$0.60	$0.54
On January 25, 2012, the Company’s Board of Directors approved a special cash dividend of $4,482 to the holders of the Series A 6% Preferred Stock, which was paid on March 1, 2012, in order to induce conversion to shares of Common Stock. On April 24, 2012, the Company's Board of Directors approved a special cash dividend of $1,073 to the holders of the Series B Preferred Stock, which was paid on June 19, 2012. In addition, the Company included the Series A 6% Preferred Stock and Series B Preferred Stock as a participating security through the date of conversion and upon conversion, the Company has included the converted common shares in common shares outstanding.
Certain securities were antidilutive and were therefore excluded from the calculation of diluted earnings per share. Common shares attributed to these antidilutive securities had these securities been exercised or converted as of December 31, 2013 2012 and 2011 are as follows:

	2013	2012	2011
Stock Options	3,800,027	5,648,587	5,160,127

23.  Derivative Financial Instruments
The fair values of derivatives are reported in other assets, deposits, or accounts payable and accrued liabilities. The fair values are derived using the valuation techniques described in Note 24. The total notional or contractual amounts and fair values as of December 31, 2013 and 2012 are as follows:

		Fair Value
	Notional Amount	Asset Derivatives	Liability Derivatives
2013
Qualifying hedge contracts accounted for under Accounting Standards Codification (ASC) 815, Derivatives and Hedging
Cash flow hedges:
Forward interest rate swaps	$253,000	$—	$27,897
Derivatives not designated as hedging instruments under ASC 815, Derivatives and Hedging
Freestanding derivatives:
IRLCs	590,020	896	2,566
Forward and optional forward sales commitments	1,001,489	12,228	2,948
Interest rate swaps	75,239	—	347
Foreign exchange contracts	807,732	4,073	14,318
Foreign currency, commodity and metals indexed options	171,405	7,719	—
Options embedded in client deposits	170,176	—	7,689
Indemnification assets	147,897	7,531	—
Total freestanding derivatives		32,447	27,868
Netting and cash collateral adjustments (1)		(4,277)	(40,367)
Total derivatives		$28,170	$15,398

		Fair Value
	Notional Amount	Asset Derivatives	Liability Derivatives
2012
Qualifying hedge contracts accounted for under ASC 815, Derivatives and Hedging
Fair Value hedges:
Interest rate swaps	$31,247	$—	$579
Cash flow hedges:
Forward interest rate swaps	703,000	$—	$105,166
Derivatives not designated as hedging instruments under ASC 815, Derivatives and Hedging
Freestanding derivatives:
IRLCs	1,737,555	10,904	970
Forward sales commitments	2,781,788	2,498	6,481
Foreign exchange contracts	963,820	10,368	2,121
Equity, foreign currency, commodity and metals indexed options	150,885	15,880	—
Options embedded in client deposits	150,181	—	15,750
Indemnification assets	273,687	9,092	—
Total freestanding derivatives		48,742	25,322
Netting and cash collateral adjustments (1)		(15,481)	(110,641)
Total derivatives		$33,261	$20,426

(1)
Amounts represent the effect of legally enforceable master netting agreements that allow the Company to settle positive and negative positions as well as cash collateral and related accrued interest held or placed with the same counterparties. Amounts as of December 31, 2013 and 2012 include derivative positions netted totaling $1,763 and $651, respectively.

Cash Flow Hedges
As of December 31, 2013, AOCI included $18,321 of deferred pre-tax net losses expected to be reclassified into earnings during the next 12 months for derivative instruments designated as cash flow hedges of forecasted transactions. The Company is hedging its exposure to the variability of future cash flows for forecasted transactions of fixed-rate debt for a maximum of 10 years.
Freestanding Derivatives

The following table shows the net losses recognized for the years ended December 31, 2013, 2012 and 2011 in the consolidated statements of income related to derivatives not designated as hedging instruments under ASC 815, Derivatives and Hedging. These gains and losses are recognized in noninterest income, except for the indemnification assets which are recognized in general and administrative expense.

	2013	2012	2011
Gains (losses) on interest rate contracts (1)	$86,772	$(118,875)	$(69,490)
Gains (losses) on indemnification assets (2)	(1,561)	552	(8,680)
Other	(172)	316	(444)
Total	$85,039	$(118,007)	$(78,614)

(1)	Interest rate contracts include interest rate lock commitments, forward and optional forward sales commitments, and interest rate swaps.
(2)     Refer to Note 24 for additional information relating to the indemnification asset.
Interest rate contracts are predominantly used as economic hedges of interest rate lock commitments and loans held for sale. Other derivatives are predominantly used as economic hedges of foreign exchange, commodity, metals and equity risk.
Credit Risk Contingent Features
Certain of the Company’s derivative instruments contain provisions that require the Company to post collateral when derivatives are in a net liability position. The provisions generally are dependent upon the Company’s credit rating based on certain major credit rating agencies or dollar amounts in a liability position at any given time which exceed specified thresholds, as indicated in the relevant contracts. In these circumstances, the counterparties could demand additional collateral or require termination or replacement of derivative instruments in a net liability position. The aggregate fair value of all derivative instruments with such credit-risk-related contingent features in a net liability position on December 31, 2013 and 2012 was $42,562 and $107,215, respectively. The Company offsets derivative instruments against the rights to reclaim cash collateral or the obligations to return cash collateral in the balance sheet. As of December 31, 2013 and 2012, $42,130 and $109,990, respectively, in collateral was netted against liability derivative positions subject to master netting agreements. As of December 31, 2013 and 2012, $6,370 and $40,260, respectively, of collateral was posted for positions not subject to master netting agreements.
Counterparty Credit Risk
The Company is exposed to counterparty credit risk if counterparties to the derivative contracts do not perform as expected. If the counterparty fails to perform, counterparty credit risk equals the amount reported as derivative assets in the balance sheet. The amounts reported as derivative assets are derivative contracts in a gain position, and to the extent subject to master netting arrangements, net of derivatives in a loss position with the same counterparty and cash collateral received. The Company minimizes this risk through obtaining credit approvals, monitoring credit limits, monitoring procedures, and executing master netting arrangements and obtaining collateral, where appropriate. The Company offsets derivative instruments against the rights to reclaim cash collateral or the obligations to return cash collateral in the balance sheet. As of December 31, 2013 and 2012, $6,040 and $14,830, respectively, in collateral was netted against asset derivative positions subject to master netting agreements. As of December 31, 2013 and 2012, the Company held $6,040 and $15,220, respectively, in collateral from its counterparties. Counterparty credit risk related to derivatives is considered in determining fair value.
24.  Fair Value Measurements
Asset and liability fair value measurements have been categorized based upon the fair value hierarchy described below:
Level 1 – Valuation is based upon quoted market prices for identical instruments in active markets.
Level 2 – Valuation is based upon quoted market prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.
Level 3 – Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect estimates or assumptions that market participants would use in pricing the assets or liabilities. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Recurring Fair Value Measurements
As of December 31, 2013 and 2012, assets and liabilities measured at fair value on a recurring basis including certain loans held for sale for which the Company has elected the fair value option, are as follows:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Netting	Total
2013
Financial assets:
Available for sale securities:
Residential CMO securities - nonagency	$—	$1,109,271	$—	$—	$1,109,271
Asset-backed securities	—	3,086	—	—	3,086
Other	399	2,871	—	—	3,270
Total available for sale securities	399	1,115,228	—	—	1,115,627
Loans held for sale	—	613,459	58,912	—	672,371
Derivative financial instruments:
Derivative assets (Note 23)	—	24,020	8,427	(4,277)	28,170
Derivative liabilities (Note 23)	—	53,199	2,566	(40,367)	15,398

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Netting	Total
2012
Financial assets:
Available for sale securities:
Residential CMO securities - nonagency	$—	$1,611,775	$—	$—	$1,611,775
Asset-backed securities	—	7,526	—	—	7,526
Other	267	310	—	—	577
Total available for sale securities	267	1,619,611	—	—	1,619,878
Loans held for sale	—	1,452,236	—	—	1,452,236
Financial liabilities:
FDIC clawback liability	—	—	50,720	—	50,720
Derivative financial instruments:
Derivative assets (Note 23)	10,368	29,282	9,092	(15,481)	33,261
Derivative liabilities (Note 23)	2,121	128,946	—	(110,641)	20,426

Changes in assets and liabilities measured at level 3 fair value on a recurring basis for the years ended December 31, 2013, 2012 and 2011 are as follows:

	Loans Held for Sale (1)	FDIC Clawback Liability (2)	Freestanding Derivatives (3)
2011
Balance, beginning of period	$15,136	$(39,311)	$8,949
Purchases	—	—	13,902
Issuances	—	—	(5,344)
Settlements	(1,032)	—	(33)
Transfers out of level 3	—	—	(269)
Gains (losses) included in earnings for the period	1,358	(4,006)	(8,665)
Balance, end of period	$15,462	$(43,317)	$8,540
Change in unrealized net gains (losses) included in net income related to assets and liabilities still held as of December 31, 2011	$1,358	$(4,006)	$(8,378)
2012
Balance, beginning of period	$15,462	$(43,317)	$8,540
Settlements	(623)	—	—
Transfers out of level 3	(14,946)	—	—
Gains (losses) included in earnings for the period	107	(7,403)	552
Balance, end of period	$—	$(50,720)	$9,092
Change in unrealized net gains (losses) included in net income related to assets and liabilities still held as of December 31, 2012	$107	$(7,403)	$552
2013
Balance, beginning of period	$—	$(50,720)	$9,092
Issuances	518,569	—	171,042
Transfers into level 3	—	—	6,628
Sales	(444,415)	—	—
Settlements	(7,410)	48,000	(112,993)
Gains (losses) included in earnings for the period	(7,832)	2,720	(67,908)
Balance, end of period	$58,912	$—	$5,861
Change in unrealized net gains (losses) included in net income related to assets and liabilities still held as of December 31, 2013	$(529)	$—	$(9,859)

(1)	Net realized and unrealized gains on loans held for sale are included in gain on sale of loans.

(2)	Changes in fair value of the FDIC clawback liability are recorded in general and administrative expense.

(3)	Net realized and unrealized gains (losses) on IRLCs are included in gain on sale of loans. Changes in the fair value of the indemnification assets are recorded in general and administrative expense.

The Company monitors the availability of observable market data to assess the appropriate classification of financial instruments within the fair value hierarchy. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the Company reports the transfer at the end of the reporting period.
On December 31, 2011, the Company transferred $269 of freestanding derivatives related to market-based deposits from level 3 to level 2 based upon increased observed activity levels in relevant commodity and metal option markets.

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a recurring basis at December 31, 2013 and 2012:

Level 3 Assets	Fair Value	Valuation Technique	Unobservable Inputs	Significant Unobservable Input Value
2013				Min.		Max.	Weighted Avg.
Indemnification asset	$7,531	Discounted cash flow	Discount Rate	4.35%	-	4.35%	4.35%
			Reinstatement rate	0.00%	-	68.98%	23.61%	(2)
			Loss duration (in months)	9	-	100	36	(2)
			Loss severity	(4.96)%	-	19.70%	6.54%	(2)
IRLCs, net	$(1,670)	Discounted cash flow	Loan closing ratio	0.00%	-	99.00%	79.74%	(3)
Loans held for sale	$58,912	Discounted cash flow	Cost of funds	2.81%	-	3.75%	3.45%
			Prepayment rate	4.68%	-	14.78%	7.58%
			Default rate	0.00%	-	2.25%	0.18%
			Weighted average life (in years)	5.05	-	10.74	8.25
			Cumulative loss	0.00%	-	0.61%	0.04%
			Loss severity	0.00%	-	27.20%	19.68%
2012
FDIC clawback liability	$50,720	Discounted cash flow	Servicing cost	$6,790	-	$14,558	N/A	(1)
Indemnification asset	9,092	Discounted cash flow	Reinstatement rate	3.82%	-	79.54%	24.53%	(2)
			Loss duration (in months)	8	-	50	30	(2)
			Loss severity	2.42%	-	11.33%	6.23%	(2)

(1)
The range represents the sum of the highest and lowest servicing cost values for all tranches that are used in our valuation process. The servicing cost represents 1% of projected unpaid principal balance (UPB) of the underlying loans.

(2)	The range represents the sum of the highest and lowest values for all tranches that are used in our valuation process.

(3)
The range represents the highest and lowest loan closing rates used in the IRLC valuation. The range includes the closing ratio for rate locks unclosed at the end of the period, as well as the closing ratio for loans which have settled during the period.

Loans Held for Sale Accounted for under the Fair Value Option
The following table includes information on loans held for sale reported under the fair value option at December 31, 2013 and 2012:

	2013	2012
Fair value carrying amount	$672,371	$1,452,236
Aggregate unpaid principal balance	659,592	1,387,423
Fair value carrying amount less aggregate unpaid principal	$12,779	$64,813
No loans recorded under the fair value option were on nonaccrual status at December 31, 2013 or 2012.
Differences between the fair value carrying amount and the aggregate unpaid principal balance include changes in fair value recorded at and subsequent to funding, gains and losses on the related loan commitment prior to funding and premiums or discounts on acquired loans.
The net gain from initial measurement of the above loans and subsequent changes in fair value for loans outstanding were $13,191, $433,620 and $171,160 for the years ended December 31, 2013, 2012 and 2011, respectively, and is included in gain on sale of loans. These amounts exclude the impact from offsetting hedging arrangements which are also included in gain on sale of loans in the consolidated statements of income. An insignificant portion of the change in fair value was attributable to changes in instrument-specific credit risk.

Non-recurring Fair Value Measurements
Certain assets and liabilities are measured at fair value on a non-recurring basis and therefore are not included in the tables above. These measurements primarily result from assets carried at the lower of cost or fair value or from impairment of individual assets. The carrying value of assets measured at fair value on a non-recurring basis and held at December 31, 2013 and 2012 and related change in fair value are as follows:

	Level 1	Level 2	Level 3	Total	Loss (Gain) Due to Change in Fair Value
2013
Collateral-dependent loans	$—	$—	$907	$907	$248
Other real estate owned (1)	—	—	7,009	7,009	2,008
Mortgage servicing rights (2)	—	—	448,925	448,925	(94,951)
Loans held for sale	—	—	9,123	9,123	424
2012
Collateral-dependent loans	$—	$—	$48,048	$48,048	$6,163
Other real estate owned (1)	—	4,030	26,787	30,817	6,230
Mortgage servicing rights (2)	—	—	320,901	320,901	63,508

(1)
Gains and losses resulting from subsequent measurement of OREO is included in the consolidated statements of income as general and administrative expense. OREO is included in other assets in the consolidated balance sheets.

(2)	The fair value for mortgage servicing rights represents the value of the impaired strata with impairment or recoveries on previous valuation allowances.
The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at December 31, 2013 and 2012:

Level 3 Fair Value Measurement	Fair Value	Valuation Technique	Unobservable Inputs	Significant Unobservable Input Value
2013				Min.		Max.	Weighted Avg.
Collateral-dependent loans	$907	Appraisal Value	Appraisal value	NM	-	NM	N/A	(1)
Other real estate owned	$7,009	Appraisal Value	Appraisal value	NM	-	NM	N/A	(1)
Mortgage servicing rights	$448,925	Discounted cash flow	Prepayment speed	10.93%	-	24.57%	14.28%	(2)
			Discount rate	9.55%	-	9.72%	9.59%	(3)
Loans held for sale	$9,123	Discounted cash flow	Cost of funds	2.81%	-	3.75%	3.45%
			Prepayment rate	4.68%	-	14.78%	7.58%
			Default rate	0.00%	-	2.25%	0.18%
			Weighted average life (in years)	5.05	-	10.74	8.25
			Cumulative loss	0.00%	-	0.61%	0.04%
			Loss severity	0.00%	-	27.20%	19.68%
2012
Collateral-dependent loans	$36,609	Sales comparison approach	Appraisal value adjustment	0.00%	-	47.00%	N/A
Collateral-dependent loans	$11,439	Discounted appraisals	Collateral discounts	5.00%	-	5.00%	N/A
Other real estate owned	$23,359	Sales comparison approach	Appraisal value adjustment	0.00%	-	82.00%	N/A
Other real estate owned	$3,428	Discounted appraisals	Collateral discounts	5.00%		10.00%	N/A
Mortgage servicing rights	$320,901	Discounted cash flow	Prepayment speed	16.50%	-	19.80%	19.25%	(2)
			Discount rate	9.20%	-	9.80%	9.37%	(3)

(1)	NM - Not Meaningful

(2)
The prepayment speed assumptions include a blend of prepayment speeds that are influenced by mortgage interest rates, the current macroeconomic environment and borrower behaviors and may vary over the expected life of the asset. The range represents the highest and lowest values for the strata with recoveries on previous valuation allowances.

(3)	The discount rate range represents the highest and lowest values for the MSR strata with recoveries on previous valuation allowances.
Disclosures about Fair Value of Financial Instruments
The following table presents the carrying amount, fair value, and placement in the fair value hierarchy of the Company’s financial instruments as of December 31, 2013 and 2012. This table excludes financial instruments with a short term or without a stated maturity, prevailing market rates and limited credit risk, and where carrying amounts approximate fair value. For financial assets such as cash and due from banks, FHLB restricted stock, and other investments, the carrying amount is a reasonable estimate of fair value. For financial liabilities such as noninterest-bearing demand, interest-bearing demand, and savings and money market deposits, the carrying amount is a reasonable estimate of fair value as these liabilities have no stated maturity.

	2013
	Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3
Financial assets:
Investment securities:
Held to maturity	$107,312	$107,921	$—	$107,921	$—
Loans held for sale (1)	119,011	121,092	—	49,619	71,473
Loans held for investment (2)	12,153,835	12,266,499	—	—	12,266,499
Financial liabilities:
Time deposits	$3,654,179	$3,680,868	$—	$3,680,868	$—
Other borrowings	2,377,000	2,353,858	—	2,353,858	—
Trust preferred securities	103,750	86,220	—	—	86,220

	2012
	Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3
Financial assets:
Investment securities:
Held to maturity	$143,234	$146,709	$—	$143,730	$2,979
Loans held for sale (1)	635,810	658,091	—	642,437	15,654
Loans held for investment (2)	11,589,233	11,716,283	—	—	11,716,283
Financial liabilities:
Time Deposits	$4,123,594	$4,165,065	$—	$4,165,065	$—
Other borrowings (3)	3,050,698	3,085,174	—	3,085,174	—
Trust preferred securities	103,750	78,112	—	—	78,112

(1)	The carrying value of loans held for sale excludes $672,371 and $1,452,236 in loans measured at fair value on a recurring basis as of December 31, 2013 and 2012, respectively.

(2)
The carrying value of loans held for investment is net of the allowance for loan loss of $59,417 and $78,921 as of December 31, 2013 and 2012, respectively. In addition, the carrying values exclude $1,035,199 and $833,754 of lease financing receivables as of December 31, 2013 and 2012, respectively.

(3)	The carrying value of other borrowings excludes $122,323 in repurchase agreements which have remaining maturities of less than one month as of December 31, 2012.
Fair Value Measurement and Disclosure Valuation Methodology
Following are descriptions of the valuation methodologies used for assets and liabilities recorded at fair value and for estimating fair value for financial instruments not carried at fair value:
Investment Securities — Fair values are derived from quoted market prices and values from third party pricing services for which management understands the methods used to determine fair value and is able to assess the values. The Company also performs an assessment on the pricing of investment securities received from third party pricing services to ensure that the prices represent a reasonable estimate of fair value. The procedures include, but are not limited to, initial and on-going review of pricing methodologies and trends. The Company has the ability to challenge values and discuss its analysis with the third party pricing service provider in order to ensure that investments are recorded or disclosed at the appropriate fair value.
When the level and volume of trading activity for certain securities has significantly declined and/or when the Company believes that third party pricing may be based in part on forced liquidations or distressed sales, the Company analyzes each security for the appropriate valuation methodology based on a combination of the market approach reflecting third party pricing information and a discounted cash flow approach. In calculating the fair value derived from the income approach, the Company makes certain significant assumptions in addition to those discussed above related to the liquidity risk premium, specific non-performance and default experience in the collateral underlying the security. The values resulting from each approach (i.e., market and income approaches) are weighted to derive the final fair value for each security trading in an inactive market. As of December 31, 2013 and 2012, management did not make any adjustments to the prices provided by the third party pricing service as a result of illiquid or inactive markets. In addition, the Company has one corporate security that is valued using the income approach. To determine the price, the Company determines the risk adjusted expected cash flows based on the contract terms including the expected rate of interest (benchmark rate plus applicable spread) and then discounts those cash flows at a market rate of interest inherent in newly issued securities at par. The spread to swap curve is interpolated based on the comparable securities that would be issued in the market on the valuation date. Industry and rating factors are used to determine the comparable securities. This security has been classified as level 3.
Loans Held for Sale — Fair values for loans held for sale valued under the fair value option were derived from quoted market prices or from models using loan characteristics including product type, pricing features and loan maturity dates and economic assumptions including prepayment estimates and discount rates based on prices currently offered in secondary markets for similar loans. Certain conforming residential mortgage loans carried at the lower of cost or market are valued using market observable pricing inputs, which are derived from third party loan sales and securitizations and, therefore, are classified within level 2 of the valuation hierarchy. Fair values for those non-conforming residential mortgage loans and commercial and commercial real estate loans carried at lower of cost or market were derived from models using characteristics of the loans including product type, pricing features and loan maturity dates and economic assumptions including prepayment estimates, discount rates and estimated credit losses and, therefore, are classified within level 3 of the valuation hierarchy. The Company estimates the fair value of loans held for sale utilizing a discounted cash flow approach which includes an evaluation of the collateral and underlying loan characteristics, as well as assumptions to determine the discount rate such as credit loss and prepayment forecasts, and servicing costs. In determining the appropriate discount rate, prepayment and credit assumptions, the Company monitors other capital markets activity for similar collateral being traded and/or interest rates currently being offered for similar products. Discussions related to the fair value of these loans held for sale are held between our internal valuation specialists and executive and business unit management to discuss the key assumptions used in arriving at our estimates. Significant increases (decreases) in any of those assumptions in isolation could result in a significantly lower (higher) fair value measurement.
Loans Held for Investment — Fair value of loans held for investment is derived using a discounted cash flow approach which includes an evaluation of the collateral, and underlying loan characteristics. The valuation model uses loan characteristics which includes product type, maturity dates, credit profile of the loans, and the underlying interest rate of the portfolio. This information is input into the valuation models along with various forecast valuation assumptions including credit loss assumptions, servicing cost (if any), prepayment forecasts, and risk adjusted capital to determine the discount rate. These assumptions are derived from internal and third party databases. Noting the valuation is derived from model-based techniques, the Company includes loans held for investment within level 3 of the valuation hierarchy.
Impaired Loans — At the time a loan is considered impaired, it is valued at the lower of cost or fair value. Fair value is determined primarily by using an income, cost, or market approach and is normally provided through appraisals. Impaired loans carried at fair value generally receive specific allocations within the allowance for loan and lease losses. For collateral-dependent loans, fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. For collateral dependent loans in which a new appraisal is expected in the next quarter, the appraisal is reviewed by an officer and an adjustment is made based on a review of the property, historical changes, and current market rates. Such adjustments are usually significant and typically result in a level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a level 3 fair value classification. Impaired loans are evaluated at least quarterly for additional impairment and adjusted accordingly.
Other Real Estate Owned — Foreclosed assets are carried at the lower of cost or fair value (less estimated costs to sell). Fair value is generally based upon appraisals or independent market prices that are periodically updated subsequent to classification as OREO. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments on commercial properties are usually significant and typically result in a level 3 classification of the inputs for determining fair value. The Company estimates the fair value of collateral-dependent loans and OREO using the sales comparison approach. Appraisals for both collateral-dependent impaired loans and other real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Once received, a member of the Company's valuation services group reviews the assumptions and approaches utilized in the appraisal. To assess the reasonableness of the fair value, the Company's valuation services group compares the assumptions to independent data sources such as recent market data or industry-wide statistics.  For collateral dependent loans in which a new appraisal is expected in the next quarter, the appraisal is reviewed by an officer and an adjustment may be made based on a review of the property, historical property value changes, and current market rates.
Mortgage Servicing Rights — Mortgage servicing rights are evaluated for impairment on a quarterly basis. If the carrying amount of an individual stratum exceeds fair value, impairment is recorded on that stratum so that the servicing asset is carried at fair value. In addition, a third-party valuation is obtained quarterly. The servicing portfolio has been valued using all relevant positive and negative cash flows including servicing fees; miscellaneous income and float; costs of servicing; the cost of carry of advances; foreclosure losses; and applying certain prevailing assumptions used in the marketplace. Mortgage servicing rights do not trade in an active, open market with readily observable prices. Due to the nature of the valuation inputs, mortgage servicing rights are classified within level 3 of the valuation hierarchy. The fair value of mortgage servicing rights is determined by using a discounted cash flow model to calculate the present value of estimated future net servicing income. The assumptions are a combination of market and Company specific data. On a quarterly basis, the portfolio management group compares the Company’s estimated fair value of the mortgage servicing rights to a third-party valuation as part of the valuation process. Discussions are held between executive management and the independent third-party to discuss the key assumptions used by the respective parties in arriving at those estimates.
Time Deposits — The fair value of fixed-rate certificates of deposit is estimated using quantitative models, including discounted cash flow models that require the use of multiple market inputs including interest rates and spreads to generate continuous yield or pricing curves, and volatility factors. The majority of market inputs are actively quoted and can be validated through external sources, including brokers, market transactions and third party pricing services. The Company considers the impact of its own credit spreads in the valuation of these liabilities. The credit risk is determined by reference to observable credit spreads in the secondary cash market and therefore are classified within level 2 of the valuation hierarchy.
Other Borrowings — For advances that bear interest at a variable rate, the carrying amount is a reasonable estimate of fair value. For fixed-rate advances and repurchase agreements, fair value is estimated using quantitative discounted cash flow models that require the use of interest rate inputs that are currently offered for fixed-rate advances and repurchase agreements of similar remaining maturities. The majority of market inputs are actively quoted and can be validated through external sources, including brokers, market transactions and third party pricing services. For hybrid advances, fair value is obtained from an FHLB proprietary model mathematical approximation of the market value of the underlying hedge. The terms of the hedge are similar to the advances and therefore classified as level 2 within the valuation hierarchy.
Trust Preferred Securities — Fair value is estimated using quantitative models, including discounted cash flow models that require the use of multiple market inputs including interest rates and spreads to generate pricing curves. The majority of market inputs are actively quoted and can be validated through external sources, including brokers, market transactions and third party pricing services. The Company interpolates its own credit spreads in the valuation of these liabilities. Due to the significance of the credit spread in the valuation inputs, trust preferred securities are classified within level 3 of the valuation hierarchy.
FDIC Clawback Liability — The fair value of the FDIC clawback liability represented the net present value of expected true-up payments due 45 days after the fifth and tenth anniversary of the closing of the Bank of Florida acquisition pursuant to the purchase and assumption agreements between the Company and the FDIC. On the true-up measurement dates, the Company is required to make a true-up payment to the FDIC in an amount equal to 50% of the excess, if any, of (1) 20% of the intrinsic loss estimate (an established figure by the FDIC) less (2) the sum of (a) 25% of the asset discount, (part of the Company’s bid) plus (b) 25% of the cumulative loss share payments plus (c) a 1% servicing fee based on the principal amount of the covered assets over the term (calculated annually based on the average principal amount at the beginning and end of each year and then summed up for a total fee included in the calculation). The liability was discounted using an estimated cost of debt capital, based on an interpolated cost of debt capital of banks with credit quality comparable to the Company’s (using USD US Bank (BBB) BFV Curve index). This liability is considered to be contingent consideration as it requires the return of a portion of the initial consideration in the event contingencies are met. Contingent consideration is re-measured quarterly at fair value with changes reflected in other noninterest income until the contingency is resolved. Due to the nature of the valuation inputs, FDIC clawback liability is classified within level 3 of the valuation hierarchy. The significant unobservable input used in the fair value measurement of the FDIC clawback liability is servicing cost. Significant increases (decreases) in this input in isolation could result in a significantly lower (higher) fair value measurement. The Company estimates the fair value of the FDIC clawback liability using a discounted cash flow model. The Company enters observable and unobservable inputs into the model to arrive at fair value. Changes in the estimate are primarily driven by changes in the interpolated discount rate (an observable input) and changes in servicing cost as a result of changes in projected UPB. The assumptions are reviewed and updated on a quarterly basis by management. Please refer to Note 7 for details regarding the settlement of the FDIC clawback liability and termination of the loss share agreements.
Interest Rate Swaps and Forward Interest Rate Swaps — The fair value of interest rate swaps and forward interest rate swaps are determined by a third party using a derivative valuation model. The inputs used in the valuation model are based on contract terms which primarily include start and end swap dates, swap coupon, interest rate curve and notional amounts, and other standard methodologies which are obtained from similar instruments in active markets and, therefore, are classified within level 2 of the valuation hierarchy. See Note 23 for additional information on fair value and cash flow hedges.
Interest Rate Lock Commitments — Fair values of interest rate lock commitments are derived by using valuation models incorporating current market information or by obtaining market or dealer quotes for instruments with similar characteristics, subject to anticipated loan funding probability or fallout. The significant unobservable inputs used in the fair value measurement of IRLCs is the closing ratio, which represents management's estimate of the percentage of loans currently in a lock position which will ultimately close. The loan closing ratio is largely dependent on the loan processing stage that a loan is currently in and the change in prevailing interest rates from the time of the rate lock through the time the loan closes. The closing ratio is computed by our secondary marketing system using historical data and the ratio is periodically reviewed by the secondary marketing group for reasonableness and therefore IRLCs are classified within level 3 of the valuation hierarchy. Generally, the fair value of an IRLC is positive (negative) if the prevailing interest rate is lower (higher) than the IRLC rate. Therefore, an increase in the loan closing probability (i.e., higher percentage of loans estimated to close) will result in the fair value of the IRLC to increase if in a gain position, or decrease if in a loss position.
Forward Sales Commitments and Optional Forward Sales Commitments — The fair value of forward sales and optional forward sales commitments is determined based upon the difference between the settlement values of the commitments and the quoted market values of the securities, which can be quoted using similar instruments in the active market and therefore are classified within level 2 of the valuation hierarchy.
Foreign Exchange Contracts —Fair values of foreign exchange contracts are based on quoted prices for each foreign currency at the balance sheet date. The quoted prices are for similar instruments and therefore, these contracts are classified as level 2 of the valuation hierarchy.
Options and Options Embedded in Client Deposits—For options and embedded options in client deposits, the fair value is determined by obtaining market or dealer quotes for instruments with similar characteristics in active markets and therefore both options and options embedded in client deposits are classified within level 2 of the valuation hierarchy.
Indemnification Asset —To determine the fair value of the indemnification asset the Company uses a cash flow model to project cash flows for GNMA pool buyouts with and without recourse. The significant unobservable inputs used in the fair value measurement of the indemnification asset are the reinstatement rate, loss severity and duration. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. The reinstatement rate is determined by analyzing historical default activity of similar loans. Loss severity is estimated as the interest rate spread between the note and debenture rate of the government insured loans as well as advance costs that are not reimbursable by the Federal Housing Administration (FHA), which is then extrapolated over the expected duration. Loss severity represents the interest loss severity as a percentage of UPB. Negative loss severity results from the indemnifying party receiving a debenture rate interest from the insuring agency that more than offsets the lower note rate interest payments due from the indemnifying party under the indemnification agreement. As the Company calculates the fair value of the indemnification asset using unobservable inputs the Company classifies the indemnification asset within level 3 of the valuation hierarchy. The Company’s portfolio management group is responsible for analyzing and updating the assumptions and cash flow model of the underlying loans on a quarterly basis, which includes corroboration with historical experience. Counterparty credit risk is taken into account when determining fair value.
See Note 23 for additional information on freestanding derivatives.
25.  Commitments and Contingencies
Commitments — Commitments to extend credit are agreements to lend to clients in accordance with predetermined contractual provisions. These commitments, predominantly at variable interest rates, are for specific periods or contain termination clauses and may require the payment of a fee. The total amounts of unused commitments do not necessarily represent future credit exposure or cash requirements, as commitments often expire without being drawn upon.
In order to meet the needs of its clients, the Company also issues standby letters of credit, which are conditional commitments generally to provide credit support for some creditors in case of default. The credit risk and potential cash requirements involved in issuing standby letters of credit are essentially the same as those involved in extending loan facilities to clients.

Unfunded credit extension commitments at December 31, 2013 and 2012 are as follows:

	2013	2012
Commercial (1)	$1,467,894	$539,278
Home equity lines of credit	28,780	40,915
Credit card lines of credit	34,627	32,496
Standby letters of credit	1,140	1,274
Total unfunded credit extension commitments	$1,532,441	$613,963

(1)
Unfunded commercial commitments include $1,075,781 and $609,619 of conditional commitments for which certain requirements must be met in order to obtain an advance under the existing commitment as of December 31, 2013 and 2012, respectively. Of these commitments, $360,165 and $49,951 were cancellable by the Company at December 31, 2013 and 2012, respectively.

The Company also has entered into commitments to lend related to loans in the origination pipeline. These commitments represent arrangements to lend funds or provide liquidity subject to specified contractual provisions.
The contractual amounts of the Company's commitments to lend in the held for investment origination pipeline at December 31, 2013 and 2012 are as follows:

	2013	2012
Residential	531,642	—
Commercial	208,480	555,622
Leasing	168,857	172,808
Total commitments to lend in the pipeline	908,979	728,430
Standby letters of credit issued by third party entities, are used to guarantee the Company's performance under various contracts. At December 31, 2013, the Company had approximately $60,018 in letters of credit outstanding.
During September 2013, EverBank entered into a forward-dated borrowing agreement with the FHLB to borrow $50,000 as a fixed-rate FHLB advance at an interest rate of 2.10%, which will fund in September 2014 maturing in September 2018. Prior to the funding date, EverBank has the right to terminate the advance subject to a voluntary termination fee.
In the ordinary course of business, the Company enters into commitments to originate residential mortgage loans held for sale at interest rates determined prior to funding. Interest rate lock commitments for loans that the Company intends to sell are considered freestanding derivatives and are recorded at fair value. See Note 23 for information on interest rate lock commitments as they are not included in the table above.
The Company also has an agreement with the Jacksonville Jaguars of the National Football League whereby the Company obtained the naming rights to the football stadium in Jacksonville, Florida. Under the agreement, the amount due in 2014, which is the final year of the contract, is $3,647, a 5% increase from 2013.
Guarantees — The Company sells and securitizes conventional conforming and federally insured single-family residential mortgage loans predominantly to government-sponsored entities (GSEs), such as Fannie Mae and Freddie Mac. The Company also sells residential mortgage loans, primarily those that do not meet criteria for whole loan sales to GSEs, through whole loan sales to private non-GSE purchasers. In doing so, representations and warranties regarding certain attributes of the loans are made to the GSE or the third-party purchaser. Subsequent to the sale, if it is determined that the loans sold are (1) with respect to the GSEs, in breach of these representations or warranties or (2) with respect to non-GSE purchasers, in material breach of these representations and warranties, the Company generally has an obligation to either: (a) repurchase the loan for the UPB, accrued interest and related advances, (b) indemnify the purchaser or (c) make the purchaser whole for the economic benefits of the loan. From 2004 through December 31, 2013, the Company originated and securitized approximately $58,775,880 of mortgage loans to GSEs and private non-GSE purchasers. A majority of the loans sold to non-GSEs were agency deliverable products that were eventually sold by large aggregators of agency product who eventually securitized and sold to the agencies.
In some cases, the Company also has an obligation to repurchase loans in the event of early payment default (EPD) which is typically triggered if a borrower does not make the first several payments due after the loan has been sold to an investor. The Company’s private investors have agreed to waive EPD provisions for conventional conforming and federally insured single-family residential mortgage loans and certain jumbo loan products. However, the Company is subject to EPD provisions on the community reinvestment loans the Company originates and sells under the State of Florida housing program, which represents a minimal amount of total originations.
The Company’s obligations vary based upon the nature of the repurchase demand and the current status of the mortgage loan. The Company establishes reserves for estimated losses inherent in the Company’s origination of mortgage loans. In estimating the accrued liability for loan repurchase and make-whole obligations, the Company estimates probable losses inherent in the population of all loans sold based on trends in claims requests and actual loss severities experienced. The liability includes accruals for probable contingent losses in addition to those identified in the pipeline of repurchase or make-whole requests. There is additional inherent uncertainty in the estimate because the Company historically sold a majority of loans servicing released prior to 2009 and currently does not have servicing performance metrics on a majority of those loans it originated and sold. The estimation process is designed to include amounts based on actual losses experienced from actual repurchase activity. The baseline for the repurchase reserve uses historical loss factors that are applied to loan pools originated in 2003 through December 31, 2013 and sold in years 2004 through December 31, 2013. Loss factors, tracked by year of loss, are calculated using actual losses incurred on repurchase or make-whole arrangements. The historical loss factors experienced are accumulated for each sale vintage (year loan was sold) and are applied to more recent sale vintages to estimate inherent losses not yet realized. The Company’s estimated recourse related to these loans was $20,225 and $27,000 at December 31, 2013 and 2012, respectively, and is recorded in accounts payable and accrued liabilities.
In the ordinary course of its loan servicing activities, the Company routinely initiates actions to foreclose real estate securing serviced loans. For certain serviced loans, there are provisions in which the Company is either obligated to fund foreclosure-related costs or to repurchase loans in default. Additionally, as servicer, the Company could be obligated to repurchase loans from or indemnify GSEs for loans originated by defunct originators. The outstanding principal balance on loans serviced at December 31, 2013 and 2012, was $59,492,239 and $49,422,104, respectively, including residential mortgage loans held for sale. The amount of estimated recourse recorded in accounts payable and accrued liabilities related to servicing activities at December 31, 2013 and 2012, was $23,668 and $26,026, respectively.
Operating Leases — The Company has entered into various operating leases for the office space in which it operates, many of which include the ability to extend the original terms of the lease at the Company’s option. General and administrative expense associated with these leases was $18,107, $13,187 and $11,342 for the years ended December 31, 2013, 2012 and 2011, respectively. The future minimum lease payments for the leases at December 31, 2013, are as follows:

2014	$20,775
2015	17,239
2016	14,395
2017	11,009
2018	7,079
Thereafter	26,527
$97,024

Certain of these operating leases include the potential for the landlord to require the Company to remove leasehold improvements prior to vacating the property. Generally this obligation is at the discretion of the landlord, and the likelihood of the option being exercised is uncertain. Any related potential obligation to retire leasehold improvements cannot be reasonably estimated due to the uncertainty of the timing and the probability of the option’s exercise. If the Company did incur such an obligation, the impact to the consolidated financial statements is not expected to be material.
Federal Reserve Requirement — The Federal Reserve Board (FRB) requires certain institutions, including EB, to maintain cash reserves in the form of vault cash and average account balances with the Federal Reserve Bank. The reserve requirement is based on average deposits outstanding and was approximately $149,381 and $154,706 at December 31, 2013 and 2012, respectively.
Legal Actions — On April 13, 2011, each of the Company and EverBank entered into a consent order with the Office of Thrift Supervision (OTS) with respect to EverBank's mortgage foreclosure practices and the Company's oversight of those practices. The OCC succeeded the OTS with respect to EverBank's consent order, and the Board of Governors of the FRB succeeded the OTS with respect to the Company's consent order. The consent orders require, among other things, that the Company establish a new compliance program for mortgage servicing and foreclosure operations and that the Company ensures that it has dedicated resources for communicating with borrowers, policies and procedures for outsourcing foreclosure or related functions and management information systems that ensure timely delivery of complete and accurate information. The Company was also required to retain an independent firm as part of an "Independent Foreclosure Review" program to conduct a review of residential foreclosure actions that were pending from January 1, 2009 through December 31, 2010 in order to determine whether any borrowers sustained financial injury as a result of any errors, misrepresentations or deficiencies and to provide remediation as appropriate.
In August 2013, EverBank reached an agreement with the OCC that would end its participation in the Independent Foreclosure Review program mandated by the April 2011 consent order and replace it with an accelerated remediation process. The agreement includes a cash payment of approximately $39,932 which was made by EverBank to a settlement fund, which would provide relief to qualified borrowers. In addition, EverBank has accrued approximately $6,344 to contribute to organizations certified by the U.S. Department of Housing and Urban Development or other tax-exempt organizations that have as a principal mission providing affordable housing, foreclosure prevention and/or educational assistance to low and moderate income individuals and families. This agreement has not eliminated all of our risks associated with foreclosure-related practices, and it does not protect EverBank from potential individual borrower claims or class action lawsuits, any of which could result in additional expenses. Consistent with the agreement, an amendment to the April 2011 consent order was entered into on October 15, 2013. All terms of the April 2011 consent order that were not explicitly superseded by the amendment remain in effect without modification.
In October 2013, EverBank received a letter from the OCC requesting, in connection with the April 2011 consent order, that EverBank provide the OCC with an action plan, along with other mortgage servicers, to identify errors and remediate borrowers serviced by EverBank for the period from January 1, 2011 through the present day, that may have been harmed by the same errors identified in the Independent Foreclosure Review. As of December 31, 2013, EverBank accrued $4,000 for potential future remediation payments to borrowers as a result of the implementation of the action plan.
In addition, other government agencies, including state attorneys general and the U.S. Department of Justice, continue to investigate various mortgage related practices of the Company and other major mortgage servicers. The Company continues to cooperate with these investigations. These investigations could result in material fines, penalties, equitable remedies (including requiring default servicing or other process changes), or other enforcement actions, as well as significant legal cost in responding to governmental investigations and additional litigation. The Company has evaluated subsequent events through the date in which financial statements are available to be issued and currently, the Company is unable to estimate any loss that may result from penalties or fines imposed by the OCC or other governmental agencies and hence, no amounts have been accrued.
In the ordinary course of business, the Company and its subsidiaries are routinely involved in various claims and legal actions. In light of the uncertainties involved in these government proceedings, there is no assurance that the ultimate resolution of these matters will not significantly exceed the reserves currently accrued by the Company.
26. Variable Interest Entities
The Company, in the normal course of business, engages in certain activities that involve VIEs, which are legal entities that lack sufficient equity to finance their activities, or the equity investors of the entities as a group lack any of the characteristics of a controlling interest. The primary beneficiary of a VIE is generally the enterprise that has both the power to direct the activities most significant to the economic performance of the VIE and the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. The Company evaluates its interest in certain entities to determine if these entities meet the definition of a VIE and whether the Company is the primary beneficiary and should consolidate the entity based on the variable interests it held both at inception and when there is a change in circumstances that require a reconsideration. If the Company is determined to be the primary beneficiary of a VIE, it must account for the VIE as a consolidated subsidiary. If the Company is determined not to be the primary beneficiary of a VIE but holds a variable interest in the entity, such variable interests are accounted for under accounting standards as deemed appropriate.
Non-Consolidated VIEs
The table below summarizes select information related to variable interests held by the Company at December 31, 2013 and 2012:

	2013		2012
Non-consolidated VIEs	Total Assets	Maximum Exposure	Total Assets	Maximum Exposure
Loans provided to VIEs	$150,749	$150,749	$185,000	$185,000
On-balance-sheet securitizations	50,534	50,534	99,121	99,121
Debt securities	1,219,915	1,219,915	1,757,858	1,757,858
Loans Provided to VIEs
The Company has provided funding to certain unconsolidated VIEs sponsored by third parties. These VIEs are generally established to finance certain small business loans originated by third parties and are not considered to have significant equity at risk. The entities are primarily funded through the issuance of a loan from the Company and a certified development company (CDC). The Company's loan is secured by a first lien. Although the Company retains the servicing rights to the loan, the Company is unable to unilaterally make all decisions necessary to direct the activities that most significantly impact the VIE; therefore, the Company is not the primary beneficiary. The principal risk to which these entities are exposed is credit risk related to the underlying assets. The loans to these VIEs are included in the Company’s overall analysis of the allowance for loan and lease losses (ALLL) and reserve for unfunded commitments, respectively. The Company does not provide any implicit or explicit liquidity guarantees or principal value guarantees to these VIEs. The Company records the commercial real estate loans on its consolidated balance sheet as loans held for investment.
On-Balance Sheet Securitizations
The Company engages in on-balance-sheet securitizations which are securitizations that do not qualify for sales treatment; thus, the assets remain on the Company’s consolidated balance sheet. The Company securitizes mortgage loans generally through a GSE, such as GNMA, Fannie Mae (FNMA) or Freddie Mac (FHLMC) (U.S. agency-sponsored mortgages). Occasionally, the Company will transfer conforming residential mortgages to GNMA in exchange for mortgage-backed securities. The Company maintains effective control over pools of transferred assets that remain unsold at the end of the period. Accordingly, the Company has not recorded these transfers as sales. These transferred assets are recorded in the consolidated balance sheet as loans held for sale.
Debt Securities
All MBS, CMO and ABS securities owned by the Company are issued through VIEs. The related VIEs were not consolidated, as the Company was not determined to be the primary beneficiary because, as only a holder of investments issued by the VIE, the Company does not have the power to direct the activities of the VIE that most significantly impact the entity’s economic performance. See Note 5 for information related to available for sale and held to maturity securities.
Mortgage Securitizations
The Company provides a variety of mortgage loan products to a diverse customer base. Once originated, the Company often securitizes these loans through the use of VIEs. These VIEs are funded through the issuance of trust certificates backed solely by the transferred assets. These mortgage loan securitizations are non-recourse except in accordance with the Company's standard obligations under representations and warranties. Thereby, the transaction effectively transfers the risk of future credit losses to the purchasers of the securities issued by the trust. The Company generally retains the servicing rights of the transferred assets but does not retain any other interest in the entities.
As noted above, the Company securitizes mortgage loans through government-sponsored entities or through private label (non-agency sponsored) securitizations. The Company is not the primary beneficiary of its U.S. agency-sponsored mortgage securitizations, because the Company does not have the power to direct the activities of the VIE that most significantly impact the entity’s economic performance. Therefore, the Company does not consolidate these U.S. agency-sponsored mortgage securitizations. Additionally, the Company does not consolidate VIEs of private label securitizations. Although the Company is the servicer of the VIE, the servicing relationship is deemed to be a fiduciary relationship and, therefore, the Company is not deemed to be the primary beneficiary of the entity. Refer to Note 6 for information related to sales of residential mortgage receivables and Note 9 for information related to mortgage servicing rights.
27. Regulatory Matters
The Company is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum capital amounts and ratios as set forth in the table below. EB’s primary regulatory agency, the OCC, requires EB to maintain ratios of tangible capital (as defined in the regulations) of 1.5%, core capital (as defined) of 4%, and total capital (as defined) of 8%. EB, consistent with the industry, is also subject to prompt corrective action requirements set forth by the FDIC. The FDIC requires EB to maintain minimum total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and core capital (as defined). Management believes that, as of December 31, 2013 and 2012, the Company exceeds all capital adequacy requirements to which it is subject.

The regulatory capital ratios for EB, along with the capital amounts and ratios for the minimum OCC requirement and the framework for prompt corrective action are as follows:

	Actual		For OCC Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2013
Tier 1 capital to adjusted tangible assets	$1,577,482	9.0%	$702,169	4.0%	$877,712	5.0%
Total capital to risk-weighted assets	1,641,172	14.3	917,393	8.0	1,146,741	10.0
Tier 1 capital to risk-weighted assets	1,577,482	13.8	N/A	N/A	688,045	6.0
2012
Tier 1 capital to adjusted tangible assets	$1,447,957	8.0%	$725,674	4.0%	$907,093	5.0%
Total capital to risk-weighted assets	1,530,059	13.5	907,153	8.0	1,133,942	10.0
Tier 1 capital to risk-weighted assets	1,447,957	12.8	N/A	N/A	680,365	6.0
As of December 31, 2013 and 2012, EB qualified as a well capitalized institution according to the regulatory framework for prompt corrective action. Management does not believe that any condition or event that would result in a change in this category has occurred since December 31, 2013.
OCC regulations impose limitations upon certain capital distributions by federal savings associations, such as certain cash dividends, payments to repurchase or otherwise acquire its shares, payments to stockholders of another institution in a cash-out merger and other distributions charged against capital. The OCC regulates all capital distributions by EB directly or indirectly to the Company, including dividend payments. EB may not pay dividends to the Company if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements, or in the event the OCC notifies EB that it is subject to heightened supervision. Under the Federal Deposit Insurance Act, or FDIA, an insured depository institution such as EB is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized.” Payment of dividends by EB also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and unsound banking practice.
28. Related Parties
The Company lends to and accepts deposits from shareholders, directors, officers and their related business interests on substantially the same terms as loans and deposits to other individuals and businesses of comparable credit worthiness. Loans to related parties were approximately $4,097 and $4,301 at December 31, 2013 and 2012, respectively, and are included in loans held for investment. Deposits held for related parties were approximately $12,229 and $7,094 at December 31, 2013 and 2012, respectively.
The Company leases certain office property from a limited partnership owned in part by a director and shareholder of the Company and the director’s direct interests. The lease agreements relate to properties located in Jacksonville, Florida, and reflect substantially the same terms as leases entered into with other businesses of comparable standing. Several of the leases were extended with expected maturities in 2014, as well as one new lease that commenced in April of 2013. Payments related to the properties totaled $1,563, $2,436 and $3,372 for the years ended December 31, 2013, 2012 and 2011, respectively.
29. Condensed Parent Company Financial Information
Condensed balance sheets of EverBank Financial Corp as of December 31, 2013 and 2012 are as follows:

	2013	2012
Assets
Cash and cash equivalents	$65,005	$70,957
Investment in subsidiaries:
Bank subsidiary	1,662,164	1,518,934
Nonbank subsidiaries	3,344	3,344
Total investment in subsidiaries	1,665,508	1,522,278
Other assets	2,264	396
Total Assets	$1,732,777	$1,593,631
Liabilities
Accounts payable and accrued liabilities	$4,635	$34,335
Due to subsidiaries, net	3,379	4,370
Trust preferred securities (Note 15)	103,750	103,750
Total Liabilities	111,764	142,455
Total Shareholders’ Equity (Note 16)	1,621,013	1,451,176
Total Liabilities and Shareholders’ Equity	$1,732,777	$1,593,631

Condensed statements of income of EverBank Financial Corp for the years ended December 31, 2013, 2012 and 2011 are as follows:

	2013	2012	2011
Income
Gain on extinguishment of debt	$—	$—	$4,400
Other income	303	273	312
Total income	303	273	4,712
Expense
Interest expense	6,584	6,006	6,641
Noninterest expense	3,302	3,776	661
Total expense	9,886	9,782	7,302
Income (loss) before income tax benefit	(9,583)	(9,509)	(2,590)
Income tax benefit	(3,905)	(3,596)	(796)
Income (loss) before equity in earnings of subsidiaries	(5,678)	(5,913)	(1,794)
Equity in earnings of subsidiaries	142,418	79,955	54,523
Net Income	$136,740	$74,042	$52,729
Comprehensive Income (Loss) (1)	$170,909	$95,007	$(49,964)

(1)	Refer to the consolidated statements of comprehensive income for other comprehensive income details.

Condensed statements of cash flows of EverBank Financial Corp for the years ended December 31, 2013, 2012 and 2011 are as follows:

	2013	2012	2011
Operating Activities:
Net income	$136,740	$74,042	$52,729
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Equity in earnings of subsidiaries	(142,418)	(79,955)	(54,523)
Amortization of gain on interest rate swaps	—	(255)	(51)
Dividends received from bank subsidiary	40,000	15,600	8,800
Deferred income taxes	(464)	15	13
Gain on extinguishment of debt	—	—	(4,400)
Other operating activities	298	270	(50)
Changes in operating assets and liabilities, net of
acquired assets and liabilities:
Other assets	(18)	(642)	(761)
Accounts payable and accrued liabilities	(32,317)	28,670	130
Due to subsidiaries	(991)	977	99
Net cash provided by operating activities	830	38,722	1,986
Investing Activities:
Capital contributions	—	(353,654)	(2,500)
Net cash used in investing activities	—	(353,654)	(2,500)
Financing Activities:
Purchase of trust preferred securities	—	—	(5,600)
Repurchase of common stock	—	(360)	(3,537)
Proceeds from issuance of common stock, net of issuance cost	13,041	249,325	1,672
Proceeds from issuance of preferred stock, net of issuance cost	—	144,325	—
Dividends paid	(19,823)	(11,790)	(228)
Net cash (used in) provided by financing activities	(6,782)	381,500	(7,693)
Net Increase (Decrease) in Cash and Cash Equivalents	(5,952)	66,568	(8,207)
Cash and Cash Equivalents
Beginning of year	70,957	4,389	12,596
End of year	$65,005	$70,957	$4,389
Supplemental Disclosures of Cash Flow Information:
Cash paid (received) for:
Interest	$6,584	$6,078	$6,729
Income taxes	26,765	(34,493)	1,173
30.  Segment Information
    During the second quarter of 2014, the Company, completed certain changes to its organizational structure that resulted in the re-classification of the Company's three reportable business segments from Banking and Wealth Management, Mortgage Banking and Corporate Services into Consumer Banking, Commercial Banking, and Corporate Services. The Company’s reportable business segments are strategic business segments that offer distinctive products and services marketed through different channels. These segments are managed separately because of their marketing and distribution requirements.
The Consumer Banking segment includes consumer deposit services and activities, residential lending and servicing, wealth management, and capital markets. Commercial Banking includes commercial and commercial real estate lending, lender finance, equipment finance and leasing, mortgage warehouse finance and commercial deposits.
The Corporate Services segment consists of services provided to the Consumer Banking and Commercial Banking segments including executive management, technology, legal, human resources, marketing, corporate development, treasury, accounting, finance and other services and transaction-related items. Direct expenses are allocated to the reporting segments; unallocated expenses are included in Corporate Services. Certain other expenses, including interest expense on trust preferred debt and transaction-related items, are included in the Corporate Services segment.
The accounting policies of these reportable business segments are the same as those described in Note 2. The chief operating decision maker’s review of each segment’s performance is based on segment income, which is defined as income from operations before income taxes and certain corporate allocations. Additionally, total net revenue is defined as net interest income before provision for loan and lease losses and total noninterest income.

Intersegment revenue among the Company’s business units reflects the results of a funds transfer pricing (FTP) process, which takes into account assets and liabilities with similar interest rate sensitivity and maturity characteristics and reflects the allocation of net interest income related to the Company’s overall asset and liability management activities. This provides for the creation of an economic benchmark, which allows the Company to determine the profitability of the Company’s products and cost centers, by calculating profitability spreads between product yields and internal references. However, business segments have some latitude to retain certain interest rate exposures related to client pricing decisions within guidelines.
FTP serves to transfer interest rate risk to the Treasury function through a transfer pricing methodology and cost allocation model. The basis for the allocation of net interest income is a function of the Company’s methodologies and assumptions that management believes are appropriate to accurately reflect business segment results. These factors are subject to change based on changes in current interest rates and market conditions.
The results of each are reported on a continuing basis. The following table presents financial information of reportable business segments as of and for the years ended December 31, 2013, 2012 and 2011, which has been restated to conform to the new reportable segment presentation. The eliminations column includes intersegment eliminations required for consolidation purposes.

	2013
	Consumer Banking		Commercial Banking		Corporate Services	Eliminations	Consolidated
Net interest income (expense)	$301,544		$263,682		$(6,301)	$—	$558,925
Total net revenue	769,782	(1)	314,133		(5,599)	—	1,078,316
Intersegment revenue	60,567		(60,567)		—	—	—
Depreciation and amortization	10,519		21,867		7,147	—	39,533
Income before income taxes	145,262	(1)	172,496		(99,718)	—	218,040
Total assets	11,321,747		6,331,646		236,313	(248,722)	17,640,984

	2012
	Consumer Banking		Commercial Banking		Corporate Services	Eliminations	Consolidated
Net interest income (expense)	$340,729		$178,812		$(5,747)	$—	$513,794
Total net revenue	662,369	(2)	226,772		(5,575)	—	883,566
Intersegment revenue	31,689		(31,689)		—	—	—
Depreciation and amortization	6,365		23,437		7,754	—	37,556
Income before income taxes	138,281	(2)	78,924		(101,208)	—	115,997
Total assets	12,274,855		5,972,260	(3)	166,146	(170,383)	18,242,878

	2011
	Consumer Banking		Commercial Banking		Corporate Services	Eliminations	Consolidated
Net interest income (expense)	$294,509		$164,442		$(6,641)	$—	$452,310
Total net revenue	488,118	(4)	199,213		(1,918)	—	685,413
Intersegment revenue	13,420		(13,420)		—	—	—
Depreciation and amortization	4,651		13,335		6,169	—	24,155
Income before income taxes	79,757	(4)	79,507	(5)	(77,750)	—	81,514
Total assets	11,433,091		1,783,032		99,886	(274,331)	13,041,678

(1)	Segment earnings in the Consumer Banking segment included a $94,951 recovery on the MSR valuation allowance for the year ended December 31, 2013.

(2)	Segment earnings in the Consumer Banking segment included a $63,508 charge for MSR impairment, net of recoveries, for the year ended December 31, 2012.

(3)	Total assets in Commercial Banking segment includes $36,621 of goodwill and $2,100 of gross intangibles related to the BPL acquisition, for the year ended December 31, 2012.

(4)	Segment earnings in the Consumer Banking segment included a $39,455 charge for MSR impairment for the year ended December 31, 2011.

(5)	Segment earnings in the Commercial Banking segment included an $8,680 charge for the write off of the remaining Tygris indemnification asset for the year ended December 31, 2011.
31.  Subsequent Events
On October 30, 2013, the Company entered into a series of agreements with Green Tree Servicing LLC (GTS), a subsidiary of Walter Investment Management Corp., to sell approximately $13,400,000 of UPB of FNMA, FHLMC and private investor mortgage servicing rights, subject to approval by the related agencies or investors and changes in the underlying loan population through the date of transfer. The Company also entered into an agreement with GTS to sell the Company's default servicing platform and related fixed assets, and to sub-service the Company’s Ginnie Mae servicing portfolio with a UPB of approximately $6,900,000. At December 31, 2013 and through the subsequent events date, the Company has not received FNMA approval for the transfer of servicing and thus did not derecognize the MSR. During the first quarter, the Company amended the agreements related to the transaction with GTS in order to allow the closing to be extended past the first quarter, which may be necessary.

Quarterly Financial Data (unaudited)
The summary quarterly financial information set forth below for each of the last eight quarters has been derived from our unaudited interim consolidated financial statements and other financial information. The summary historical quarterly financial information includes all adjustments consisting of normal recurring accruals that we consider necessary for a fair presentation of the financial position and the results of operations for these periods.
We consummated the acquisition of MetLife's warehouse business in April 2012 and the acquisition of BPL in October 2012. Accordingly, our operating results for certain of the historical periods presented below are not comparable and may not be predictive of future results.
The information below is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated historical and pro forma financial statements and the related notes thereto included in this Form 10-K filing.
As indicated in the notes to the tables below, certain items included in the tables are non-GAAP financial measures. For a more detailed discussion of these items, including a discussion of why we believe these items are meaningful and a reconciliation of each of these items to the most directly comparable generally accepted accounting principles, or GAAP, financial measure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Metrics.

(in millions, except share and per share data)	2013 Quarters				2012 Quarters
	Fourth	Third	Second	First	Fourth	Third	Second	First
Income Statement Data:
Interest income	$173.5	$184.0	$187.9	$190.3	$192.3	$161.3	$156.6	$145.4
Interest expense	38.5	45.1	46.6	46.5	45.3	35.1	31.6	29.8
Net interest income	135.0	138.9	141.2	143.8	147.0	126.2	125.0	115.6
Provision for loan and lease losses(1)	7.0	3.1	—	1.9	10.5	4.4	5.8	11.4
Net interest income after provision for loan and lease losses	128.0	135.8	141.2	141.9	136.5	121.8	119.2	104.3
Noninterest income(2)	95.7	143.6	146.8	133.3	125.2	97.3	74.1	73.2
Noninterest expense(3)	197.2	225.7	213.5	211.8	217.0	184.0	175.8	158.8
Income before income taxes	26.5	53.7	74.5	63.4	44.6	35.2	17.6	18.6
Provision for income taxes	8.1	20.5	28.5	24.2	15.8	13.0	6.4	6.8
Net income	$18.5	$33.2	$46.0	$39.1	$28.8	$22.2	$11.2	$11.8
Net income allocated to common shareholders	$15.9	$30.6	$43.5	$36.6	$27.4	$22.2	$9.5	$6.0
Share Data:
Weighted-average common shares outstanding:
(units in thousands)
Basic	122,595	122,509	122,281	121,583	120,773	118,038	100,779	76,129
Diluted	124,420	124,124	124,034	123,439	122,807	119,591	102,574	78,324
Earnings per common share:
Basic	$0.13	$0.25	$0.36	$0.30	$0.23	$0.19	$0.09	$0.08
Diluted	0.13	0.25	0.35	0.30	0.22	0.19	0.09	0.08
Tangible common equity per common share at period end(4)	11.57	11.42	11.00	10.65	10.30	10.29	10.00	10.40

	2013 Quarters				2012 Quarters
(in millions)	Fourth	Third	Second	First	Fourth	Third	Second	First
Balance Sheet Data (period end):
Cash and cash equivalents	$847.8	$1,087.9	$489.6	$593.4	$443.9	$1,620.0	$518.2	$384.7
Investment securities	1,351.0	1,421.0	1,615.3	1,765.6	1,921.3	2,019.5	2,174.4	2,228.3
Loans held for sale	791.4	1,059.9	2,000.4	2,416.6	2,088.0	1,403.2	3,178.6	2,531.0
Loans and leases held for investment, net	13,189.0	12,496.0	12,793.9	12,178.2	12,423.0	9,980.3	7,708.0	7,244.9
Total assets	17,641.0	17,612.1	18,362.9	18,306.5	18,242.9	16,509.4	15,040.8	13,774.8
Deposits	13,261.3	13,627.7	13,669.9	13,674.4	13,142.4	11,815.9	10,803.7	10,553.0
Total liabilities	16,020.0	16,009.2	16,813.5	16,802.0	16,791.7	15,251.4	13,859.4	12,780.1
Total shareholders’ equity	1,621.0	1,602.9	1,549.4	1,504.4	1,451.2	1,258.0	1,181.4	994.7
Capital Ratios (period end):
Tangible common equity to tangible assets(5)	8.1%	8.0%	7.3%	7.1%	6.9%	7.5%	7.8%	7.1%
Tangible equity to tangible assets(6)	8.9%	8.8%	8.2%	7.9%	7.7%	7.5%	7.8%	7.1%
Tier 1 leverage ratio (bank level)(7)	9.0%	8.8%	8.3%	8.2%	8.0%	8.0%	8.3%	7.7%
Tier 1 risk-based capital ratio (bank level)(7)	13.8%	13.9%	13.1%	13.0%	12.8%	15.2%	14.8%	14.5%
Total risk-based capital ratio (bank level)(7)	14.3%	14.5%	13.7%	13.7%	13.5%	16.1%	15.8%	15.2%
Performance Metrics:
Adjusted net income(8)	$32.2	$34.4	$37.3	$43.7	$43.5	$36.2	$36.5	$27.3
Return on average assets	0.43%	0.72%	1.00%	0.85%	0.64%	0.58%	0.31%	0.36%
Return on average equity(9)	4.35%	8.68%	12.71%	11.04%	8.57%	7.28%	4.11%	4.81%
Adjusted return on average assets(10)	0.74%	0.75%	0.81%	0.95%	0.97%	0.95%	1.01%	0.83%
Adjusted return on average equity(11)	8.12%	9.02%	10.17%	12.42%	13.17%	11.89%	13.41%	11.05%

(1)
For the three months ended December 31, 2013, provision for loan and lease losses includes a $3.2 million increase related to restructuring cost and a $0.1 million decrease in non-accretable discount related to Bank of Florida acquired credit-impaired loans (ACI). For the three months ended September 30, 2013, provision for loan and lease losses includes a $0.7 million decrease in non-accretable discount related to Bank of Florida ACI. For the three months ended June 30, 2013, provision for loan and lease losses includes a $0.9 million decrease in non-accretable discount related to Bank of Florida ACI. For the three months ended March 31, 2013, provision for loan and lease losses includes a $1.5 million increase in non-accretable discount related to Bank of Florida ACI. For the three months ended December 31, 2012, provision for loan and lease losses includes a $0.8 million increase in non-accretable discount related to Bank of Florida ACI and a $6.0 million impact of adoption of TDR guidance and policy change. For the three months ended September 30, 2012, provision for loan and lease losses includes a $0.2 million increase in non-accretable discount related to Bank of Florida ACI. For the three months ended June 30, 2012, provision for loan and lease losses includes a $0.7 million increase in non-accretable discount related to Bank of Florida ACI. For the three months ended March 31, 2012, provision for loan and lease losses includes a $3.4 million increase in non-accretable discount related to Bank of Florida ACI.

(2)
For the three months ended December 31, 2013, noninterest income includes $14.7 million in recovery on MSR valuation allowance, $10.4 million in gain on early extinguishment of FHLB advances, a $5.9 million decrease related to restructuring cost and a $3.3 million decrease related to OTTI losses on investment securities. For the three months ended September 30, 2013, noninterest income includes $35.1 million in recovery on MSR valuation allowance, and $5.0 million in gain on early extinguishment of FHLB advances. For the three months ended June 30, 2013, noninterest income includes $32.6 million in recovery on MSR valuation allowance. For the three months ended March 31, 2013, noninterest income includes $12.6 million in recovery on MSR valuation allowance. For the three months ended September 30, 2012, noninterest income includes an $18.2 million impairment charge related to MSR. For the three months ended June 30, 2012, noninterest income includes a $30.1 million impairment charge related to MSR. For the three months ended March 31, 2012, noninterest income includes a $15.1 million impairment charge related to MSR.

(3)
For the three months ended December 31, 2013, noninterest expense includes $16.9 million in restructuring cost and $7.8 million in non-recurring regulatory related expense. For the three months ended September 30, 2013, noninterest expense includes $32.6 million in non-recurring regulatory related expense and $5.2 million in restructuring cost. For the three months ended June 30, 2013, noninterest expense includes $19.4 million in non-recurring regulatory related expense. For the three months ended March 31, 2013, noninterest expense includes $18.4 million in non-recurring regulatory related expense. For the three months ended December 31, 2012, noninterest expense includes $1.5 million in transaction expense and $15.4 million in non-recurring regulatory related expense. For the three months ended September 30, 2012, noninterest expense includes $2.0 million in transaction expense and $2.1 million in non-recurring regulatory related expense. For the three months ended June 30, 2012, noninterest expense includes $3.8 million in transaction expense and $6.1 million in non-recurring regulatory related expense. For the three months ended March 31, 2012, noninterest expense includes $1.3 million in transaction expense and $4.9 million in non-recurring regulatory related expense.

(4)
Calculated as tangible common shareholders’ equity divided by shares of common stock. Tangible common shareholders’ equity equals shareholders’ equity less goodwill, other intangible assets and perpetual preferred stock. Tangible common equity per common share is calculated using a denominator that includes actual period end common shares outstanding and for periods prior to the fourth quarter of 2012, additional common shares assuming conversion of all outstanding convertible preferred stock to common stock. Tangible common equity per common share is a non-GAAP financial measure, and its most directly comparable GAAP financial measure is book value per common share.

(5)
Calculated as tangible common shareholders’ equity divided by tangible assets, after deducting goodwill, intangible assets and perpetual preferred stock from the numerator and goodwill and intangible assets from the denominator. Tangible common equity to tangible assets is a non-GAAP financial measure, and the most directly comparable GAAP financial measure for tangible common equity is shareholders’ equity and the most directly comparable GAAP financial measure for tangible assets is total assets.

(6)
Calculated as tangible shareholders’ equity divided by tangible assets, after deducting goodwill and intangible assets from the numerator and the denominator. Tangible equity to tangible assets is a non-GAAP financial measure, and the most directly comparable GAAP financial measure for tangible equity is shareholders’ equity and the most directly comparable GAAP financial measure for tangible assets is total assets.

(7)
The Tier 1 leverage ratio, the Tier 1 risk-based capital ratio and the total risk-based capital ratio are regulatory financial measures that are used to assess the capital position of financial services companies and, as such, these ratios are presented at the bank level.

The Tier 1 leverage ratio is calculated as Tier 1 capital divided by adjusted total assets. The Tier 1 risk-based capital ratio is calculated as Tier 1 capital divided by total risk-weighted assets. The total risk-based capital ratio is calculated as total risk-based capital (total regulatory capital) divided by total risk-weighted assets.
Adjusted total assets is a non-GAAP financial measure and its most directly comparable GAAP financial measure is bank level total assets. In calculating adjusted total assets, total assets are adjusted for goodwill, deferred tax assets disallowed from Tier 1 capital and other regulatory adjustments.
Total risk-weighted assets is a non-GAAP financial measure and its most directly comparable GAAP financial measure is bank level total assets. Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.
Tier 1 capital is a non-GAAP financial measure and its most directly comparable GAAP financial measure is bank level shareholders' equity. Tier 1 capital includes common equity and certain qualifying preferred stock less goodwill, disallowed deferred tax assets and other regulatory deductions.
Total risk-based capital (total regulatory capital) is a non-GAAP financial measure and its most directly comparable GAAP financial measure is bank level shareholders' equity. Total risk-based capital (total regulatory capital) includes Tier 1 capital, ALLL, subject to limitations, and other regulatory adjustments.
A reconciliation of (1) Tier 1 capital to bank level shareholders' equity which is the most comparable GAAP financial measure, and (2) total risk-based capital (total regulatory capital) to bank level shareholders' equity which is the most comparable GAAP financial measure, is as follows:

		2013 Quarters				2012 Quarters
(in thousands)		Fourth	Third	Second	First	Fourth	Third	Second	First
(bank level)
Shareholders’ equity		$1,662,164	$1,648,152	$1,598,419	$1,560,001	$1,518,934	$1,339,669	$1,263,687	$1,099,404
Less:	Goodwill and other intangibles	(51,072)	(51,436)	(51,807)	(52,089)	(54,780)	(16,586)	(16,938)	(17,290)
	Disallowed servicing asset	(20,469)	(39,658)	(36,182)	(31,585)	(32,378)	(33,366)	(36,650)	(40,783)
	Disallowed deferred tax asset	(63,749)	(64,462)	(65,406)	(66,351)	(67,296)	(69,412)	(70,357)	(71,302)
Add:	Accumulated losses (gains) on securities and cash flow hedges	50,608	54,392	78,181	77,073	83,477	103,238	110,101	86,981
Tier 1 capital		1,577,482	1,546,988	1,523,205	1,487,049	1,447,957	1,323,543	1,249,843	1,057,010
Less:	Low-level recourse and residual interests	—	—	—	—	—	—	—	(20,424)
Add:	Allowance for loan and lease losses	63,690	66,991	73,469	77,067	82,102	76,469	77,393	78,254
Total regulatory capital		$1,641,172	$1,613,979	$1,596,674	$1,564,116	$1,530,059	$1,400,012	$1,327,236	$1,114,840
Adjusted total assets		$17,554,236	$17,510,528	$18,287,359	$18,234,886	$18,141,856	$16,488,067	$15,022,729	$13,731,482
Risk-weighted assets		11,467,411	11,120,048	11,656,698	11,406,725	11,339,415	8,701,164	8,424,290	7,311,556

(8)
Adjusted net income includes adjustments to our net income for certain significant items that we believe are not reflective of our ongoing business or operating performance. A reconciliation of adjusted net income to net income, which is the most directly comparable GAAP measure, is as follows:

	2013 Quarters				2012 Quarters
(in thousands)	Fourth	Third	Second	First	Fourth	Third	Second	First
Net income	$18,451	$33,150	$45,993	$39,146	$28,846	$22,178	$11,172	$11,846
Transaction expense, net of tax	—	—	—	—	903	1,268	2,363	821
Non-recurring regulatory related expense, net of tax	4,807	20,203	12,042	11,425	9,564	1,326	3,780	3,063
Increase (decrease) in Bank of Florida non-accretable discount, net of tax	(68)	(439)	(538)	950	486	111	463	2,135
Adoption of TDR guidance and policy change, net of tax	—	—	—	—	3,709	—	—	—
MSR impairment (recovery), net of tax	(9,109)	(21,783)	(20,194)	(7,784)	—	11,302	18,684	9,389
Restructuring expense, net of tax	16,090	3,242	—	—	—	—	—	—
OTTI losses on investment securities (Volcker Rule), net of tax	2,045	—	—	—	—	—	—	—
Adjusted net income	$32,216	$34,373	$37,303	$43,737	$43,508	$36,185	$36,462	$27,254
Adjusted net income allocated to preferred stock	2,531	2,532	2,531	2,531	1,491	—	2,206	5,172
Adjusted net income allocated to common shareholders	$29,685	$31,841	$34,772	$41,206	$42,017	$36,185	$34,256	$22,082
Adjusted net earnings per common share, basic	$0.24	$0.26	$0.28	$0.34	$0.35	$0.31	$0.34	$0.29
Adjusted net earnings per common share, diluted	$0.24	$0.26	$0.28	$0.33	$0.34	$0.30	$0.33	$0.28
Weighted average common shares outstanding:
(units in thousands)
Basic	122,595	122,509	122,281	121,583	120,773	118,038	100,779	79,129
Diluted	124,420	124,124	124,034	123,439	122,807	119,591	102,574	78,324

(9)
Due to the issuance of non-participating perpetual preferred stock during the fourth quarter of 2012, we amended our calculation for return on average equity. Beginning with the fourth quarter of 2012, return on average equity is calculated as net income less dividends declared on the Series A 6.75% Non-Cumulative Perpetual Preferred Stock divided by average common shareholders' equity (average shareholders' equity less average Series A 6.75% Non-Cumulative Perpetual Preferred Stock). Prior to the fourth quarter of 2012, return on average equity was calculated as net income divided by average shareholders' equity.

(10)
Adjusted return on average assets equals adjusted net income divided by average total assets. Adjusted net income is a non-GAAP measure of our financial performance and its most directly comparable GAAP measure is net income. For a reconciliation of net income to adjusted net income, see Note 8 above.

(11)
Due to the issuance of non-participating perpetual preferred stock during the fourth quarter of 2012, we amended our calculation for adjusted return on average equity. Beginning with the fourth quarter of 2012, adjusted return on average equity is calculated as adjusted net income less dividends declared on the Series A 6.75% Non-Cumulative Perpetual Preferred Stock divided by average common shareholders' equity. Prior to the fourth quarter of 2012, adjusted return on average equity was calculated as adjusted net income divided by average shareholders' equity. Adjusted net income is a non-GAAP measure of our financial performance and its most directly comparable GAAP measure is net income. For a reconciliation of net income to adjusted net income, see Note 8 above.